                        CONTRIBUTION AND LEASEBACK AGREEMENT

                           dated as of September 18, 1997

                                   by and between

                     EAGLE WATCH GOLF CLUB LIMITED PARTNERSHIP,
                          an Illinois limited partnership,
                                   as Transferor,

                                        and

            GOLF TRUST OF AMERICA, L.P., a Delaware Limited Partnership,
                                   as Transferee


                               Eagle Watch Golf Club
                                 Woodstock, Georgia

                                  TABLE OF CONTENTS

                                                                            PAGE

ARTICLE I   DEFINITIONS; RULES OF CONSTRUCTION . . . . . . . . . . . . . . .   2
     1.1    Definitions. . . . . . . . . . . . . . . . . . . . . . . . . . .   2
     1.2    Rules of Construction. . . . . . . . . . . . . . . . . . . . . .   7


ARTICLE II  PURCHASE AND CONTRIBUTION; PAYMENT OF PURCHASE PRICE . . . . . .   8
     2.1    Purchase and Contribution. . . . . . . . . . . . . . . . . . . .   8
     2.2    Due Diligence Period . . . . . . . . . . . . . . . . . . . . . .   8
     2.3    Payment of Base Purchase Price . . . . . . . . . . . . . . . . .  10


ARTICLE III TRANSFEROR'S REPRESENTATIONS, WARRANTIES AND COVENANTS . . . . .  11
     3.1    Organization and Power . . . . . . . . . . . . . . . . . . . . .  11
     3.2    Authorization and Execution. . . . . . . . . . . . . . . . . . .  11
     3.3    Noncontravention . . . . . . . . . . . . . . . . . . . . . . . .  11
     3.4    No Special Taxes . . . . . . . . . . . . . . . . . . . . . . . .  12
     3.5    Compliance with Existing Laws. . . . . . . . . . . . . . . . . .  12
     3.6    Real Property. . . . . . . . . . . . . . . . . . . . . . . . . .  12
     3.7    Personal Property. . . . . . . . . . . . . . . . . . . . . . . .  13
     3.8    Operating Agreements . . . . . . . . . . . . . . . . . . . . . .  13
     3.9    Warranties and Guaranties. . . . . . . . . . . . . . . . . . . .  13
     3.10   Insurance. . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
     3.11   Condemnation Proceedings; Roadways . . . . . . . . . . . . . . .  13
     3.12   Litigation . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
     3.13   Labor Disputes and Agreements. . . . . . . . . . . . . . . . . .  14
     3.14   Financial Information. . . . . . . . . . . . . . . . . . . . . .  14
     3.15   Organizational Documents . . . . . . . . . . . . . . . . . . . .  14
     3.16   Operation of Property. . . . . . . . . . . . . . . . . . . . . .  14
     3.17   Bankruptcy . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
     3.18   Land Use . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
     3.19   Public Offering; Preparation of S-11 . . . . . . . . . . . . . .  15
     3.20   Hazardous Substances . . . . . . . . . . . . . . . . . . . . . .  16
     3.21   Utilities. . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
     3.22   Curb Cuts. . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
     3.23   Leased Property. . . . . . . . . . . . . . . . . . . . . . . . .  16
     3.24   Sufficiency of Certain Items . . . . . . . . . . . . . . . . . .  16
     3.25   Accredited Investor. . . . . . . . . . . . . . . . . . . . . . .  17

ARTICLE IV  TRANSFEREE'S REPRESENTATIONS, WARRANTIES AND COVENANTS . . . . .  17
     4.1    Organization and Power . . . . . . . . . . . . . . . . . . . . .  17
     4.2    Noncontravention . . . . . . . . . . . . . . . . . . . . . . . .  17
     4.3    Litigation . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
     4.4    Bankruptcy . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
     4.5    Authorization and Execution. . . . . . . . . . . . . . . . . . .  18
     4.6    Trade Name . . . . . . . . . . . . . . . . . . . . . . . . . . .  18

ARTICLE V   CONDITIONS AND ADDITIONAL COVENANTS. . . . . . . . . . . . . . .  18
     5.1    As to Transferee's Obligations . . . . . . . . . . . . . . . . .  18
     5.2    As to Transferor's Obligations . . . . . . . . . . . . . . . . .  20


ARTICLE VI  CLOSING. . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
     6.1    Closing. . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
     6.2    Transferor's Deliveries. . . . . . . . . . . . . . . . . . . . .  21
     6.3    Transferee's Deliveries. . . . . . . . . . . . . . . . . . . . .  23
     6.4    Mutual Deliveries. . . . . . . . . . . . . . . . . . . . . . . .  23
     6.5    Closing Costs. . . . . . . . . . . . . . . . . . . . . . . . . .  23
     6.6    Income and Expense Allocations . . . . . . . . . . . . . . . . .  24
     6.7    Sales Taxes. . . . . . . . . . . . . . . . . . . . . . . . . . .  24
     6.8    Post-Closing Adjustments . . . . . . . . . . . . . . . . . . . .  25


ARTICLE VII GENERAL PROVISIONS . . . . . . . . . . . . . . . . . . . . . . .  25
     7.1    Condemnation . . . . . . . . . . . . . . . . . . . . . . . . . .  25
     7.2    Risk of Loss . . . . . . . . . . . . . . . . . . . . . . . . . .  25
     7.3    Real Estate Broker . . . . . . . . . . . . . . . . . . . . . . .  25
     7.4    Confidentiality. . . . . . . . . . . . . . . . . . . . . . . . .  26
     7.5    Liquor Licenses. . . . . . . . . . . . . . . . . . . . . . . . .  26


ARTICLE VIII LIABILITY OF TRANSFEREE; INDEMNIFICATION BY TRANSFEROR;
             TERMINATION RIGHTS. . . . . . . . . . . . . . . . . . . . . . .  27
     8.1    Liability of Transferee. . . . . . . . . . . . . . . . . . . . .  27
     8.2    Indemnification by Transferor. . . . . . . . . . . . . . . . . .  27
     8.3    Termination by Transferee. . . . . . . . . . . . . . . . . . . .  27
     8.4    Termination by Transferor. . . . . . . . . . . . . . . . . . . .  28
     8.5    Costs and Attorneys' Fees. . . . . . . . . . . . . . . . . . . .  28


ARTICLE IX  MISCELLANEOUS PROVISIONS . . . . . . . . . . . . . . . . . . . .  28
     9.1    Completeness; Modification . . . . . . . . . . . . . . . . . . .  28
     9.2    Assignments. . . . . . . . . . . . . . . . . . . . . . . . . . .  28
     9.3    Successors and Assigns . . . . . . . . . . . . . . . . . . . . .  28

     9.4    Days . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
     9.5    Governing Law. . . . . . . . . . . . . . . . . . . . . . . . . .  29
     9.6    Counterparts . . . . . . . . . . . . . . . . . . . . . . . . . .  29
     9.7    Severability . . . . . . . . . . . . . . . . . . . . . . . . . .  29
     9.8    Costs. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
     9.9    Notices. . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
     9.10   Incorporation by Reference . . . . . . . . . . . . . . . . . . .  29
     9.11   Survival . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
     9.12   Further Assurances . . . . . . . . . . . . . . . . . . . . . . .  30
     9.13   No Partnership . . . . . . . . . . . . . . . . . . . . . . . . .  30
     9.14   Confidentiality. . . . . . . . . . . . . . . . . . . . . . . . .  30

EXHIBITS

Exhibit A-Legal Description of the Land
Exhibit B-Description of Improvements
Exhibit C-Tangible Personal Property
Exhibit D-Intangible Personal Property
Exhibit E-Golf Course Lease
Exhibit F-Bill of Sale - Personal Property
Exhibit G-Deed
Exhibit H-FIRPTA Affidavit of Transferor
Exhibit I-Contracts and Operating Agreements
Exhibit J-Partnership Agreement
Exhibit K-Calculation of Purchase Price
Exhibit L-Due Diligence List
Exhibit M-Schedule of Mortgages
Exhibit N-Accredited Investor Questionnaire
Exhibit O-Transferor's Certificate
Exhibit P-Warranty Disclosure Schedule

                         CONTRIBUTION AND LEASEBACK AGREEMENT
                                    SUMMARY SHEET



Transferee:      GOLF TRUST OF AMERICA, L.P., a Delaware limited partnership


Transferor:      EAGLE WATCH GOLF CLUB LIMITED PARTNERSHIP,
                 an Illinois limited partnership


Date of
Agreement:       September 18, 1997



Golf Course:     Eagle Watch Golf Club

(address):       Woodstock, Georgia


Trade Name:      Eagle Watch Golf Club


Notice Address
of Transferor:   E. Neal Trogdon
                 The Crescent Company
                 1580 South Milwaukee Avenue, Suite 208
                 Libertyville, Illinois  60048


with a copy to:  David Grossberg, Esquire
                 Sachoff and Weaver
                 30 South Wacker Drive
                 Chicago, Illinois 60606-7484


Notice Address
of Transferee:   W. Bradley Blair, II
                 Golf Trust of America, Inc.
                 14 N. Adger's Wharf
                 Charleston, South Carolina 29401
with a copy to:  Peter T. Healy, Esq.
                 O'Melveny & Myers LLP
                 275 Battery Street, Suite 2600
                 San Francisco, California 94111-3305

                         CONTRIBUTION AND LEASEBACK AGREEMENT


            THIS CONTRIBUTION AND LEASEBACK AGREEMENT (this "Agreement") is entered into by and between Transferee and Transferor.

                                      RECITALS:

          A. Transferor is the owner of that certain Golf Course and related improvements located on the real property more particularly described in EXHIBIT A attached hereto (the "Land").

          B. Subject to the terms of this Agreement, Transferor hereby agrees to contribute, assign and convey to Transferee, and Transferee hereby agrees to acquire from Transferor, all of Transferor's right, title and interest in and to the following:

          1. The Land, together with the golf course, driving range, putting greens, clubhouse facilities, snack bar, restaurant, pro shop, buildings, structures, parking lots, improvements, fixtures and other items of real estate located on the Land (the "Improvements"), as more particularly described in EXHIBIT B attached hereto.

          2. All rights, privileges, easements and appurtenances to the Land and the Improvements, if any, including, without limitation, all of Transferor's right, title and interest, if any, in and to all mineral and water rights and all easements, rights-of-way and other appurtenances used or connected with the beneficial use or enjoyment of the Land and the Improvements, including, without limitation, concession agreements for spas and the like (the Land, the Improvements and all such easements and appurtenances are sometimes collectively hereinafter referred to as the "Real Property").

          3. All items of tangible personal property and fixtures (if any) owned or leased by Transferor and located on or used in connection with the Real Property, including, but not limited to, machinery, equipment, furniture, furnishings, movable walls or partitions, phone systems and other control systems, restaurant equipment, computers or trade fixtures, golf course operation and maintenance equipment, including mowers, tractors, aerators, sprinklers, sprinkler and irrigation facilities and equipment, valves or rotors, driving range equipment, athletic training equipment, office equipment or machines, other decorations, and equipment or machinery of every kind or nature located on or used in connection with the operation of the Real Property whether on or off-site, including all warranties and guaranties associated therewith (the "Tangible Personal Property"), excluding all golf carts, whether owned or leased, which shall be retained by Transferor. A schedule of the Tangible Personal Property is attached to this Agreement as EXHIBIT C, indicating whether such Tangible Personal Property is owned or leased. The schedule of Tangible Personal Property shall also indicate those items of personal property, such as art and antiques, which is excluded from the personal property being conveyed hereby.

          4. All intangible personal property owned or possessed by Transferor and used in connection with the ownership, operation, leasing or maintenance of the Real Property or the Tangible Personal Property, all goodwill attributed to the Property, and any and all trademarks and copyrights, guarantees, Authorizations (as hereinafter defined), general intangibles, business records, plans and specifications, surveys and title insurance policies pertaining to the Property, all licenses, permits and approvals with respect to the construction, ownership, operation or maintenance of the Property, any unpaid award for taking by condemnation or any damage to the Real Property by reason of a change of grade or location of or access to any street or highway, excluding (a) any of the aforesaid rights that Transferee elects not to acquire and (b) the Current Assets, as hereinafter defined (collectively, the "Intangible Personal Property"). A schedule of the Intangible Personal Property is attached to this Agreement as EXHIBIT D. The Intangible Personal Property shall not include the right to use the Trade Name, which shall be retained by Transferor and transferred to the lessee of the Golf Course (and further provided in no event shall Transferee have the right to use such trade name in connection with any other property owned by Transferee or any affiliate of Transferee). (The Real Property, Tangible Personal Property and Intangible Personal Property are sometimes collectively referred to as the "Property".)

          C. Upon the acquisition by the Transferee of the Property, the Transferee will lease the Property to an affiliate of Transferor pursuant to a lease (the "Golf Course Lease"), substantially in the form attached hereto as EXHIBIT E.

          NOW, THEREFORE, in consideration of the mutual covenants, promises and undertakings of the parties hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by the parties, it is agreed:

                                      ARTICLE I
                          DEFINITIONS; RULES OF CONSTRUCTION

     1.1 DEFINITIONS. Capitalized terms not otherwise defined herein shall have the meanings set forth on the Summary Sheet. The following terms shall have the indicated meanings:


            "ACT OF BANKRUPTCY" shall mean if a party hereto or any general partner thereof shall (a) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or of all or a substantial part of its Property, (b) admit in writing its inability to pay its debts as they become due, (c) make a general assignment for the benefit of its creditors, (d) file a voluntary petition or commence a voluntary case or proceeding under the Federal Bankruptcy Code (as now or hereafter in effect) or any new bankruptcy statute, (e) be adjudicated bankrupt or insolvent, (f) file a petition seeking to take advantage of any other law relating to bankruptcy, insolvency, reorganization, winding-up or composition or adjustment of debts,
(g) fail to controvert in a timely and appropriate manner, or acquiesce in writing to, any petition filed against it in an involuntary case or proceeding under the Federal Bankruptcy Code (as now or hereafter in effect) or any new bankruptcy statute, or (h) take any corporate or partnership action for the purpose of effecting any of the foregoing; or if a proceeding or case shall be commenced, without the application or consent of a party hereto or any general partner thereof, in any court of competent jurisdiction seeking (1) the liquidation, reorganization, dissolution or winding-up, or the composition or readjustment of debts, of such party or general partner,
(2) the appointment of a receiver, custodian, trustee or liquidator or such party or general partner or all or any substantial part of its assets, or (3) other similar relief under any law relating to bankruptcy, insolvency, reorganization, winding-up or composition or adjustment of debts, and such proceeding or case shall continue undismissed; or an order (including an order for relief entered in an involuntary case under the Federal Bankruptcy Code, as now or hereafter in effect) judgment or decree approving or ordering any of the foregoing shall be entered and continue unstayed and in effect, for a period of sixty (60) consecutive days.

            "AUTHORIZATIONS" shall mean all licenses, permits and approvals required by any governmental or quasi-governmental agency, body or officer for the ownership, operation and use of the Property or any part thereof as a golf course with the existing uses and operations, including clubhouse, bar and related facilities, as applicable.

            "BASE PURCHASE PRICE" shall mean Six Million Four Hundred Thousand Dollars ($6,400,000).

            "BILL OF SALE - PERSONAL PROPERTY" shall mean a bill of sale conveying title to the Tangible Personal Property and Intangible Personal Property from Transferor to Transferee, substantially in the form of EXHIBIT F attached hereto.

            "CLOSING" shall mean the time the Deed and each of the deliveries to be made by Transferor (as provided in Section 6.2) and Transferee (as provided in Section 6.3) are made and each of the Closing conditions of Transferee and Transferor in Sections 5.1 and 5.2, respectively, have been satisfied or waived.

            "CLOSING DATE" shall mean the date on which the Closing occurs.

            "CLOSING STATEMENTS" shall have the meaning set forth in Section 6.4(a).

            "CONTINGENT PURCHASE PRICE" shall mean the amount as calculated by the procedure set forth in Exhibit K attached hereto.

            "CURRENT ASSETS" shall mean cash, accounts receivable, Inventory and Restaurant Supplies (each as hereinafter defined) held by Transferor prior to the Closing Date.

            "DEED" shall mean a grant deed or special warranty deed, substantially in the form of EXHIBIT G attached hereto (or lease assignment, if the Property is owned by Transferor pursuant to a ground lease), in form and substance satisfactory to Transferee, conveying the title of Transferor to the Real Property, with such grant or warranty covenants of title from Transferor to Transferee as are customary in the state in which the Property is located, subject only to Permitted Title Exceptions. If there is any difference between the description of the Land, as shown on EXHIBIT A attached hereto and the description of the Land as shown on the Survey, the description of the Land to be contained in the Deed and the description of the Land set forth in the Owner's Title Policy, as defined herein, shall conform to the description shown on the Survey.

            "DISCLOSURE SCHEDULE" shall have the meaning set forth in Section 2.2(e).

            "DUE DILIGENCE PERIOD" shall mean the period commencing at 9:00 a.m., Eastern time, on the date hereof, and continuing through 5:00 p.m., Eastern time, on the date that is thirty (30) days from the date hereof.

            "EMPLOYMENT AGREEMENTS" shall mean all employment agreements, written or oral, between Transferor or its managing agent and the persons employed with respect to the Property in effect as of the date hereof.

            "ENVIRONMENTAL CLAIM" shall mean any administrative, regulatory or judicial action, suit, demand, letter, claim, lien, notice of non-compliance or violation, investigation or proceeding relating in any way to any Environmental Laws or any permit issued under any Environmental Law including, without limitation, (i) by governmental or regulatory authorities for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any applicable Environmental Laws, and (ii) by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from Hazardous Substances or arising from alleged injury or threat of injury to health, safety or the environment.

            "ENVIRONMENTAL LAWS" shall mean the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. Section 9601, et seq.; the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901, et seq.; the Toxic Substances Control Act, 15 U.S.C. Section 2601 et seq.; the Hazardous Materials Transportation Act, as amended, 49 U.S.C. Section 1801, et seq.; the Superfund Amendments and reauthorization Act of 1986, Pub. L. 99-499 and 99-563; the Occupational Safety and Health Act of 1970, as amended, 29 U.S.C. Section 651, et seq.; the Clean Air Act, as amended, 42 U.S.C. Section 7401, et seq.; the Safe Drinking Water Act, as amended, 42
U.S.C. Section 201, et seq.; the Federal Water Pollution Control Act, as amended, 33 U.S.C. Section 1251, et seq.; and all federal, state and local environmental health and safety statutes, ordinance, codes, rules, regulations, orders and decrees regulating, relating to or imposing liability or standards concerning or in connection with Hazardous Substances.

            "ESCROW AGENT" shall mean the Title Company.

            "FIRPTA CERTIFICATE" shall mean the affidavit of Transferor under
Section 1445 of the Internal Revenue Code certifying that Transferor is not a foreign corporation, foreign partnership, foreign trust, foreign estate or foreign person (as those terms are defined in the Internal Revenue Code and the Income Tax Regulations), substantially in the form of EXHIBIT H attached hereto.

            "GOLF CLUB" shall mean any organization, club or group whereby memberships are offered by Transferor for purchase in connection with golfing privileges at the Property.

            "GOLF COURSE LEASE" shall have the meaning set forth in Recital C.

            "GOVERNMENTAL BODY" shall mean any federal state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign.

            "HAZARDOUS SUBSTANCES" shall mean any substance, material, waste, gas or particulate matter which is regulated by any local, state of federal governmental authority, including but not limited to any material or substance which is (i) defined as a "hazardous waste", "hazardous material", or "restricted hazardous waste" or words of similar import under any provision of any Environmental Law; (ii) petroleum or petroleum products; (iii) asbestos;
(iv) polychlorinated biphenyl; (v) radioactive material; (vi) radon gas; (vii) designated as a "hazardous substance" pursuant to Section 311 of the Clean Water Act, 33 U.S.C. Section 1251, et seq. (42 U.S.C. Section 1317); (viii) defined as a "hazardous waste" pursuant to Section 1004 of the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901, et seq. (42 U.S.C. Section 6903); or (ix) defined as a "hazardous substance" pursuant to Section 101 of the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. Section 9601, et seq. (42 U.S.C. Section 9601).

            "IMPROVEMENTS" shall have the meaning set forth in Recital B(1).

            "INTANGIBLE PERSONAL PROPERTY" shall have the meaning set forth in Recital B(4).

            "INVENTORY" shall mean the merchandise located in any pro shop or similar facility and held for sale in the ordinary course of Transferor's business.

            "LAND" shall have the meaning set forth in Recital A.

            "MORTGAGE INDEBTEDNESS" shall have the meaning set forth in Section 2.2(d).

            "OPERATING AGREEMENTS" shall mean any management agreements, maintenance or repair contracts, service contracts, supply contracts and other agreements, if any, in effect with respect to the construction, ownership, operation, occupancy or maintenance of the Property in force and effect as of the date hereof, as more particularly set forth on EXHIBIT I attached hereto.

            "OWNER'S SHARES" shall mean limited partnership interests in the Partnership.

            "OWNER'S TITLE POLICY" shall mean a 1970 Form B American Land Title Association extended coverage owner's policy of title insurance issued to Transferee by the Title Company, pursuant to which the Title Company insures Transferee's ownership of fee simple title (or ground lease interest, as applicable) to the Real Property (including the marketability thereof) subject only to Permitted Title Exceptions and shall include those title endorsements required by Transferee. The Owner's Title Policy shall insure Transferee in the amount designated by Transferee and shall be acceptable in form and substance to Transferee.

            "PARTNERSHIP AGREEMENT" shall mean that certain amended and restated limited partnership agreement relating to Transferee, which shall be substantially in the form attached hereto as EXHIBIT J.

            "PERMITTED TITLE EXCEPTIONS" shall mean those exceptions to title to the Real Property that are satisfactory to Transferee as determined under this Agreement, and as evidenced by a pro forma title report.

            "PRELIMINARY TITLE REPORT" shall have the meaning set forth in
Section 2.2(d).

            "PROPERTY" shall have the meaning set forth in Recital B(4).

            "PURCHASE PRICE" shall mean the sum of the Base Purchase Price and the Contingent Purchase Price.

            "REAL PROPERTY" shall have the meaning set forth in Recital B(2).

            "RESTAURANT SUPPLIES" shall mean the consumable goods, supplies (including beverages) and all silverware, glassware, napkins, tablecloths, paper goods and related goods necessary to efficiently operate the restaurant, bar, lounge or snack shop located upon or within the Improvements.

            "SEC" shall mean the United States Securities and Exchange
Commission.

            "SECURITIES" shall have the meaning set forth in Section 7.4.

            "STATE" shall mean the state or commonwealth in which the Property is located.

            "SUMMARY SHEET" shall mean the summary page attached to this Agreement and incorporated herein by reference.

            "SURVEY" shall mean the survey prepared pursuant to Section
2.2(c).

            "TANGIBLE PERSONAL PROPERTY" shall have the meaning set forth in Recital B(3).

            "TITLE COMPANY" shall mean a title insurance company selected by Transferee and authorized to conduct a title insurance business in the State.

            "TITLE OBJECTIONS" shall have the meaning set forth in Section
2.2(d).

            "TRANSFEROR'S ORGANIZATIONAL DOCUMENTS" shall mean the current organizational documents of Transferor.

            "UTILITIES" shall mean public sanitary and storm sewers, natural gas, telephone, public water facilities, electrical facilities and all other utility facilities and services necessary for the operation and occupancy of the Property.

            "WARN ACT" shall mean the Worker Adjustment Retraining and Notification Act, as amended.

     1.2 RULES OF CONSTRUCTION. The following rules shall apply to the construction and interpretation of this Agreement:

            (a) Singular words shall connote the plural number as well as the singular and vice versa, and the masculine shall include the feminine and the neuter.

            (b) All references herein to particular articles, sections, subsections, clauses or exhibits are references to articles, sections, subsections, clauses or exhibits of this Agreement.

            (c) The table of contents and headings contained herein are solely for convenience of reference and shall not constitute a part of this Agreement nor shall they affect its meaning, construction or effect.

            (d) Each party hereto and its counsel have reviewed and revised (or requested revisions of) this Agreement and have participated in the preparation of this Agreement, and therefore any usual rules of construction requiring that ambiguities are to be resolved against a particular party shall not be applicable in the construction and interpretation of this Agreement or any exhibits hereto.

                                  ARTICLE II
             PURCHASE AND CONTRIBUTION; PAYMENT OF PURCHASE PRICE

     2.1 PURCHASE AND CONTRIBUTION. Transferor agrees to contribute and Transferee agrees to acquire the Property for the Purchase Price.

     2.2    DUE DILIGENCE PERIOD.

            (a) Transferee shall have the right, during the Due Diligence Period, and thereafter if Transferee notifies Transferor that Transferee has elected to proceed to Closing in the manner described below, to enter upon the Real Property and to perform, at Transferor's expense, such surveying, engineering, and environmental studies and investigations as Transferee may deem appropriate. If such tests, studies and investigations warrant, in Transferee's sole, absolute and unreviewable discretion, the purchase of the Property for the purposes contemplated by Transferee, then Transferee may elect to proceed to Closing and shall so notify Transferor and the Escrow Agent, in writing, prior to the expiration of the Due Diligence Period. If for any reason Transferee does not so notify Transferor and Escrow Agent of its determination to proceed to Closing prior to the expiration of the Due Diligence Period, or if Transferee notifies Transferor and Escrow Agent, in writing, prior to the expiration of the Due Diligence Period that it has determined not to proceed to Closing, this Agreement automatically shall terminate and Transferee and Escrow Agent shall be released from any further liability or obligation under this Agreement and, if requested by Transferor, Transferee will deliver such reports and materials to Transferor.

            (b) During the Due Diligence Period, Transferor shall make available to Transferee, its agents, auditors, engineers, attorneys and other designees, for inspection and/or copying, copies of all existing architectural and engineering studies, surveys, title insurance policies, zoning and site plan materials, correspondence, environmental audits and reviews, books, records, tax returns, bank statements, financial statements, fee schedules and any and all other material or information relating to the Property which are in, or come into, Transferor's possession or control, or which Transferor may attain. Such information is more particularly described in EXHIBIT L attached hereto, as the same may be amended or supplemented by Transferor from time to time.

            (c) Within thirty (30) days from the date hereof, if requested by Transferee, Transferor shall deliver to Transferee an ALTA/ACSM survey or a boundary survey, as reasonably required by Transferee, of the Land and the Improvements, prepared by a surveyor licensed to practice as such in the State, bearing a date not earlier than sixty (60) days from the date of its delivery and certified to both Transferee, Transferor and the Title Company (and any lender or other party designated by Transferee), showing the legal description of the Land, all dimensions thereof, and showing the location of Improvements on the Land and the setbacks thereof from the property line, as well as the setbacks required by applicable zoning laws or regulations (the "Survey"). The Survey shall locate all easements which serve and affect the Land. The Survey shall reflect that no buildings or improvements located on any other property encroach upon the Land and that the Improvements located upon the Land do not encroach upon any other property. The surveyor preparing the Survey shall certify that (i) the Survey is an accurate Survey of the Land and the Improvements, (ii) that the Survey was made under the surveyor's supervision, (iii) that the Survey meets (a) the requirements of the Title Company for the issuance of the Owner's Title Policy free of any general survey exception, and (b) the minimum technical standards for land boundary surveys with improvements, set forth by applicable statutes or applicable professional organizations, and (iv) all buildings and other structures and their relation to the property lines are shown and that there are no encroachments, overlaps, boundary line disputes, easements, or claims of easements visible on the ground, other than those shown on the Survey. If Transferee has any objection to Survey matters, the same shall be treated for all purposes as Title Objections within the provisions of this Agreement.

            (d) Transferor agrees to provide to Transferee, within five (5) business days following the date of this Agreement, a copy of any existing title insurance policies which Transferor may have in its possession or control covering the Real Property, together with legible copies of all exception documents referred to therein. During the Due Diligence Period, Transferee, at its expense, shall cause an examination of title to the Property to be made and a preliminary title report to be issued (the "Preliminary Title Report"), and, prior to the expiration of the Due Diligence Period, shall notify Transferor of any defects in title shown by such examination that Transferee is unwilling to accept by delivering a pro forma copy of the Preliminary Title Report that reflects such unacceptable defects in title, which shall be designated as the Title Objections.
     Within ten (10) days after such notification, Transferor shall notify Transferee whether Transferor is willing to cure such defects. If Transferor is willing to cure such defects, Transferor shall act promptly and diligently to cure such defects at its expense. If any of such defects consist of mortgages, deeds of trust, construction or mechanics' liens, tax liens or other liens or charges in a fixed sum or capable of computation as a fixed sum, then, to that extent, and notwithstanding the foregoing, Transferor shall be obligated to pay and discharge such defects at Closing, except for the mortgages scheduled and set forth in EXHIBIT M attached hereto (the "Mortgage Indebtedness") which Transferee shall take subject to as provided in Section 2.3(a). For such purposes, Transferor may use all or a portion of the cash to close. If Transferor is unable to cure such defects by Closing, after having attempted to do so diligently and in good faith, Transferee shall elect (1) to waive such defects and proceed to Closing without any abatement in the Purchase Price, or (2) to terminate this Agreement. Transferor shall not, after the date of this Agreement, subject the Property to any liens, encumbrances, leases, covenants, conditions, restrictions, easements or other title matters or seek any zoning changes or take any other action which may affect or modify the status of title without Transferee's prior written consent. All title matters revealed by

     Transferee's title examination and not objected to by Transferee as provided above shall be deemed Permitted Title Exceptions. If Transferee shall fail to examine title and notify Transferor of any such Title Objections by the end of the Due Diligence Period, all such title exceptions (other than those rendering title unmarketable and those that are to be paid at Closing as provided above) shall be deemed Permitted Title Exceptions. Notwithstanding the foregoing, Transferee shall not be required to take title to the Property subject to any matters which may arise subsequent to the effective date of its examination of title to the Property made during the Due Diligence Period.

            (e) Transferor shall deliver to Transferee within fourteen (14) days after the date of the execution of this Agreement by Transferor and Transferee a disclosure schedule that accurately and completely identifies and describes (a) all Employment Agreements (including name of employee, social security number, wage or salary, accrued vacation benefits, other fringe benefits, etc.), and (b) an updated Golf Club membership list, setting forth the names of the members of the Golf Club, the length of their membership, the payment obligations of the members and a summary of the terms of the memberships (the "Disclosure Schedule").

            (f) Transferor shall deliver to Transferee within thirty (30) days after the date of execution of this Agreement by Transferor and Transferee current searches of all Uniform Commercial Code financing statements filed with the Secretary of State of the State respecting Transferor, together with searches for pending litigation, tax liens and bankruptcy filings in all appropriate jurisdictions.

     2.3 PAYMENT OF BASE PURCHASE PRICE. The Base Purchase Price shall be paid to Transferor in the following manner:

            (a) Transferee shall (i) take subject to the Mortgage Indebtedness in an aggregate amount not in excess of the Base Purchase Price and (ii) receive a credit against the Base Purchase Price in an amount equal to a sum necessary to pay off in full the Mortgage Indebtedness, including any prepayment premium, and to obtain a release of such deeds of trust or mortgages evidencing the Mortgage Indebtedness as of the Closing Date, as evidenced by a payoff letter from the beneficiary of each such deed of trust or mortgage in form and substance satisfactory to Transferee and the Title Company.

            (b) Transferee shall pay in cash an amount necessary to pay for certain tax liabilities of Transferor and the cost incurred by Transferor in connection with the preparation of certain audited financial statements, due diligence costs and closing costs and to permit the liquidation of certain third party interests in Transferor, as set forth in a schedule to be prepared by Transferor and delivered to Transferee prior to the expiration of the Due Diligence Period, which schedule shall be subject to Transferee's review and approval, which approval shall not be unreasonably withheld.

            (c) Transferee shall pay the balance of the Base Purchase Price to Transferor in Owner's Shares. The number of Owner's Shares required for such payment shall be the quotient obtained by dividing the balance of the Base Purchase Price by the lesser of (i) $27.00 or (ii) the closing price of the common stock of Golf Trust of America, Inc. on the business day immediately preceding the Closing Date.

                                  ARTICLE III
             TRANSFEROR'S REPRESENTATIONS, WARRANTIES AND COVENANTS

            To induce Transferee to enter into this Agreement and to purchase the Property, and to pay the Purchase Price therefor, Transferor hereby makes the following representations, warranties and covenants with respect to the Property, subject to the Warranty Disclosure Schedule attached hereto as EXHIBIT P, upon each of which Transferor acknowledges and agrees that Transferee is entitled to rely and has relied:

     3.1 ORGANIZATION AND POWER. Transferor is duly formed or organized, validly existing and in good standing under the laws of the state of its formation and is qualified to transact business in the State and has all requisite powers and all governmental licenses, authorizations, consents and approvals to carry on its business as now conducted and to enter into and perform its obligations hereunder and under any document or instrument required to be executed and delivered by or on behalf of Transferor hereunder.

     3.2 AUTHORIZATION AND EXECUTION. This Agreement has been, and each of the agreements and certificates of Transferor to be delivered to Transferee at Closing as provided in Section 5.1 will be, duly authorized by all necessary action on the part of Transferor, has been duly executed and delivered by Transferor, constitutes the valid and binding agreement of Transferor and is enforceable against Transferor in accordance with its terms. There is no other person or entity who has an ownership interest in the Property or whose consent is required in connection with Transferor's performance of its obligations hereunder. All action required pursuant to this Agreement necessary to effectuate the transactions contemplated herein has been, or will at Closing be, taken promptly and in good faith by Transferor and its representatives and agents.

     3.3 NONCONTRAVENTION. The execution and delivery of, and the performance by Transferor of its obligations under, this Agreement do not and will not contravene, or constitute a default under, any provision of applicable law or regulation, Transferor's Organizational Documents or any agreement, judgment, injunction, order, decree or other instrument binding upon Transferor, or result in the creation of any lien or other encumbrance on any asset of Transferor. There are no outstanding agreements (written or oral) pursuant to which Transferor (or any predecessor to or representative of Transferor) has agreed to contribute or has granted an option or right of first refusal to purchase the Property or any part thereof. Other than the rights of tenants, as tenants only, under the Leases, there are no purchase contracts, options or other agreements of any kind, written or oral, recorded or unrecorded, whereby any person or entity other than Transferor will have acquired or will have any basis to assert any right, title or interest in, or right to possession, use, enjoyment or proceeds of, all or any portion of the Property. There are no rights, subscriptions, warrants, options, conversion rights or agreements of any kind outstanding to purchase or to otherwise acquire any interest or profit participation of any kind in the Property or any part thereof.

     3.4 NO SPECIAL TAXES. Transferor has no knowledge of, nor has it received any notice of, any special taxes or assessments relating to the Property or any part thereof, including taxes relating to the business of the Property, or any planned public improvements that may result in a special tax or assessment against the Property, that are not otherwise disclosed in the Preliminary Title Report. To the best of Transferor's knowledge, there is not any proposed increase in the assessed valuation of the Real Property for tax purposes (except as may relate to the transfer contemplated by this Agreement).

     3.5 COMPLIANCE WITH EXISTING LAWS. Transferor possesses all Authorizations, each of which is valid and in full force and effect, and no provision, condition or limitation of any of the Authorizations has been breached or violated. Transferor has not misrepresented or failed to disclose any relevant fact in obtaining all Authorizations, and Transferor has no knowledge of any change in the circumstances under which any of those Authorizations were obtained that result in their termination, suspension, modification or limitation. Transferor has not taken any action (or failed to take any action), the omission of which would result in the revocation of any of the Authorizations. Transferor has no knowledge, nor has it received notice within the past three years, of any existing or threatened violation of any provision of any applicable building, zoning, subdivision, environmental or other governmental ordinance, resolution, statute, rule, order or regulation, including but not limited to those of environmental agencies or insurance boards of underwriters, with respect to the ownership, operation, use, maintenance or condition of the Property or any part thereof, or requiring any repairs or alterations other than those that have been made prior to the date hereof.

     3.6 REAL PROPERTY. To the best of Transferor's knowledge, (i) the Improvements conform in all respects to all legal requirements, (ii) all easements necessary or appropriate for the use or operation of the Property have been obtained, (iii) all contractors and subcontractors retained by Transferor who have performed work on or supplied materials to the Property have been fully paid, and all materials used at or on the Property have been fully paid for, (iv) the Improvements have been completed in all material respects in a workmanlike manner of first-class quality, and (v) all equipment necessary or appropriate for the use or operation of the Property has been installed and is presently operative in good working order. Transferor has not received any written notice which is still in effect that there is, and, to the best of Transferor's knowledge, there does not exist, any violation of a condition or agreement contained in any easement, restrictive covenant or any similar instrument or agreement effecting the Real Property, or any portion thereof.

     3.7 PERSONAL PROPERTY. All of the Tangible Personal Property and Intangible Personal Property being conveyed by Transferor to Transferee is free and clear of all liens and encumbrances and will be so on the Closing Date and Transferor has good, merchantable title thereto and the right to convey same in accordance with the terms of this Agreement.

     3.8 OPERATING AGREEMENTS. Each of the Operating Agreements may be terminated upon not more than thirty (30) days prior written notice and without the payment of any penalty, fee, premium or other amount. Transferor has performed all of its obligations under each of the Operating Agreements and no fact or circumstance has occurred which, by itself or with the passage of time or the giving of notice or both, would constitute a default under any of the Operating Agreements. Transferor shall not enter into any new Operating Agreements, supply contract, vending or service contract or other agreements with respect to the Property, nor shall Transferor enter into any agreements modifying the Operating Agreements, unless (a) any such agreement or modification will not bind Transferee or the Property after the Closing Date, or (b) Transferor has obtained Transferee's prior written consent to such agreement or modification. Transferor acknowledges that Transferee will not assume any of the Operating Agreements and none of the Operating Agreements will be binding on Transferee or the Property after Closing.

     3.9 WARRANTIES AND GUARANTIES. Transferor shall not before or after Closing, release or modify any warranties or guarantees, if any, of manufacturers, suppliers and installers relating to the Improvements and the Personal Property or any part thereof, except with the prior written consent of Transferee.

     3.10 INSURANCE. All of Transferor's insurance policies are valid and in full force and effect, all premiums for such policies were paid when due and all future premiums for such policies (and any replacements thereof) shall be paid by Transferor on or before the due date therefor. Transferor shall pay all premiums on, and shall not cancel or voluntarily allow to expire, any of Transferor's insurance policies unless such policy is replaced, without any lapse of coverage, by another policy or policies providing coverage at least as extensive as the policy or policies being replaced. Transferor has not received any notice from any insurance company of any defect or inadequacies in the Property to any part thereof which would adversely affect the insurability of the Property, or which would increase the cost of insurance beyond that which would ordinarily and customarily be charged for similar properties in the vicinity of the Real Property. The Property is fully insured in accordance with prudent and customary practice.

     3.11 CONDEMNATION PROCEEDINGS; ROADWAYS. Transferor has received no notice of any condemnation or eminent domain proceeding pending or threatened against the Property or any part thereof. Transferor has no knowledge of any change or proposed change in the route, grade or width of, or otherwise affecting, any street or road adjacent to or serving the Real Property. To the best of Transferor's knowledge, no fact or condition exists which would result in the termination or material impairment of access to the Real Property from adjoining public or private streets or ways or which could result in discontinuation of presently available or otherwise necessary sewer, water, electric, gas, telephone or other utilities or services.

     3.12 LITIGATION. Except as disclosed in writing to Transferor, there is no action, suit or proceeding pending or known to be threatened against or affecting Transferor or any of its properties in any court, before any arbitrator or before or by any Governmental Body which (a) in any manner raises any question affecting the validity or enforceability of this Agreement or any other agreement or instrument to which Transferor is a party or by which it is bound and that is or is to be used in connection with, or is contemplated by, this Agreement, (b) could materially and adversely affect the business, financial position or results of operations of Transferor, (c) could materially and adversely affect the ability of Transferor to perform its obligations hereunder, or under any document to be delivered pursuant hereto, (d) could create a lien on the Property, any part thereof or any interest therein, (e) the subject matter of which concerns any past or present employee of Transferor or its managing agent, or (f) could otherwise adversely materially affect the Property, any part thereof or any interest therein or the use, operation, condition or occupancy thereof.

     3.13 LABOR DISPUTES AND AGREEMENTS. There are no labor disputes pending or, to the best of Transferor's knowledge, threatened as to the operation or maintenance of the Property or any part thereof. Transferor is not a party to any union or other collective bargaining agreement with employees employed in connection with the ownership, operation or maintenance of the Property. Transferor is not a party to any employment contracts or agreements, other than the Employment Agreements, and neither Transferor nor its managing agent will, between the date hereof and the Closing Date, enter into any new employment contracts or agreements, amend any existing Employment Agreement, except with the prior written consent of Transferee. Transferor acknowledges that Transferee will not assume any of the Employment Agreements and Transferor has complied with and shall be responsible for compliance with the WARN Act and any other applicable employment-related laws or ordinances. Transferor has complied with the requirements of the federal Immigration and Reform Control Act respecting the employment of undocumented workers.

     3.14 FINANCIAL INFORMATION. To the best of Transferor's knowledge, all of Transferor's financial information, including, without limitation, all books and records and financial statements, is correct and complete in all material respects and presents accurately the results of the operations of the Property for the periods indicated.

     3.15 ORGANIZATIONAL DOCUMENTS. Transferor's Organizational Documents are in full force and effect and have not been modified or supplemented, and no fact or circumstance has occurred that, by itself or with the giving of notice or the passage of time or both, would constitute a default thereunder.

     3.16 OPERATION OF PROPERTY. Transferor covenants, that between the date hereof and the Closing Date, it will (a) operate the Property in the usual, regular and ordinary manner consistent with Transferor's prior practice, (b) maintain its books of account and records in the usual, regular and ordinary manner, in accordance with sound accounting principles applied on a basis consistent with the basis used in keeping its books in prior years and (c) use all reasonable efforts to preserve intact its present business organization, keep available the services of its present officers, partners and employees and preserve its relationships with suppliers and others having business dealings with it. Except as otherwise permitted hereby, from the date hereof until Closing, Transferor shall not take any action or fail to take action the result of which would have a material adverse effect on the Property or Transferee's ability to continue the operation thereof after the Closing Date in substantially the same manner as presently conducted, or which would cause any of the representations and warranties contained in this Article III to be untrue as of Closing.

     From and after the execution and delivery of this Agreement, Transferor shall not, other than in the ordinary course of business, (a) make any agreements which shall be binding upon Transferee with respect to the Property, or (b) reduce or cause to be reduced any green fees, membership fees, tournament fees, driving range fees or any other charges over which Transferor has operational control. Between the date hereof and the Closing Date, if and to the extent requested by Transferee, Transferor shall deliver to Transferee such periodic information with respect to the above information as Transferor customarily keeps internally for its own use. Transferor agrees that it will operate the Property in accordance with the provisions of this Section 3.16 between the date hereof and the Closing Date.

     3.17 BANKRUPTCY. No Act of Bankruptcy has occurred with respect to Transferor.

     3.18 LAND USE. The current use and occupancy of the Property for golfing and all other related purposes (including, without limitation, the sale of merchandise and food and beverages) are permitted as a matter of right as a principal use under all laws and regulations applicable thereto without the necessity of any special use permit, special exception or other special permit, permission or consent and Transferor is not aware of any proposal to change or restrict such use. Transferor has all necessary certificates of occupancy or completion to operate the Property as presently operated and there are no unfulfilled conditions respecting the development of the Property.

     3.19 PUBLIC OFFERING; PREPARATION OF S-11. Transferor shall cooperate in the preparation by an affiliate of Transferee of a Form S-11 or, if applicable, a Form S-3 under the Securities Act of 1933, as amended, to be filed with the SEC in connection with any public offering (the "Registered Offering"). The Registered Offering shall be for purposes of selling shares of common stock in an affiliate of Transferee. Transferor shall provide Transferee access to all financial and other information relating to the Property which would be sufficient to enable them to prepare financial statements in conformity with Regulation S-X of the SEC and to enable the Transferee to prepare a registration statement, report or disclosure statement for filing with the SEC. Transferor shall also provide to Transferee's representatives a signed representation letter which would be sufficient to enable an independent public accountant to render an opinion on the financial statements related to the Property.

     3.20 HAZARDOUS SUBSTANCES. Except as may be disclosed in the Phase I environmental assessment report for the Property, to the best of Transferor's knowledge, (i) no Hazardous Substances are or have been located on (except in immaterial amounts used in the ordinary course for the operation or maintenance of the Property by Transferor in accordance with all applicable laws), in or under the Property or have been released into the environment, or discharged, placed or disposed of at, on or under the Property; (ii) no underground storage tanks are, or have been, located at the Property; (iii) the Property has never been used to store, treat or dispose of Hazardous Substances; and (iv) the Property and its prior uses comply with, and at all times have complied with all applicable Environmental Laws or any other governmental law, regulation or requirement relating to environmental and occupational health and safety matters and Hazardous Substances. To the best of Transferor's knowledge, there currently exist no facts or circumstances that could reasonably be expected to give rise to a material non-compliance with Environmental Laws, material environmental liability or material Environmental Claim.

     3.21 UTILITIES. All Utilities required for the operation of the Property either enter the Property through adjoining streets, or they pass through adjoining land and do so in accordance with valid public easements or private easements, and all of said Utilities are installed and are in good working order and repair and operating as necessary for the operation of the Property and all installation and connection charges therefor have been paid in full. The sewage, sanitation, plumbing, water retention and detention, refuse disposal and utility facilities in and on and/or servicing the Real Property are adequate to service the Real Property as it is currently being used and the Real Property's utilization of such facilities is in compliance with all applicable governmental and environmental protection authorities' laws, rules, regulations and requirements.

     3.22 CURB CUTS. All curb cut street opening permits or licenses required for vehicular access to and from the Property from any adjoining public street have been obtained and paid for and are in full force and effect.

     3.23 LEASED PROPERTY. The Personal Property identified on EXHIBIT C is all of the leased property at the Property, and such exhibit reflects the date of each such lease, the name of the lessor, the name of the lessee, the term of each such lease, the lease payment terms and a description of the property demised by each such lease. All leases of such property are in good standing and free from default.

     3.24 SUFFICIENCY OF CERTAIN ITEMS. The Property, together with the Current Assets, contain an amount of equipment and supplies, which is sufficient to efficiently operate and maintain the Property in the manner in which it is normally operated and maintained.

     3.25 ACCREDITED INVESTOR. Transferor and all equity owners of Transferor are as of the date hereof, and as of the Closing Date shall be, Accredited Investors. Concurrent herewith Transferor shall execute and deliver to Transferee the Accredited Investor Questionnaire attached hereto as EXHIBIT N.

     Each of the representations, warranties and covenants contained in this
Article III are intended for the benefit of Transferee. Each of said representations, warranties and covenants shall survive the Closing for a period of one (1) year, at which time they shall expire unless prior to such time Transferee has made a formal, written claim alleging a breach of one or more of the representations, warranties or covenants. No investigation, audit, inspection, review or the like conducted by or on behalf of Transferee shall be deemed to terminate the effect of any such representations, warranties and covenants, it being understood that Transferee has the right to rely thereon and that each such representation, warranty and covenant constitutes a material inducement to Transferee to execute this Agreement and to close the transaction contemplated hereby and to pay the Purchase Price to Transferor.

                                   ARTICLE IV
             TRANSFEREE'S REPRESENTATIONS, WARRANTIES AND COVENANTS

     To induce Transferor to enter into this Agreement and to contribute the Property, Transferee hereby makes the following representations, warranties and covenants, upon each of which Transferee acknowledges and agrees that Transferor is entitled to rely and has relied:

     4.1 ORGANIZATION AND POWER. Transferee is duly formed or organized, validly existing and in good standing under the laws of the state of its formation and has all governmental licenses, Authorizations, consents and approvals required to carry on its business as now conducted and to enter into and perform its obligations under this Agreement and any document or instrument required to be executed and delivered on behalf of Transferee hereunder.

     4.2 NONCONTRAVENTION. The execution and delivery of this Agreement and the performance by Transferee of its obligations hereunder do not and will not contravene, or constitute a default under, any provisions of applicable law or regulation, Partnership Agreement or any agreement, judgment, injunction, order, decree or other instrument binding upon Transferee or result in the creation of any lien or other encumbrance on any asset of Transferee.

     4.3 LITIGATION. There is no action, suit or proceeding, pending or known to be threatened, against or affecting Transferee in any court or before any arbitrator or before any administrative panel or otherwise that
(a) could materially and adversely affect the business, financial position or results of operations of Transferee, or (b) could materially and adversely affect the ability of Transferee to perform its obligations hereunder, or under any document to be delivered pursuant hereto.

     4.4 BANKRUPTCY. No Act of Bankruptcy has occurred with respect to Transferee.

     4.5 AUTHORIZATION AND EXECUTION. This Agreement has been, and each of the agreements and certificates of Transferee to be delivered to Transferor at Closing as provided in Section 5.2 will be, duly authorized by all necessary action on the part of Transferee, has been duly executed and delivered by Transferee, constitutes the valid and binding agreement of Transferee and is enforceable against Transferee in accordance with its terms. All action required pursuant to this Agreement necessary to effectuate the transactions contemplated herein has been, or will at Closing be, taken promptly and in good faith by Transferee and its representatives and agents.

     4.6 TRADE NAME. Transferee shall not use the trade name referenced in Recital B(4) in connection with any other property owned by Transferee or any affiliate of Transferee.

                                   ARTICLE V
                      CONDITIONS AND ADDITIONAL COVENANTS

     5.1 AS TO TRANSFEREE'S OBLIGATIONS. Transferee's obligations hereunder are subject to the satisfaction of the following conditions precedent and the compliance by Transferor with the following covenants:

            (a) TRANSFEROR'S DELIVERIES. Transferor shall have delivered to or for the benefit of Transferee, as the case may be, on or before the Closing Date, all of the documents and other information required of Transferor pursuant to this Agreement.

            (b) REPRESENTATIONS, WARRANTIES AND COVENANTS. All of Transferor's representations and warranties made in this Agreement shall be true and correct as of the date hereof and as of the Closing Date as if then made, there shall have occurred no material adverse change in the condition or financial results of the operation of the Property since the date hereof. Transferor shall have performed all of its covenants and other obligations under this Agreement and Transferor shall have executed and delivered to Transferee on the Closing Date a certificate dated as of the Closing Date to the foregoing effect in the form of EXHIBIT O attached hereto.

            (c) TITLE INSURANCE. The Title Company shall have delivered the Owner's Title Policy, subject only to the Permitted Title Exceptions.

            (d) TITLE TO PROPERTY. Transferee shall have determined that Transferor is the sole owner of good and marketable fee simple title (or ground lease interest, as applicable) to the Real Property and to the Tangible Personal Property, free and clear of all liens, encumbrances, restrictions, conditions and agreements except for Permitted Title Exceptions. Transferor shall not have taken any action or permitted or suffered any action to be taken by others from the date hereof and through and including the Closing Date that would adversely affect the status of title to the Real Property or to the Tangible Personal Property.

            (e) CONDITION OF PROPERTY. The Real Property and the Tangible Personal Property (including but not limited to the golf course, driving range, putting greens, mechanical systems, plumbing, electrical wiring, appliances, fixtures, heating, air conditioning and ventilating equipment, elevators, boilers, equipment, roofs, structural members and furnaces) shall be in the same condition at Closing as they are as of the date hereof, reasonable wear and tear excepted. Prior to Closing, Transferor shall not have diminished the quality or quantity of maintenance and upkeep services heretofore provided to the Real Property and the Tangible Personal Property. Transferor shall not have removed or caused or permitted to be removed any part or portion of the Real Property or the Tangible Personal Property unless the same is replaced, prior to Closing, with similar items of at least equal quality and acceptable to Transferee.

            (f) UTILITIES. All of the Utilities shall be installed in and operating at the Property, and service shall be available for the removal of garbage and other waste from the Property. Between the date hereof and the Closing Date, Transferor shall have received no notice of any material increase or proposed material increase in the rates charged for the Utilities from the rates in effect as of the date hereof.

            (g) LIQUOR LICENSE. Transferee, or Transferee's nominee, shall have obtained all liquor licenses, alcoholic beverage licenses and other permits and Authorizations necessary to operate the restaurant, bars, snack shops and lounges presently located at the Property. To that end, Transferor and Transferee, or Transferee's nominee, shall have cooperated with each other, and each shall have executed such transfer forms, license applications and other documents as may be necessary to effect the obtaining of the liquor licenses, alcoholic beverage licenses and other Authorizations required hereby.

            (h) PARTNERSHIP AGREEMENT. Transferor shall have delivered to Transferee a countersigned copy of the Partnership Agreement in a form prepared by Transferee, which shall be in substantially the form attached hereto as EXHIBIT J.

            (i) GOLF COURSE LEASE. An Affiliate of Transferor shall have delivered to Transferee a countersigned copy of the Golf Course Lease in a form prepared by Transferee, which shall be in substantially the form attached hereto as EXHIBIT E.

            (j) APPROVAL BY BOARD OF DIRECTORS. Within twenty-five (25) days from the date of this Agreement, the Board of Directors of the Company must approve the transaction contemplated by this Agreement by an affirmative vote.

Each of the conditions and additional covenants contained in this Section are intended for the benefit of Transferee and may be waived in whole or in part by Transferee, but only by an instrument in writing signed by Transferee.

            5.2 AS TO TRANSFEROR'S OBLIGATIONS. Transferor's obligations hereunder are subject to the satisfaction of the following conditions precedent and the compliance by Transferee with the following covenants:

            (a) TRANSFEREE'S DELIVERIES. Transferee shall have delivered to or for the benefit of Transferor, on or before the Closing Date, all of the documents and payments required of Transferee pursuant to this Agreement.

            (b) REPRESENTATIONS, WARRANTIES AND COVENANTS. All of Transferee's representations and warranties made in this Agreement shall be true and correct as of the date hereof and as of the Closing Date as if then made and Transferee shall have performed all of its covenants and other obligations under this Agreement.

            (c) COUNTERSIGNED COPIES OF PARTNERSHIP AGREEMENT AND GOLF COURSE LEASE. Transferee shall have delivered to Transferor countersigned copies of the Partnership Agreement and Golf Course Lease.

            (d) APPROVAL BY LIMITED PARTNERS. Within twenty-five (25) days from the date of this Agreement, the limited partners of Transferor must approve the transaction contemplated by this Agreement by an affirmative vote.

Each of the conditions and additional covenants contained in this Section are intended for the benefit of Transferor and may be waived in whole or in part, by Transferor, but only by an instrument in writing signed by Transferor.

                                   ARTICLE VI
                                    CLOSING

     6.1 CLOSING. Closing shall be held at 9:00 a.m., Eastern time, at the offices of the Company (or counsel to the Company) on the date that is ten (10) days after the expiration of the Due Diligence Period; provided, however, that such ten (10) day period may be extended for an additional twenty (20) days by Transferee, at its sole discretion, by providing written notice to Transferor prior to the expiration of such ten (10) day period. If the Closing Date falls on a Saturday, Sunday or other legal holiday, the Closing shall take place on the first following business day thereafter. Possession of the Property shall be delivered to Transferee at Closing, subject only to Permitted Title Exceptions.

     6.2 TRANSFEROR'S DELIVERIES. At Closing, Transferor shall deliver to Transferee all of the following instruments, each of which shall have been duly executed and, where applicable, acknowledged and/or sworn on behalf of Transferor and shall be dated as of the Closing Date:

            (a)     The certificate required by Section 5.1(b).

            (b)     The Deed.

            (c)     The Bill of Sale - Personal Property.

            (d)     The Partnership Agreement.

            (e)     The Golf Course Lease.

            (f) Evidence of title acceptable to Transferee for any vehicle owned by Transferor and used in connection with the Property.

            (g) Such agreements, affidavits or other documents as may be required by the Title Company to issue the Owner's Title Policy including those endorsements requested by Transferee, and to eliminate the standard exceptions as exceptions thereto, so that the Owner's Title Policy will be subject only to the Permitted Title Exceptions, including, without limitation, an appropriate mechanics' and construction lien, possession and gap affidavit.

            (h)     The FIRPTA Certificate.

            (i) To the extent available, true, correct and complete copies of all warranties, if any, of manufacturers, suppliers and installers possessed by Transferor and relating to the Property, or any part thereof.

            (j)     Certified copies of Transferor's Organizational Documents.

            (k) Appropriate resolutions of the board of directors or partners, as the case may be, of Transferor, certified by the secretary or an assistant secretary of Transferor or a general partner, as the case may be, together with all other necessary approvals and consents of Transferor, authorizing (i) the execution on behalf of Transferor of this Agreement and the documents to be executed and delivered by Transferor prior to, at or otherwise in connection with Closing, and (ii) the performance by Transferor of its obligations hereunder and under such documents, or appropriate resolutions of the partners of Transferor, as the case may be.

            (l) A valid, final and unconditional certificate of occupancy for the Real Property and Improvements, issued by the appropriate Governmental Body allowing for the use of the Real Property as a golf course and permitting the continued operation of the improvements as presently operated.

            (m) Such proof as Transferee may reasonably require with respect to Transferor's compliance (or indemnity with respect to compliance) with the bulk sales laws or similar statutes.

            (n) Copy of each and every existing insurance policy covering the Property and certificates evidencing such coverage.

            (o) To the extent available, a set or copies of the plans and specifications for the Improvements.

            (p) A written instrument executed by Transferor, conveying and transferring to Transferee all of Transferor's right, title and interest in any telephone numbers, fax numbers or internet or electronic mail addresses (if applicable) relating solely to the Property, and, if Transferor maintains a post office box solely with respect to the Property, conveying to Transferee all of its interest in and to such post office box and the number associated therewith, so as to assure a continuity in operation and communication.

            (q) All current real estate and personal property tax bills in Transferor's possession or under its control.

            (r) All surveys and plot plans of the Real Property in possession of or in the control of Transferor.

            (s) A complete list of all scheduled tournaments, functions and the like, in reasonable detail.

            (t) A list of Transferor's outstanding accounts receivable as of midnight on the date prior to the Closing, specifying the name of each account and the amount due Transferor.

            (u) A pay off statement prepared by any holder of Mortgage Indebtedness setting forth the amount, including accrued interest and prepayment penalties, to pay off the Mortgage Indebtedness.

            (v) Written notice executed by Transferor notifying all interested parties, including all tenants under any leases of the Property, that the Property has been conveyed to Transferee and directing that all payments, inquiries and the like be forwarded to Transferee at the address to be provided by Transferee.

            (w) Any other document or instrument reasonably requested by Transferee with respect to the Property.

     6.3 TRANSFEREE'S DELIVERIES. At Closing, Transferee shall pay or deliver to Transferor the following:

            (a) The cash portion of the Purchase Price by federal funds wire to an account designated by Transferor.

            (b) The non-cash portion of the Purchase Price payable in Owner's Shares issued to such holders and in such denominations to such holders as specified by Transferor.

            (c) Any other document or instrument reasonably requested by Transferor relating to the transaction contemplated hereby.

     6.4 MUTUAL DELIVERIES. At Closing, Transferee and Transferor shall mutually execute and deliver each to the other:

            (a) A closing statement for Transferor and a closing statement for Transferee (collectively, the "Closing Statements") reflecting the Purchase Price and the adjustments and prorations required hereunder and the allocation of income and expenses required hereby.

            (b) Such other documents, instruments and undertakings as may be required by the liquor authorities of the State or of any county or municipality or Governmental Body having jurisdiction with respect to the transfer or issue of any liquor licenses or alcoholic beverage licenses or permits for the Property, to the extent not theretofore executed and delivered.

            (c)     The Golf Course Lease.

            (d)     The Partnership Agreement.

            (e) Such other and further documents, papers and instruments as may be reasonably required by the parties hereto or their respective counsel.

     6.5 CLOSING COSTS. Except as is otherwise provided in this Agreement, each party hereto shall pay its own legal fees and expenses, and Transferor shall pay for the cost of any audit required by Transferee with respect to the Property. All filing fees for the Deed and the real estate transfer, recording or other similar taxes due with respect to the transfer of title and all charges for title insurance premiums shall be paid by Transferor. Transferor shall pay for preparation of the documents to be delivered by Transferor hereunder, and for the releases of any deeds of trust, mortgages and other financing encumbering the Property and for any costs associated with any corrective instruments, and for the cost of any due diligence reports and surveys prepared by or for Transferee with respect to the Property. Transferor shall receive a cash payment at closing to pay for such closing costs as provided in Section 2.3(c).

     6.6 INCOME AND EXPENSE ALLOCATIONS. All income and expenses with respect to the Property, and applicable to the period of time before and after Closing, determined in accordance with generally accepted accounting principles consistently applied, shall be allocated between Transferor and Transferee (or, at Transferee's election, between Transferor and the lessee under the Golf Course Lease to the extent such income or expenses will be payable by or attributable to such lessee). Transferor shall be entitled to all income and shall be responsible for all expenses for the period of time up to but not including the Closing Date, and Transferee shall be entitled to all income and shall be responsible for all expenses for the period of time from, after and including the Closing Date. Such adjustments shall be shown on the Closing Statements (with such supporting documentation as the parties hereto may require being attached as exhibits to the Closing Statements) and shall increase or decrease (as the case may be) the Purchase Price payable by Transferee. Without limiting the generality of the foregoing, the following items of income and expense shall be prorated at Closing:

            (a) Current and prepaid rents or fees, including, without limitation, prepaid Golf Club membership fees, function receipts and other reservation receipts.

            (b)     Real estate and personal property taxes.

            (c) Utility charges (including but not limited to charges for water, sewer and electricity).

            (d) Value of fuel stored on the Property at the price paid for such fuel by Transferor, including any taxes.

            (e) Municipal improvement liens where the work has physically commenced (certified liens) shall be paid by Transferor at Closing. Municipal improvement liens which have been authorized, but where the work has not commenced (pending liens) shall be assumed by Transferee.

            (f)     License and permit fees, where transferable.

            (g) All other income and expenses of the Property, including, but not being limited to such things as restaurant and snack bar income and expenses and the like.

            (h) Such other items as are usually and customarily prorated between Transferees and Transferors of golf course properties in the area in which the Property is located shall be prorated as of the Closing Date.

     6.7 SALES TAXES. Transferor shall be required to pay all sales taxes and like impositions arising from the ownership and operation of the Property currently through the Closing Date.

     6.8    POST-CLOSING ADJUSTMENTS.

            (a) Transferee shall not be obligated to collect any accounts receivable or revenues accrued prior to the Closing Date for Transferor, but if Transferee collects same, such amounts will be promptly remitted to Transferor in the form received. Transferee shall receive a credit at Closing for the amount of any security deposits held by Transferor under any lease of any portion of the Property that is being assigned to Transferee in accordance herewith.

            (b) If accurate allocations and prorations cannot be made at Closing because current bills are not obtainable (as, for example, in the case of utility bills and/or real estate or personal property taxes), the parties shall allocate such income or expenses at Closing on the best available information, subject to adjustment outside of escrow upon receipt of the final bill or other evidence of the applicable income or expense. Any income received or expense incurred by Transferor or Transferee with respect to the Property after the Closing Date shall be promptly allocated in the manner described herein and the parties shall promptly pay or reimburse any amount due. Transferor shall pay at Closing all accrued special assessments and taxes applicable to the Property.

                                     ARTICLE VII
                                  GENERAL PROVISIONS

     7.1 CONDEMNATION. In the event of any actual or threatened taking, pursuant to the power of eminent domain, of all or any portion of the Real Property, or any proposed sale in lieu thereof, Transferor shall give written notice thereof to Transferee promptly after Transferor learns or receives notice thereof. If all or any part of the Real Property is, or is to be, so condemned or sold, Transferee shall have the right to terminate this Agreement pursuant to
Section 8.3. If Transferee elects not to terminate this Agreement, all proceeds, awards and other payments arising out of such condemnation or sale (actual or threatened) shall be paid or assigned, as applicable, to Transferee at Closing. Transferor will not settle or compromise any such proceeding without Transferee's prior written consent.

     7.2 RISK OF LOSS. The risk of any loss or damage to the Property prior to the Closing Date shall remain upon Transferor. If any such loss or damage occurs prior to Closing, Transferee shall have the right to terminate this Agreement pursuant to Section 8.3. If Transferee elects not to terminate this Agreement, all insurance proceeds and rights to proceeds arising out of such loss or damage shall be paid or assigned, as applicable, to Transferee at Closing.

     7.3 REAL ESTATE BROKER. Except for a broker or finder who may have been engaged by Transferor and for whom Transferor accepts sole financial responsibility, and except for any broker or finder who may have been engaged by Transferee and for whom Transferee accepts sole financial responsibility, there is no real estate broker involved in this transaction. Transferee warrants and represents to

Transferor that Transferee has not dealt with any other real estate broker in connection with this transaction, nor has Transferee been introduced to the Property or to Transferor by any other real estate broker, and Transferee shall indemnify Transferor and save and hold Transferor harmless from and against any claims, suits, demands or liabilities of any kind or nature whatsoever arising on account of the claim of any person, firm or corporation to a real estate brokerage commission or a finder's fee as a result of having dealt with Transferee, or as a result of having introduced Transferee to Transferor or to the Property. In like manner, Transferor warrants and represents to Transferee that Transferor has not dealt with any real estate broker in connection with this transaction, nor has Transferor been introduced to Transferee by any real estate broker, and Transferor shall indemnify Transferee and save and hold Transferee harmless from and against any claims, suits, demands or liabilities of any kind or nature whatsoever arising on account of the claim of any person, firm or corporation to a real estate brokerage commission or a finder's fee as a result of having dealt with Transferor in connection with this transaction. Transferee acknowledges that David J. Dick, an officer of the Transferee, is a licensed California real estate broker but is not acting as a broker in relation to this Agreement.

     7.4 CONFIDENTIALITY. Except as hereinafter provided, from and after the execution of this Agreement, Transferee and Transferor shall keep the terms, conditions and provisions of this Agreement confidential and neither shall make any public announcements hereof unless the other first approves of same in writing, nor shall either disclose the terms, conditions and provisions hereof, except to their respective attorneys, accountants, engineers, surveyors, financiers and bankers. Notwithstanding the foregoing, it is acknowledged that the Company is a public company and will make a public announcement concerning this transaction and that the Company anticipates that it will seek to sell shares of its common stock and other securities (collectively, the "Securities") to the general public pursuant to a public offering and that in connection therewith, Transferee will have the absolute right to market the Securities and prepare and file all necessary or required registration statements and other papers, documents and instruments necessary or required in Transferee's judgment and that of its attorneys and underwriters to file a registration statement with respect to the Securities with the SEC and/or similar state authorities and to cause same to become effective and to disclose therein and thus to its underwriters, to the SEC and/or to similar state authorities and to the public all of the terms, conditions and provisions of this Agreement. The obligations of this Section 7.4 shall survive any termination of this Agreement.

     7.5 LIQUOR LICENSES. Transferor shall transfer or cause to be transferred to Transferee or, at Transferee's discretion, Transferee's nominee (which may include the lessee under the Golf Course Lease), all liquor licenses and alcoholic beverage licenses, if any, necessary to operate the restaurant, bars, snack bars and lounges presently located within the Property, if any. To that end, Transferor and Transferee, or Transferee's nominee, shall cooperate each with the other, and each shall execute such transfer forms, license applications and other documents as may be necessary to effect such transfer. If permitted under the laws of the jurisdiction in which the Property is located, the parties shall execute and file all necessary transfer forms, applications and papers with the appropriate liquor and alcoholic beverage authorities prior to Closing, to the end that the transfer shall take effect, if possible, on the Closing Date, simultaneously with Closing. If not so permitted, then the parties agree each with the other that they will promptly execute all transfer forms, applications and other documents required by the liquor authorities in order to effect such transfer at the earliest date in time possible consistent with the laws of the State in order that all liquor licenses may be transferred from Transferor to Transferee, or Transferee's nominee, at the earliest possible time. If under the laws of the State such licenses cannot be transferred until after the Closing of the transaction contemplated hereby, then Transferor covenants and agrees that Transferor will cooperate with Transferee, or Transferee's nominee, in keeping open the bars and liquor facilities of the Property between the Closing Date and the time when such liquor license transfers actually become effective, by exercising management and supervision of such facilities until such time under Transferor's licenses, provided, however, that Transferee shall indemnify and hold Transferor harmless from any liability, damages or claims encountered in connection with such operations during said period of time, except for Transferor's gross negligence or willful misconduct.

                                  ARTICLE VIII
            LIABILITY OF TRANSFEREE; INDEMNIFICATION BY TRANSFEROR;
                               TERMINATION RIGHTS

     8.1 LIABILITY OF TRANSFEREE. Except for any obligation expressly assumed or agreed to be assumed by Transferee hereunder, Transferee does not assume any obligation of Transferor or any liability for claims arising out of any occurrence prior to Closing.

     8.2 INDEMNIFICATION BY TRANSFEROR. Transferor hereby indemnifies and holds Transferee harmless from and against any and all claims, costs, penalties, damages, losses, liabilities and expenses (including reasonable attorneys' fees) that may at any time be incurred by Transferee, whether before or after Closing, as a result of any breach by Transferor of any of its representations, warranties, covenants or obligations set forth herein or in any other document delivered by Transferor pursuant hereto, for a period of one (1) year following the Closing. The provisions of this section shall survive termination of this Agreement by Transferee or Transferor.

     8.3 TERMINATION BY TRANSFEREE. If any condition set forth herein for the benefit of Transferee cannot or will not be satisfied prior to Closing, or upon the occurrence of any other event that would entitle Transferee to terminate this Agreement and its obligations hereunder, and Transferor fails to cure any such matter within ten (10) business days after notice thereof from Transferee, Transferee, at its option, may elect either (a) to terminate this Agreement and all other rights and obligations of Transferor and Transferee hereunder shall terminate immediately, or (b) to waive its right to terminate (but without waiving any breach or default on the part of Transferor) and, instead, to proceed to Closing. If Transferee terminates this Agreement as a consequence of a misrepresentation or breach of a warranty or covenant by Transferor, or a failure by Transferor to perform its obligations hereunder, then Transferee shall retain all remedies accruing as a result thereof, including, without limitation, specific performance.

     8.4 TERMINATION BY TRANSFEROR. If any condition set forth herein for the benefit of Transferor (other than a default by Transferee) cannot or will not be satisfied prior to Closing, and Transferee fails to cure any such matter within ten (10) business days after notice thereof from Transferor, Transferor may, at its option, elect either (a) to terminate this Agreement, in which event the rights and obligations of Transferor and Transferee hereunder shall terminate immediately, or (b) to waive its right to terminate, and instead, to proceed to Closing. If, prior to Closing, Transferee defaults in performing any of its obligations under this Agreement (including its obligation to purchase the Property), and Transferee fails to cure any such default within ten (10) business days after notice thereof from Transferor, then Transferor's sole remedy for such default shall be to terminate this Agreement and Transferor waives any claims for damages, actual, consequential or otherwise, that it may possess against Transferee.

     8.5 COSTS AND ATTORNEYS' FEES. In the event of any litigation or dispute between the parties arising out of or in any way connected with this Agreement, resulting in any litigation, arbitration or other form of dispute resolution, then the prevailing party in such litigation shall be entitled to recover its costs of prosecuting and/or defending same, including, without limitation, reasonable attorneys' fees at trial and all appellate levels.

                                  ARTICLE IX
                           MISCELLANEOUS PROVISIONS

     9.1 COMPLETENESS; MODIFICATION. This Agreement constitutes the entire agreement between the parties hereto with respect to the transactions contemplated hereby and supersedes all prior discussions, understandings, agreements and negotiations between the parties hereto. This Agreement may be modified only by a written instrument duly executed by the parties hereto.

     9.2 ASSIGNMENTS. Transferee may assign its rights hereunder to an affiliate of Transferee without the consent of Transferor. Transferee may not otherwise assign its interest herein without the prior written consent of Transferor. Transferor may not assign any of its rights pursuant to this Agreement without the prior written consent of Transferee, which may be withheld in Transferee's sole and absolute discretion.

     9.3 SUCCESSORS AND ASSIGNS. This Agreement shall bind and inure to the benefit of the parties hereto and their respective successors and assigns.

     9.4 DAYS. If any action is required to be performed, or if any notice, consent or other communication is given, on a day that is a Saturday or Sunday or a legal holiday in the jurisdiction in which the action is required to be performed or in which is located the intended recipient of such notice, consent or other communication, such performance shall be deemed to be required, and such notice, consent or other communication shall be deemed to be given, on the first business day following such Saturday, Sunday or legal holiday. Unless otherwise specified herein, all references herein to a "day" or "days" shall refer to calendar days and not business days.

     9.5 GOVERNING LAW. This Agreement and all documents referred to herein shall be governed by and construed and interpreted in accordance with the laws of the State.

     9.6 COUNTERPARTS. To facilitate execution, this Agreement may be executed in as many counterparts as may be required. It shall not be necessary that the signature on behalf of both parties hereto appear on each counterpart hereof. All counterparts hereof shall collectively constitute a single agreement.

     9.7 SEVERABILITY. If any term, covenant or condition of this Agreement, or the application thereof to any person or circumstance, shall to any extent be invalid or unenforceable, the remainder of this Agreement, or the application of such term, covenant or condition to other persons or circumstances, shall not be affected thereby, and each term, covenant or condition of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

     9.8 COSTS. Regardless of whether Closing occurs hereunder, and except as otherwise expressly provided herein, each party hereto shall be responsible for its own costs in connection with this Agreement and the transactions contemplated hereby, including without limitation, fees of attorneys, engineers and accountants.

     9.9 NOTICES. All notices, requests, demands and other communications hereunder shall be in writing and shall be delivered by hand, transmitted by facsimile transmission, sent prepaid by Federal Express (or a comparable overnight delivery service) or sent by the United States mail, certified, postage prepaid, return receipt requested, at the addresses and with such copies as on the Summary Sheet or to such other address as the intended recipient may have specified in a notice to the other party. Any party hereto may change its address or designate different or other persons or entities to receive copies by notifying the other party and Escrow Agent in a manner described in this Section. Any notice, request, demand or other communication delivered or sent in the manner aforesaid shall be deemed given or made (as the case may be) when actually delivered to the intended recipient.

     9.10 INCORPORATION BY REFERENCE. All of the exhibits attached hereto are by this reference incorporated herein and made a part hereof.

     9.11 SURVIVAL. Except as expressly provided in Section 3, all of the representations, warranties, covenants and agreements of Transferor and Transferee made in, or pursuant to, this Agreement shall survive Closing and shall not merge into the Deed or any other document or instrument executed and delivered in connection herewith.

     9.12 FURTHER ASSURANCES. Transferor and Transferee each covenant and agree to sign, execute and deliver, or cause to be signed, executed and delivered, and to do or make, or cause to be done or made, upon the written request of the other party, any and all agreements, instruments, papers, deeds, acts or things, supplemental, confirmatory or otherwise, as may be reasonably required by either party hereto for the purpose of or in connection with consummating the transactions described herein.

     9.13 NO PARTNERSHIP. This Agreement does not and shall not be construed to create a partnership, joint venture or any other relationship between the parties hereto except the relationship of Transferor and Transferee specifically established hereby.

     9.14 CONFIDENTIALITY. Any confidential information delivered by Transferor to Transferee hereunder shall be used solely for the purpose of acquiring the Property and Transferee will keep such information confidential; provided Transferee shall have the right to provide such information to its consultants and advisors and to disclose such information as Transferee determines is necessary or appropriate in connection with filing any public offering of Securities. If Transferee does not acquire the Property, it shall deliver to Transferor copies of all proprietary information delivered to Transferee by Transferor. Transferor agrees to keep confidential the terms and conditions of this Agreement; provided, Transferor shall have the right to provide such information to its consultants and advisors.

     IN WITNESS WHEREOF, Transferor and Transferee have hereunder affixed their signatures to this Contribution and Leaseback Agreement, all as of the 18th day of September 1997.


                              "TRANSFEREE"

                              GOLF TRUST OF AMERICA, L.P.,
                              A DELAWARE LIMITED PARTNERSHIP

                              By:  GTA GP, Inc. a Maryland corporation
                              Its: General Partner


                                   By: /s/ W. Bradley Blair, II
                                      ----------------------------------
                                      W. Bradley Blair, II

                                   Its: CEO AND PRESIDENT
                                       ---------------------------------

                              "TRANSFEROR"

                              EAGLE WATCH GOLF CLUB LIMITED PARTNERSHIP, AN ILLINOIS LIMITED PARTNERSHIP

                              By:  The Crescent Company,
                                   its General Partner

                                   By: /s/ E. Neal Trogdon
                                      ----------------------------------
                                      E. Neal Trogdon
                                      PRESIDENT
                                      ----------------------------------

-------------------------------------------------------------------------------
                                                          EAGLE WATCH GOLF CLUB
                                                                      Woodstock
                                                                Cherokee County
                                                                        Georgia






                                   L E A S E


                          GOLF TRUST OF AMERICA, L.P.

                                   LANDLORD

                                      AND


                                 E.W.G.C., LLC

                                     TENANT


                        DATED AS OF SEPTEMBER 26, 1997





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                               TABLE OF CONTENTS

                                                                            PAGE
ARTICLE 1   LEASED PROPERTY. . . . . . . . . . . . . . . . . . . . . . . . .  1


ARTICLE 2   DEFINITIONS, RULES OF CONSTRUCTION . . . . . . . . . . . . . . .  2
     2.1    Definitions. . . . . . . . . . . . . . . . . . . . . . . . . . .  2
     2.2    Rules of Construction. . . . . . . . . . . . . . . . . . . . . . 13


ARTICLE 3   TERM . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 13
     3.1    Initial Term . . . . . . . . . . . . . . . . . . . . . . . . . . 13
     3.2    Extension Options. . . . . . . . . . . . . . . . . . . . . . . . 13
     3.3    Right of First Offer to Lease. . . . . . . . . . . . . . . . . . 14


ARTICLE 4   RENT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 14
     4.1    Rent . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 14
     4.2    Increase in Initial Base Rent. . . . . . . . . . . . . . . . . . 15
     4.3    Percentage Rent. . . . . . . . . . . . . . . . . . . . . . . . . 15
     4.4    Annual Reconciliation of Percentage Rent . . . . . . . . . . . . 16
     4.5    Increase in Base Rent Following Conversion Date. . . . . . . . . 16
     4.6    Record-keeping . . . . . . . . . . . . . . . . . . . . . . . . . 16
     4.7    Additional Charges . . . . . . . . . . . . . . . . . . . . . . . 16
     4.8    Late Payment of Rent . . . . . . . . . . . . . . . . . . . . . . 17
     4.9    Net Lease. . . . . . . . . . . . . . . . . . . . . . . . . . . . 17
     4.10   Allocation of Revenues . . . . . . . . . . . . . . . . . . . . . 17


ARTICLE 5   SECURITY DEPOSIT . . . . . . . . . . . . . . . . . . . . . . . . 18
     5.1    Pledge of Owner's Shares . . . . . . . . . . . . . . . . . . . . 18
     5.2    Obligation to Withhold Distributions . . . . . . . . . . . . . . 18
     5.3    Cross-Collateral . . . . . . . . . . . . . . . . . . . . . . . . 18
     5.4    Landlord's Lien. . . . . . . . . . . . . . . . . . . . . . . . . 18
     5.5    Termination Payment. . . . . . . . . . . . . . . . . . . . . . . 19


ARTICLE 6   IMPOSITIONS. . . . . . . . . . . . . . . . . . . . . . . . . . . 19
     6.1    Payment of Impositions . . . . . . . . . . . . . . . . . . . . . 19
     6.2    Information and Reporting. . . . . . . . . . . . . . . . . . . . 19
     6.3    Prorations . . . . . . . . . . . . . . . . . . . . . . . . . . . 19
     6.4    Refunds. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 20
     6.5    Utility Charges. . . . . . . . . . . . . . . . . . . . . . . . . 20
     6.6    Assessment Districts . . . . . . . . . . . . . . . . . . . . . . 20


ARTICLE 7   TENANT WAIVERS . . . . . . . . . . . . . . . . . . . . . . . . . 20
     7.1    No Termination, Abatement, Etc.. . . . . . . . . . . . . . . . . 20
     7.2    Condition of the Property. . . . . . . . . . . . . . . . . . . . 21

ARTICLE 8   OWNERSHIP OF TANGIBLE PERSONAL PROPERTY. . . . . . . . . . . . . 22
     8.1    Property . . . . . . . . . . . . . . . . . . . . . . . . . . . . 22
     8.2    Tenant's Personal Property . . . . . . . . . . . . . . . . . . . 22
     8.3    Tenant's Obligations . . . . . . . . . . . . . . . . . . . . . . 23
     8.4    Landlord's Waivers . . . . . . . . . . . . . . . . . . . . . . . 23


ARTICLE 9   USE OF PROPERTY. . . . . . . . . . . . . . . . . . . . . . . . . 23
     9.1    Use. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 23
     9.2    Specific Prohibited Uses . . . . . . . . . . . . . . . . . . . . 24
     9.3    Membership Sales . . . . . . . . . . . . . . . . . . . . . . . . 24
     9.4    Landlord to Grant Easements, Etc.. . . . . . . . . . . . . . . . 24
     9.5    Tenant's Additional Covenants. . . . . . . . . . . . . . . . . . 25
     9.6    Valuation of Remainder Interest in Lease . . . . . . . . . . . . 25


ARTICLE 10  HAZARDOUS MATERIALS. . . . . . . . . . . . . . . . . . . . . . . 25
     10.1   Operations . . . . . . . . . . . . . . . . . . . . . . . . . . . 25
     10.2   Remediation. . . . . . . . . . . . . . . . . . . . . . . . . . . 25
     10.3   Violations; Orders . . . . . . . . . . . . . . . . . . . . . . . 26
     10.4   Permits. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 26
     10.5   Reports. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 26
     10.6   Remediation. . . . . . . . . . . . . . . . . . . . . . . . . . . 26
     10.7   Tenant's Indemnification of Landlord . . . . . . . . . . . . . . 26
     10.8   Survival of Indemnification Obligations. . . . . . . . . . . . . 27
     10.9   Environmental Violations at Expiration or Termination of
            Lease. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 27


ARTICLE 11  MAINTENANCE AND REPAIR . . . . . . . . . . . . . . . . . . . . . 28
     11.1   Tenant's Obligations . . . . . . . . . . . . . . . . . . . . . . 28
     11.2   Waiver of Statutory Obligations. . . . . . . . . . . . . . . . . 28
     11.3   Mechanic's Liens . . . . . . . . . . . . . . . . . . . . . . . . 29
     11.4   Surrender of Property. . . . . . . . . . . . . . . . . . . . . . 29
     11.5   Bunker Repairs . . . . . . . . . . . . . . . . . . . . . . . . . 29


ARTICLE 12  TENANT IMPROVEMENTS; SUBMITTAL OF BUDGETS; FINANCIAL
            STATEMENTS . . . . . . . . . . . . . . . . . . . . . . . . . . . 29
     12.1   Tenant's Right to Construct. . . . . . . . . . . . . . . . . . . 29
     12.2   Scope of Right . . . . . . . . . . . . . . . . . . . . . . . . . 30
     12.3   Cooperation of Landlord. . . . . . . . . . . . . . . . . . . . . 30
     12.4   Capital Replacement Fund . . . . . . . . . . . . . . . . . . . . 31
     12.5   Rights in Tenant Improvements. . . . . . . . . . . . . . . . . . 31
     12.6   Landlord's Right to Audit Calculation of Gross Golf Revenue. . . 32
     12.7   Annual Budget. . . . . . . . . . . . . . . . . . . . . . . . . . 32
     12.8   Financial Statements . . . . . . . . . . . . . . . . . . . . . . 34


ARTICLE 13  LIENS, ENCROACHMENTS AND OTHER TITLE MATTERS . . . . . . . . . . 35
     13.1   Liens. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 35
     13.2   Encroachments and Other Title Matters. . . . . . . . . . . . . . 35

ARTICLE 14  PERMITTED CONTESTS . . . . . . . . . . . . . . . . . . . . . . . 36
     14.1   Authorization. . . . . . . . . . . . . . . . . . . . . . . . . . 36
     14.2   Indemnification of Landlord. . . . . . . . . . . . . . . . . . . 37


ARTICLE 15  INSURANCE. . . . . . . . . . . . . . . . . . . . . . . . . . . . 38
     15.1   General Insurance Requirements . . . . . . . . . . . . . . . . . 38
     15.2   Other Insurance. . . . . . . . . . . . . . . . . . . . . . . . . 39
     15.3   Replacement Cost . . . . . . . . . . . . . . . . . . . . . . . . 39
     15.4   Waiver of Subrogation. . . . . . . . . . . . . . . . . . . . . . 39
     15.5   Form Satisfactory, Etc.. . . . . . . . . . . . . . . . . . . . . 39
     15.6   Change in Limits . . . . . . . . . . . . . . . . . . . . . . . . 40
     15.7   Blanket Policy . . . . . . . . . . . . . . . . . . . . . . . . . 40
     15.8   Insurance Proceeds . . . . . . . . . . . . . . . . . . . . . . . 41
     15.9   Disbursement of Proceeds . . . . . . . . . . . . . . . . . . . . 41
     15.10  Excess Proceeds, Deficiency of Proceeds. . . . . . . . . . . . . 42
     15.11  Reconstruction Covered by Insurance. . . . . . . . . . . . . . . 42
     15.12  Reconstruction Not Covered by Insurance. . . . . . . . . . . . . 43
     15.13  No Abatement of Rent . . . . . . . . . . . . . . . . . . . . . . 43
     15.14  Waiver . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 43
     15.15  Damage Near End of Term. . . . . . . . . . . . . . . . . . . . . 43


ARTICLE 16  CONDEMNATION . . . . . . . . . . . . . . . . . . . . . . . . . . 44
     16.1   Total Taking . . . . . . . . . . . . . . . . . . . . . . . . . . 44
     16.2   Partial Taking . . . . . . . . . . . . . . . . . . . . . . . . . 44
     16.3   Restoration. . . . . . . . . . . . . . . . . . . . . . . . . . . 44
     16.4   Award-Distribution . . . . . . . . . . . . . . . . . . . . . . . 44
     16.5   Temporary Taking . . . . . . . . . . . . . . . . . . . . . . . . 44


ARTICLE 17  EVENTS OF DEFAULT. . . . . . . . . . . . . . . . . . . . . . . . 45
     17.1   Events of Default. . . . . . . . . . . . . . . . . . . . . . . . 45
     17.2   Payment of Costs . . . . . . . . . . . . . . . . . . . . . . . . 47
     17.3   Certain Remedies . . . . . . . . . . . . . . . . . . . . . . . . 47
     17.4   Damages. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 47
     17.5   Additional Remedies. . . . . . . . . . . . . . . . . . . . . . . 48
     17.6   Appointment of Receiver. . . . . . . . . . . . . . . . . . . . . 48
     17.7   Waiver . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 48
     17.8   Application of Funds . . . . . . . . . . . . . . . . . . . . . . 48
     17.9   Impounds . . . . . . . . . . . . . . . . . . . . . . . . . . . . 49


ARTICLE 18  LANDLORD'S RIGHT TO CURE TENANT'S DEFAULT. . . . . . . . . . . . 49


ARTICLE 19  LEGAL REQUIREMENTS . . . . . . . . . . . . . . . . . . . . . . . 50


ARTICLE 20  HOLDING OVER . . . . . . . . . . . . . . . . . . . . . . . . . . 50

ARTICLE 21  RISK OF LOSS . . . . . . . . . . . . . . . . . . . . . . . . . . 50


ARTICLE 22  INDEMNIFICATION. . . . . . . . . . . . . . . . . . . . . . . . . 51
     22.1   Tenant's Indemnification of Landlord . . . . . . . . . . . . . . 51
     22.2   Landlord's Indemnification of Tenant . . . . . . . . . . . . . . 51
     22.3   Mechanics of Indemnification . . . . . . . . . . . . . . . . . . 52
     22.4   Survival of Indemnification Obligations; Available Insurance
            Proceeds . . . . . . . . . . . . . . . . . . . . . . . . . . . . 52


ARTICLE 23  SUBLETTING AND ASSIGNMENT. . . . . . . . . . . . . . . . . . . . 53
     23.1   Prohibition Against Assignment . . . . . . . . . . . . . . . . . 53
     23.2   Subleases. . . . . . . . . . . . . . . . . . . . . . . . . . . . 53
     23.3   Transfers. . . . . . . . . . . . . . . . . . . . . . . . . . . . 54
     23.4   REIT Limitations . . . . . . . . . . . . . . . . . . . . . . . . 55
     23.5   Right of First Offer of Landlord to Acquire Leasehold. . . . . . 55
     23.6   Bankruptcy Limitations . . . . . . . . . . . . . . . . . . . . . 56
     23.7   Management Agreement . . . . . . . . . . . . . . . . . . . . . . 57


ARTICLE 24  OFFICER'S CERTIFICATES AND OTHER STATEMENTS. . . . . . . . . . . 57
     24.1   Officer's Certificates . . . . . . . . . . . . . . . . . . . . . 57
     24.2   Environmental Statements . . . . . . . . . . . . . . . . . . . . 58


ARTICLE 25  LANDLORD MORTGAGES . . . . . . . . . . . . . . . . . . . . . . . 58
     25.1   Landlord May Grant Liens . . . . . . . . . . . . . . . . . . . . 58
     25.2   Tenant's Non-Disturbance Rights. . . . . . . . . . . . . . . . . 59
     25.3   Facility Mortgage Protection . . . . . . . . . . . . . . . . . . 59


ARTICLE 26  SALE OF FEE INTEREST . . . . . . . . . . . . . . . . . . . . . . 59
     26.1   Right of First Offer to Purchase . . . . . . . . . . . . . . . . 59
     26.2   Conveyance by Landlord . . . . . . . . . . . . . . . . . . . . . 60


ARTICLE 27  ARBITRATION. . . . . . . . . . . . . . . . . . . . . . . . . . . 60
     27.1   Arbitration. . . . . . . . . . . . . . . . . . . . . . . . . . . 60
     27.2   Arbitration Procedures . . . . . . . . . . . . . . . . . . . . . 60


ARTICLE 28  MISCELLANEOUS. . . . . . . . . . . . . . . . . . . . . . . . . . 61
     28.1   Landlord's Right to Inspect. . . . . . . . . . . . . . . . . . . 61
     28.2   Breach by Landlord . . . . . . . . . . . . . . . . . . . . . . . 61
     28.3   Competition Between Landlord and Tenant. . . . . . . . . . . . . 61
     28.4   No Waiver. . . . . . . . . . . . . . . . . . . . . . . . . . . . 61
     28.5   Remedies Cumulative. . . . . . . . . . . . . . . . . . . . . . . 62
     28.6   Acceptance of Surrender. . . . . . . . . . . . . . . . . . . . . 62
     28.7   No Merger of Title . . . . . . . . . . . . . . . . . . . . . . . 62
     28.8   Quiet Enjoyment. . . . . . . . . . . . . . . . . . . . . . . . . 62
     28.9   Notices. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 62
     28.10  Survival of Claims . . . . . . . . . . . . . . . . . . . . . . . 63

     28.11  Invalidity of Terms or Provisions. . . . . . . . . . . . . . . . 63
     28.12  Prohibition Against Usury. . . . . . . . . . . . . . . . . . . . 63
     28.13  Amendments to Lease. . . . . . . . . . . . . . . . . . . . . . . 63
     28.14  Successors and Assigns . . . . . . . . . . . . . . . . . . . . . 63
     28.15  Titles . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 63
     28.16  Governing Law. . . . . . . . . . . . . . . . . . . . . . . . . . 63
     28.17  Memorandum of Lease. . . . . . . . . . . . . . . . . . . . . . . 63
     28.18  Attorneys' Fees. . . . . . . . . . . . . . . . . . . . . . . . . 64
     28.19  Non-Recourse as to Landlord. . . . . . . . . . . . . . . . . . . 64
     28.20  No Relationship. . . . . . . . . . . . . . . . . . . . . . . . . 64
     28.21  Reletting. . . . . . . . . . . . . . . . . . . . . . . . . . . . 64


EXHIBITS

Exhibit A - Legal Description of the Land
Exhibit B - Schedule of Improvements
Exhibit C - Other Leased Properties
Exhibit D - Pledge Agreement
Exhibit E - Adjustments to Calculation of Gross
            Golf Revenue for Private Clubs
Exhibit F - Calculation of Gross Golf Revenue for the Base Year on a Quarter by
            Quarter Basis

                                                          EAGLE WATCH GOLF CLUB
                                                                      Woodstock
                                                                Cherokee County
                                                                        Georgia


                                      LEASE

          THIS LEASE (this "Lease"), dated as of September 26, 1997, is entered into by and between GOLF TRUST OF AMERICA, L.P., a Delaware limited partnership ("Landlord"), and E.W.G.C., LLC, a Georgia limited liability company ("Tenant").

          THE PARTIES ENTER THIS LEASE on the basis of the following facts, understandings and intentions:

          A. Pursuant to that certain Contribution and Leaseback Agreement (the "Agreement") dated as of September 18, 1997 by and between Landlord and EAGLE WATCH GOLF CLUB LIMITED PARTNERSHIP, an Illinois limited partnership ("Transferor"), Transferor transferred to Landlord all of its right, title and interest in and to the Property (as hereafter defined); and

          B. Tenant, an Affiliate of Transferor, desires to lease the Property from Landlord, and Landlord desires to lease the Property to Tenant, on the terms set forth herein.

          NOW THEREFORE, in consideration of the foregoing and the covenants and agreements to be performed by Tenant and Landlord hereunder, and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

                                  ARTICLE 1
                               LEASED PROPERTY

          Upon and subject to the terms and conditions set forth in this Lease, Landlord leases to Tenant and Tenant leases from Landlord all of Landlord's rights and interest (to the extent acquired from Transferor) in and to the following real property, improvements, personal property and related rights (collectively the "Property"):

          (a) the Land;

          (b) the Improvements;

          (c) all rights, privileges, easements and appurtenances to the Land and the Improvements, if any, including, without limitation, all of Landlord's right, title and interest, if any, in and to all mineral and water rights and all easements, rights-of-way and other appurtenances used or connected with the beneficial use or enjoyment of the Land and the Improvements;

          (d) the Tangible Personal Property; and

          (e) the Intangible Personal Property.

                                  ARTICLE 2
                     DEFINITIONS, RULES OF CONSTRUCTION

          2.1 DEFINITIONS. The following terms shall have the indicated meanings:

          "AAA" has the meaning provided in Section 27.1.

          "ACTUAL PECUNIARY LOSS" has the meaning provided in Section 23.6.

          "ADDITIONAL CHARGES" has the meaning provided in Section 4.7.

          "ADJUSTED NET OPERATING INCOME" shall have the meaning set forth in EXHIBIT K of the Agreement.

          "ADVISORY ASSOCIATION" means that certain association of lessees operating golf courses under a lease with Landlord or any Affiliate of Landlord.

          "AFFILIATE" means, as applied to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with, that Person.

          "AGREEMENT" has the meaning provided in Recital A.

          "ANNUAL BASE RENT" means the Initial Base Rent, as it may be adjusted annually as provided in Section 4.2.

          "ANNUAL BUDGET" has the meaning provided in Section 12.7.

          "AUTHORIZATIONS" means all licenses, permits and approvals required by any governmental or quasi-governmental agency, body or officer for the ownership, operation and use of the Property or any part thereof.

          "AWARD" means all compensation, sums or anything of value awarded, paid or received on a total or partial Condemnation.

          "BANKRUPTCY CODE" has the meaning provided in Section 23.6.

          "BASE RENT" means one-twelfth of the Annual Base Rent.

          "BASE RENT ESCALATOR" has the meaning provided in Section 4.2.

          "BASE YEAR" means the twelve (12) month period beginning on October 1, 1996, and ending on September 30, 1997; provided, however, that the Base Year shall refer to the calendar year immediately preceding the Conversion Date if the Base Rent is increased as provided in Section 4.5. A quarter-by-quarter calculation of Gross Golf Revenue in the Base Year is attached hereto as EXHIBIT F.

          "BUSINESS DAY" means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which national banks in the City of New York, New York, are authorized, or obligated, by law or executive order, to close.

          "CAPITAL BUDGET" has the meaning provided in Section 12.7.

          "CAPITAL EXPENDITURES" has the meaning provided in Section 12.4.

          "CAPITAL REPLACEMENT FUND" means the cumulative amount of the Capital Replacement Reserve accrued by Landlord, together with interest thereon as provided in Section 12.4, less amounts withdrawn from the Capital Replacement Fund as provided in Section 12.4.

          "CAPITAL REPLACEMENT RESERVE" means the greater of (i) an amount equal to 3.22% of each Fiscal Year's Gross Golf Revenue, to be accrued quarterly by Landlord as part of the Capital Replacement Fund, as provided in
Section 12.4 hereof, based on the Officer's Certificate, or (ii) Fifty Thousand Dollars ($50,000) per Fiscal Year.

          "CHANGE OF CONTROL" means:

          (a) the issuance and/or sale by Tenant or the sale by any stockholder of Tenant of a Controlling interest in Tenant to a Person other than to a Person that is an Affiliate of Tenant as of the date hereof;

          (b) the sale, conveyance or other transfer of all or substantially all of the assets of Tenant (whether by operation of law or otherwise);

          (c) any other transaction, or series of transactions, which results in the shareholders, partners or members who control Tenant as of the date hereof no longer having Control of Tenant; or

          (d) any transaction pursuant to which Tenant is merged with or consolidated into another entity (other than an entity owned and Controlled by an Affiliate of Tenant as of the date hereof), and Tenant is not the surviving entity.

            Notwithstanding the foregoing, a Change of Control shall not be deemed to have occurred for purposes of this Lease if the shareholders or partners who Control Tenant as of the date hereof remain in Control of Tenant through an agreement or equity interest.

          "CODE" means the Internal Revenue Code of 1986, as the same may be amended or supplemented, and the rules and regulations promulgated thereunder.

          "COMMENCEMENT DATE" means the date hereof.

          "COMPANY" means Golf Trust of America, Inc. and any subsidiaries thereof, including, without limitation, GTA LP and GTA GP, and, for purposes of Sections 10.7, 22.1, 22.3 and 22.4, each of their officers, employees, directors, agents and representatives.

          "CONDEMNATION" means (a) the exercise of any governmental power, whether by legal proceedings or otherwise, by a Condemnor, and (b) a voluntary sale or transfer by Landlord to any Condemnor, either under threat of condemnation or while legal proceedings for condemnation are pending.

          "CONDEMNOR" means any public or quasi-public authority, or private corporation or individual, having the power of condemnation.

          "CONTINGENT PURCHASE PRICE" shall have the meaning set forth in EXHIBIT K of the Agreement.

          "CONTROL" means (including, with correlative meanings, the terms "controlling" and "controlled by"), as applied to any Person, the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities, by contract or otherwise.

          "CONVERSION DATE" means the earlier of (i) the date Transferor elects to receive additional Owner's Shares in the Partnership as a Contingent Purchase Price for the contribution of the Property, (ii) the date on which Transferor elects in writing to waive its right to receive additional Owner's Shares, or (iii) April 30, 2003.

          "CPI" means the United States Consumer Price Index, All Urban Consumers, U.S. City Average, All Items (1982-84 = 100).

          "DATE OF TAKING" means the date the Condemnor has the right to possession of the property being condemned.

          "ENVIRONMENTAL LAWS" means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. Section 9601, et seq.; the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901, et seq.; the Toxic Substances Control Act, 15 U.S.C. Section 2601 et seq.; the Hazardous Materials Transportation Act, as amended, 49 U.S.C. Section 1801, et seq.; the Superfund Amendments and Reauthorization Act of 1986, Pub. L. 99-499 and 99-563; the Occupational Safety and Health Act of 1970, as amended, 29 U.S.C. Section 651, et seq.; the Clean Air Act, as amended, 42 U.S.C. Section 7401, et seq.; the Safe Drinking Water Act, as amended, 42 U.S.C. Section 201, et seq.; the Federal Water Pollution Control Act, as amended, 33 U.S.C. Section 1251, et seq.; and all federal, state and local environmental health and safety statutes, ordinance, codes, rules, regulations, orders and decrees regulating, relating to or imposing liability or standards concerning or in connection with Hazardous Materials.

          "EVENT OF DEFAULT" has the meaning provided in Section 17.1.

          "EXPIRATION DATE" means December 31, 2007, as such date may be extended by the Extended Terms.

          "EXTENDED TERM" has the meaning provided in Section 3.2.

          "FACILITY MORTGAGE" means a mortgage, deed of trust or other security agreement securing any indebtedness or any other Landlord's Encumbrance placed on the Property in accordance with the provisions of Article 25.

          "FACILITY MORTGAGEE" means the holder or beneficiary of a Facility Mortgage, if any; provided Landlord has given Tenant notice of the identity and address of the Person.

          "FISCAL QUARTER" means the three-month periods (or applicable portions thereof) in any Fiscal Year from January 1 through March 31, April 1 through June 30, July 1 through September 30 and October 1 through December 31.

          "FISCAL YEAR" means the twelve (12) month period from January 1 to December 31 of each year; provided that for purposes of the Lease Term and the Pledge Agreement, the first Fiscal Year shall be deemed to include the period from the Commencement Date to December 31, 1997.

          "FIXTURES" means all permanently affixed equipment, machinery, fixtures, and other items of real and/or personal property, including all components thereof, now or hereafter located in, on or used in connection with and permanently affixed to or incorporated into the Property, including all furnaces, boilers, heaters, electrical equipment, heating, plumbing, lighting, ventilating, refrigerating, air and water pollution control, waste disposal, air-cooling and air-conditioning systems and apparatus, sprinkler systems and fire and theft protection equipment, all of which, to the greatest extent permitted by law, are hereby deemed by the parties hereto to constitute real estate, together with all replacements, modifications, alterations and additions thereto, but specifically excluding all items included within the category of Tenant's Personal Property and any Tenant Improvements.

          "FULL REPLACEMENT COST" means the actual replacement cost from time to time of the improvement being insured, including the increased cost of a construction endorsement, less exclusions provided in the fire insurance policy.

          "GAAP" means generally accepted accounting principles, consistently applied.

          "GROSS GOLF REVENUE" means all revenues accrued (whether by Tenant or any subtenants, assignees, concessionaires or licensees) from or by reason of the operation of the golf operations at the Property calculated in accordance with GAAP (but excluding reasonable reserves for refunds, allowances and bad debts applicable to such operations), including, without limitation, (i) revenues from membership initiation fees (to the extent described in EXHIBIT E attached hereto), (ii) periodic membership dues, (iii) greens fees, (iv) fees to reserve a tee time, (v) guest fees, (vi) golf cart rentals, (vii) parking lot fees, (viii) locker rentals, (ix) fees for golf club storage, (x) fees for the use of swim, tennis or other facilities, (xi) charges for range balls, range fees or other fees for golf practice facilities, (xii) fees or other charges paid for golf or tennis lessons (except where retained by or paid to a USTA or PGA professional in accordance with historical practice at the Property), (xiii) fees or other charges for fitness centers, (xiv) forfeited deposits with respect to any membership application, (xv) transfer fees imposed on any member in connection with the transfer of any membership interest, (xvi) fees or other charges paid to Tenant by sponsors of golf tournaments at the Property (unless the terms under which Tenant is paid by such sponsor do not comply with Section 23.4, in which event the gross revenues received from such sponsor for the tournament shall be excluded from Gross Golf Revenue and further provided that Tenant shall use commercially reasonable efforts to structure such payment to comply with Section 23.4), (xvii) advertising or placement fees paid by vendors in exchange for exclusive use or name rights at the Property, and (xviii) fees received in connection with any golf package sponsored by any hotel group, condominium group, golf association, travel agency, tourist or travel association or similar payments; PROVIDED, HOWEVER, that Gross Golf Revenue shall not include:

          (a)    Other Revenue;

          (b) The amount of any city, county, state or federal sales, admissions, usage, or excise tax on the item included in Gross Golf Revenue, which is both added to or incorporated in the selling price and paid to the taxing authority by Tenant; and

          (c) Revenues or proceeds from sales or trade-ins of machinery, vehicles, trade fixtures or personal property owned by Tenant used in connection with Tenant's operation of the Property.

          "GTA GP" means GTA GP, Inc. and any successor thereto.

          "GTA LP" means GTA LP, Inc. and any successor thereto.

          "HAZARDOUS MATERIAL" means any substance, material, waste, gas or particulate matter which is regulated by any local, state or federal governmental authority, including but not limited to any material or substance which is (i) defined as a "hazardous waste", "hazardous material", or "restricted hazardous waste" or words of similar import under any provision of any Environmental Law; (ii) petroleum or petroleum products; (iii) asbestos;
(iv) polychlorinated biphenyl; (v) radioactive material; (vi) radon gas; (vii) designated as a "hazardous substance" pursuant to Section 311 of the Clean Water Act, 33 U.S.C. Section 1251, et seq. (42 U.S.C. Section 1317); (viii) defined as a "hazardous waste" pursuant to Section 1004 of the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901, et seq. (42 U.S.C. Section 6903); or (ix) defined as a "hazardous substance" pursuant to Section 101 of the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. Section 9601, et seq. (42 U.S.C. Section 9601).

          "IMPARTIAL APPRAISER" means the casualty insurance company which is then carrying the largest amount of casualty insurance carried on the Property.

          "IMPOSITIONS" means collectively:

            (a) all taxes (including all real and personal property, ad valorem, sales and use, single business, gross receipts, transaction privilege, rent or similar taxes);

            (b) assessments and levies (including all assessments for public improvements or benefits, whether or not commenced or completed prior to the date hereof and whether or not to be completed within the Term);

            (c)  excises;

            (d) fees (including license, permit, inspection, authorization and similar fees); and

            (e)  all other governmental charges;

in each case whether general or special, ordinary or extraordinary, or foreseen or unforeseen, of every character in respect of the Property and/or the Rent or Additional Charges (including all interest and penalties thereon due to any failure in payment by Tenant), which at any time during or in respect of the Term hereof may be assessed or imposed on or in respect of or be a lien upon (i) Landlord or Landlord's interest in the Property; (ii) the Property or any part thereof or any therefrom or any estate, right, title or interest therein; or
(iii) any operation, use or possession of, or sales from or activity conducted on or in connection with the Property or the leasing or use of the Property or any part thereof; PROVIDED, HOWEVER, that Impositions shall not include:

          (aa) any taxes based on net income (whether denominated as an income, franchise, capital stock or other tax) imposed on Landlord or any other Person other than Tenant;

          (bb) any transfer or net revenue tax of Landlord or any other Person other than Tenant; or

          (cc) any tax imposed with respect to any principal or interest on any indebtedness on the Property.

          "IMPOUND CHARGES" has the meaning provided in Section 17.9.

          "IMPOUND PAYMENT" has the meaning provided in Section 17.9.

          "IMPROVEMENTS" means the golf course, driving range, putting greens, clubhouse facilities, snack bar, restaurant, pro shop, buildings, structures, parking lots, improvements, Fixtures and other items of real estate located on the Land as more particularly described in EXHIBIT B attached hereto.

          "INITIAL BASE RENT" means $652,800 per year.

          "INITIAL TERM" means the period of time from the Commencement Date through December 31, 2007.

          "INSURANCE REQUIREMENTS" mean all terms of any insurance policy required by this Lease and all requirements of the issuer of any such policy.

          "INTANGIBLE PERSONAL PROPERTY" means all intangible personal property owned by Landlord and used solely in connection with the ownership, operation, leasing or maintenance of the Real Property or the Tangible Personal Property, and any and all trademarks and copyrights, guarantees, Authorizations, general intangibles, business records, plans and specifications, surveys, all licenses, permits and approvals solely with respect to the construction, ownership, operation or maintenance of the Property.

          "LAND" means the land described in EXHIBIT A attached hereto.

          "LANDLORD" means Golf Trust of America, L.P., and any successor or assignee permitted in accordance with the terms of the Lease.

          "LANDLORD'S ENCUMBRANCE" means any lien, encumbrance or title retention agreement upon the Property, or any portion thereof or interest therein, whether to secure borrowing or other means of financing or refinancing.

          "LEASE" means this Lease, as the same may be amended from time to time.

          "LEASE TERM" means the period from the Commencement Date through and including the Expiration Date (or the termination date, if earlier terminated pursuant to the provisions hereof).

          "LEGAL REQUIREMENTS" means all federal, state, county, municipal and other governmental statutes, laws (including the Americans with Disabilities Act and any Environmental Laws), rules, orders, regulations, ordinances, judgments, decrees and injunctions affecting either the Property or the construction, use or alteration thereof, whether now or hereafter enacted and in force, including any which may (i) require repairs, modifications, or alterations in or to the Property; (ii) in any way adversely affect the use and enjoyment thereof, and all permits, licenses and authorizations and regulations relating thereto, and all covenants, agreements, restrictions and encumbrances contained in any instruments, either of record or known to Tenant (other than encumbrances created by Landlord without the consent of Tenant), at any time in force affecting the Property; or (iii) require the cleanup or other treatment of any Hazardous Material.

          "NET OPERATING INCOME" shall have the meaning set forth in EXHIBIT K of the Agreement.

          "NON-COMPLYING PARTY" has the meaning provided in Section 27.2.

          "OFFICER'S CERTIFICATE" means a certificate of Tenant signed by an officer authorized to so sign by the board of directors or by-laws, or if Tenant is a partnership, by an officer authorized to so sign by the general partners.

          "OPERATING BUDGET" has the meaning provided in Section 12.7.

          "OTHER LEASED PROPERTIES" means the property or properties leased or hereafter leased to Tenant or an Affiliate of Tenant by Landlord or an Affiliate of Landlord, other than pursuant to this Lease, which as of the date hereof are the properties listed on EXHIBIT C attached hereto.

          "OTHER REVENUE" means all revenue received (whether by Tenant or any subtenants, assignees, concessionaires or licensees) from or by reason of the Property relating to (i) the operation of snack bars, restaurants, bars, catering functions, and banquet operations, (ii) sale of merchandise and inventory on the Property, and (iii) photography services.

          "OVERDUE RATE" means, on any date, a rate equal to the Prime Rate plus an additional five percent (5%) per annum, but in no event greater than the maximum rate then permitted under applicable law.

          "OWNER'S SHARES" means limited partnership interests in the Partnership.

          "PARTNERSHIP" means Golf Trust of America, L.P., a Delaware limited partnership.

          "PERCENTAGE RENT" means, for any Fiscal Year during the Lease Term, thirty-three and one-third percent (33 1/3%) of the positive difference, if any, between the current year's Gross Golf Revenue and the Gross Golf Revenue for the Base Year, pro rated for any partial periods.

          "PERMITTED ASSIGNEE" means a Person or an Affiliate of a Person meeting one or more of the following standards:

            (a) an existing lessee under a lease with Landlord or any Affiliate of Landlord who is not then in default under its lease;

            (b) any entity affiliated with an entity acquiring from an Affiliate of Tenant its resort and related operations located at or adjacent to the Property, and provided Landlord has approved such assignee in its reasonable discretion, based on, among other things, the proposed assignee's reputation and experience in owning, operating and managing golf courses similar in type to the

     Property and the proposed assignee's net worth and financial resources; and

            (c) a list of pre-approved assignees prepared by Landlord from time to time in consultation with the Advisory Association.

          "PERSON" means and includes natural persons, corporations, limited partnerships, limited liability companies, general partnerships, joint stock companies, joint ventures, associations, companies, trusts, banks, trusts companies, land trusts, business trusts, Indian tribes or other organizations, whether or not legal entities, and governments and agencies and political subdivisions thereof.

          "PLEDGE AGREEMENT" means that certain pledge agreement dated as of the date of this Lease, by and between Transferor and Landlord, in the form attached hereto as EXHIBIT D.

          "PLEDGED OWNER'S SHARES" means the Owner's Shares pledged pursuant to the Pledge Agreement.

          "PRIMARY INTENDED USE" means the operation of a golf course and other activities incidental to the operation of a golf course.

          "PRIME RATE" means on any date, a rate equal to the annual rate on such date announced by NationsBank, N.A. or its successor entity, to be its prime rate or, if the prime rate is discontinued, the base rate for 90-day unsecured loans to its corporate borrowers of the highest credit standing.

          "PROPERTY" means the Real Property, the Tangible Personal Property and the Intangible Personal Property.

          "REAL PROPERTY" means the Land and the Improvements, and all easements and appurtenances attached thereto.

          "RENT" means, collectively, the Base Rent and Percentage Rent.

          "STATE" means the State or Commonwealth in which the Property is located.

          "TANGIBLE PERSONAL PROPERTY" means all items of tangible personal property and fixtures (if any) owned by Landlord and located on or used solely in connection with the Real Property, including, but not limited to, machinery, equipment, furniture, furnishings, movable walls or partitions, phone systems, restaurant equipment, computers or trade fixtures, golf course operation and maintenance equipment, including mowers, tractors, aerators, sprinklers, sprinkler and irrigation facilities and equipment, valves or rotors, driving range equipment, athletic training equipment, office equipment or machines, antiques or other decorations, furniture, computers or other control systems, and equipment or machinery of every kind or nature, including all warranties and guaranties associated therewith, with the exception of golf carts.

          "TENANT" means E.W.G.C., LLC, a Georgia limited liability company, and any successor thereto, or assignee thereof, as permitted by the terms of this Lease.

          "TENANT IMPROVEMENTS" has the meaning provided in Section 12.1.

          "TENANT'S PERSONAL PROPERTY" has the meaning provided in Section 8.2.

          "TENANT'S RIGHT OF FIRST OFFER TO LEASE" has the meaning provided in
Section 3.3.

          "TENANT'S RIGHT OF FIRST OFFER TO PURCHASE" has the meaning provided in Section 26.1.

          "TERM" means, collectively, the Initial Term and any Extended Terms, as the context may require, unless earlier terminated pursuant to the provisions hereof.

          "TERMINATION PAYMENT" means an amount calculated on the Expiration Date equal to the positive difference, if any, between one hundred thirteen and one half percent (113.5%) of the Rent and the Net Operating Income for the prior Fiscal Year, divided by ten and two tenths percent (10.2%).

          "TRANSFEROR" has the meaning provided in Recital A.

          "TRUSTEE" has the meaning provided in Section 23.6.

          "UNAVOIDABLE DELAYS" means delays due to strikes, lockouts, power failure, acts of God, governmental restrictions, enemy action, civil commotion, fire, unavoidable casualty or other causes beyond the control of the party responsible for performing an obligation hereunder, PROVIDED THAT lack of funds shall not be deemed a cause beyond the control of either party hereto unless such lack of funds is caused by the failure of the other party hereto to perform any obligations of such party under this Lease.

          "UNSUITABLE FOR ITS PRIMARY INTENDED USE" means a state of condition of the Property such that in the good faith judgment of Landlord, reasonably exercised, the Property cannot be operated on a commercially practicable basis for its Primary Intended Use.

          2.2 RULES OF CONSTRUCTION. The following rules shall apply to the construction and interpretation of this Lease:

          (a) Singular words shall connote the plural number as well as the singular and vice versa, and the masculine shall include the feminine and the neuter.

          (b) All references herein to particular articles, sections, subsections, clauses or exhibits are references to articles, sections, subsections, clauses or exhibits of this Lease.

          (c) The table of contents and headings contained herein are solely for convenience of reference and shall not constitute a part of this Lease nor shall they affect its meaning, construction or effect.

          (d) "Including" and variants thereof shall be deemed to mean "including without limitation."

          (e) All accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles then in effect.

          (f) Each party hereto and its counsel have reviewed and revised (or requested revisions of) this Lease and have participated in the preparation of this Lease, and therefore any usual rules of construction requiring that ambiguities are to be resolved against a particular party shall not be applicable in the construction and interpretation of this Lease or any exhibits hereto.

                                 ARTICLE 3
                                   TERM

          3.1 INITIAL TERM. The Initial Term shall commence on the Commencement Date and shall terminate on December 31, 2007.

          3.2 EXTENSION OPTIONS. Landlord grants Tenant the right to extend the Initial Term of this Lease five (5) consecutive times for a period of five
(5) years each (each such extension, an "Extended Term"). Tenant may exercise its option for an Extended Term solely by giving written notice at least one hundred eighty (180) days prior to the termination of the then-current term. Tenant shall be entitled to exercise these options only if at the time of the giving of such notice, Tenant is then the lessee of the Property pursuant to this Lease, and at the time of the commencement of the applicable Term or Extended Term no Event of Default shall then exist. During the Extended Term, all of the terms and conditions of this Lease shall continue in full force and effect, as the same may be amended, supplemented or modified.

          3.3 RIGHT OF FIRST OFFER TO LEASE. Upon the expiration of the Lease Term and provided that Tenant has exercised each Extended Term and no Event of Default then exists beyond any applicable notice and cure period, Tenant shall have a right of first offer ("Tenant's Right of First Offer to Lease") to lease the Property upon the same terms and conditions as Landlord, at its election, intends to offer to lease the Property to a third party. Tenant shall be entitled to exercise Tenant's Right of First Offer to Lease only if at the time of the giving of such notice and at the time of the commencement of the applicable term no Event of Default shall then exist and only if Landlord elects to lease the Property at the expiration of the Lease Term. Not more than nine
(9) months and not less than three (3) months prior to the expiration of the Lease Term, Landlord shall, if applicable, give Tenant written notice of its intent to lease the Property and shall indicate the terms and conditions upon which Landlord intends to lease the Property. Tenant shall thereafter have a period of thirty (30) days to elect by unequivocal written notice to Landlord to lease the Property on the same terms and conditions as Landlord intends to offer to a third party; provided prior to Tenant's acceptance Landlord shall retain the right to elect not to lease the Property by giving Tenant written notice thereof. If Tenant elects not to lease the Property, then Landlord shall be free to lease the Property to a third party. However, if the Base Rent for such proposed lease is reduced by five percent (5%) or more as compared to the Base Rent included in the lease that Tenant rejected, then Landlord shall again offer Tenant the right to acquire the Property upon the same terms and conditions, provided that Tenant shall have only fifteen (15) days to accept such offer.

                                 ARTICLE 4
                                   RENT

          4.1 RENT. Tenant will pay to Landlord, in lawful money of the United States of America, Rent during the Initial Term or any Extended Term. Payments of Base Rent shall be paid monthly, on the first day of each month in arrears, at Landlord's address set forth in Section 28.9 or at such other place or to such other Person as Landlord from time to time may designate in writing. The first monthly installment shall be prorated as to any partial month. If any payment owing hereunder shall otherwise be due on a day that is not a Business Day, such payment shall be due on the next succeeding Business Day. No payment in addition to the payment of Rent shall be required in order to require Landlord to accrue the Capital Replacement Fund as provided in Section 12.4. Tenant shall receive a credit against Rent (or be paid directly, at Landlord's option) for any operating expense credits or operating revenues credited to Landlord pursuant to the Agreement which are applicable to any period in the Lease Term (E.G., credit for real property taxes, membership dues, sublease rents, etc.) and conversely Tenant shall reimburse Landlord for any operating expenses paid for by Landlord pursuant to the Agreement which are the responsibility of Tenant hereunder.

          4.2 INCREASE IN INITIAL BASE RENT. Beginning on January 1, 1999 and on each January 1 thereafter through and including January 1, 2003, the Annual Base Rent will increase by the lesser of (i) three percent (3%) of the Annual Base Rent payable for the immediately preceding year, or (ii) two hundred percent (200%) of the change in CPI from the immediately preceding fiscal year (the "Base Rent Escalator"). If Landlord provides Tenant with the Bunker Repair Funds as provided in Section 11.5, Annual Base Rent shall increase by an amount that is 10.5% of the Bunker Repair Funds. In addition, if the Annual Base Rent is increased as provided in Section 4.5, then the Base Rent Escalator shall continue to apply to each of the five (5) years following such increase, with the increase effective on the anniversary of the increase in Base Rent as provided in Section 4.5 in lieu of increases on January of each year.

          4.3 PERCENTAGE RENT. In addition to Base Rent, Tenant shall pay Percentage Rent as provided herein. Beginning in the first year of the Initial Term and continuing for the Initial Term and any Extended Term, Tenant shall calculate the Gross Golf Revenue for each Fiscal Quarter (or shorter period, if applicable) within twenty (20) days of the end of such Fiscal Quarter (or shorter period, if applicable) and submit such calculation in writing to Landlord by way of an Officer's Certificate. If the Gross Golf Revenue for that Fiscal Quarter (or shorter period, if applicable) is greater than the Gross Golf Revenue for the same Fiscal Quarter (or shorter period, if applicable) in the Base Year (and, following the Fiscal Quarter ending March 31, on a year-to-date basis), then Tenant shall pay to Landlord the Percentage Rent upon submittal of the Officer's Certificate. The Percentage Rent payable in any period in any Fiscal Year shall be adjusted to reflect the Percentage Rent paid on a year-to-date cumulative basis for the Fiscal Year (pro rated for any partial periods) and the limits set forth in the next two sentences on a pro rated basis. The increase in Rent resulting from the payment of Percentage Rent (together with any increase in Base Rent pursuant to Section 4.2) payable, if any, during each of the first five (5) full calendar years of the Initial Term shall be limited to five percent (5%) of the Rent payable for the prior calendar year. Tenant shall receive a credit against the payment of Percentage Rent in an amount equal to the increase in the Base Rent over the Initial Base Rent.

          4.4 ANNUAL RECONCILIATION OF PERCENTAGE RENT. Within sixty (60) days after the end of each Fiscal Year, or after the expiration or termination of this Lease, Tenant shall deliver to Landlord an Officer's Certificate setting forth (i) the Gross Golf Revenue for the Fiscal Year just ended, and (ii) a comparison of the amount of the Percentage Rent actually paid during such Fiscal Year versus the amount of Percentage Rent actually owing on the basis of the annual calculation of the Gross Golf Revenue. If the Percentage Rent for such Fiscal Year exceeds the sum of the quarterly payments of Percentage Rent previously paid by Tenant, Tenant shall pay such deficiency to Landlord along with such Officer's Certificate. If the Percentage Rent for such Fiscal Year is less than the amount of Percentage Rent previously paid by Tenant, Landlord shall, at Landlord's option, either (i) remit to Tenant its check in an amount equal to such difference, or (ii) grant Tenant a credit against the payment of Rent next coming due. Landlord shall have the right to audit all of Tenant's business operations at the Property so as to determine the calculation of Percentage Rent as provided in Section 12.6.

          4.5 INCREASE IN BASE RENT FOLLOWING CONVERSION DATE. For the Fiscal Year in which the Conversion Date occurs, the Annual Base Rent shall be increased, effective as of the date the additional Owner's Shares are issued to the Transferor, to an amount equal to the Adjusted Net Operating Income.

          4.6 RECORD-KEEPING. Tenant shall utilize an accounting system for the Property in accordance with its usual and customary practices and in accordance with GAAP, approved by Landlord, which will accurately record all Gross Golf Revenue. Tenant shall retain all accounting records for each Fiscal Year conforming to such accounting system until at least five (5) years after the expiration of such Fiscal Year.

          4.7 ADDITIONAL CHARGES. In addition to the Base Rent and Percentage Rent, (a) Tenant shall also pay and discharge when due and payable all other amounts, liabilities, obligations and Impositions which Tenant assumes or agrees to pay under this Lease, and (b) in the event of any failure on the part of Tenant to pay any of those items referred to in clause (a) above, Tenant shall also pay and discharge every fine, penalty, interest and cost which may be added for non-payment or late payment of such items (the items referred to in clauses (a) and (b) above being referred to herein collectively as the "Additional Charges"). Except as otherwise provided in this Lease, all Additional Charges shall become due and payable at the earlier of (i) thirty
(30) days after either Landlord or the applicable third party delivery of an invoice to Tenant, or (ii) the date of delinquency with respect to Impositions.

          4.8 LATE PAYMENT OF RENT. Tenant hereby acknowledges that late payment by Tenant to Landlord of Base Rent, Percentage Rent or Additional Charges will cause Landlord to incur costs not contemplated under the terms of this Lease, the exact amount of which is presently anticipated to be extremely difficult to ascertain. Such costs may include processing and accounting charges and late charges which may be imposed on Landlord by the terms of any mortgage or deed of trust covering the Property and other expenses of a similar or dissimilar nature. Accordingly, if any installment of Base Rent, Percentage Rent or Additional Charges (but only as to those Additional Charges which are payable directly to Landlord) shall not be paid within ten (10) Business Days after the date such payment is due, Tenant will pay Landlord on demand, as Additional Charges, a late charge equal to five percent (5%) of such installment. The parties agree that this late charge represents a fair and reasonable estimate of the costs that Landlord will incur by reason of late payment by Tenant and is not a penalty. In addition, if any installment of Base Rent, Percentage Rent or Additional Charges (but only as to those Additional Charges which are payable directly to Landlord) shall not be paid within five (5) Business Days after the due date with respect to Base Rent or Percentage Rent or delivery of an invoice to Tenant with respect to the Additional Charge, the amount unpaid shall bear interest, from such due date to the date of payment thereof, computed at the Overdue Rate on the amount of such installment, and Tenant will pay such interest to Landlord as Additional Charges. The acceptance of any late charge or interest shall not constitute a waiver of, nor excuse or cure, any default under this Lease, nor prevent Landlord from exercising any other rights and remedies available to Landlord.

          4.9 NET LEASE. This Lease shall be a triple net lease and Rent shall be payable to Landlord without notice or demand and without set-off, counterclaim, recoupment, abatement, suspension, determent, deduction or defense, except as expressly provided herein, so that this Lease shall yield to Landlord the full amount of the installments of Base Rent, Percentage Rent and Additional Charges throughout the Term. Without limiting the foregoing, Tenant shall pay to Landlord on a monthly basis along with Base Rent, as additional rent, an amount equal to one-twelfth (1/12) of the Capital Replacement Reserve. Such amount shall be subject to reconciliation at the end of each Fiscal Quarter.

          4.10 ALLOCATION OF REVENUES. In the event that individuals or groups purchase for a single price items which are both included and excluded from Gross Golf Revenue (e.g., green fees and dinner), then Tenant agrees that revenues shall be allocated to Gross Golf Revenue in a reasonable manner consistent with the historical allocation of such revenues.

                                  ARTICLE 5
                               SECURITY DEPOSIT

          5.1 PLEDGE OF OWNER'S SHARES. On or prior to the Commencement Date, Tenant shall cause the Pledge Agreement to be executed for the benefit of Landlord.

          5.2 OBLIGATION TO WITHHOLD DISTRIBUTIONS. Notwithstanding the above provisions, if the Net Operating Income for the Property falls below the coverage ratio set forth in Section 2(a) of EXHIBIT D-1 to the Pledge Agreement, at any time following the release of any Pledged Owner's Shares (or security deposit held by Landlord in lieu thereof), then Tenant shall thereafter retain, and not make cash distributions (except as may be necessary to pay any applicable taxes) to its shareholders, partners or members, as applicable, until such time as Tenant has accumulated six (6) months of Base Rent at the then current level. Cash distributions may be made at such time as Tenant shall have again satisfied such coverage ratios for two (2) consecutive Fiscal Years. Tenant shall provide Landlord with such documentation, including Officer's Certificates and financial statements, within forty-five (45) days after the end of each Fiscal Quarter as are necessary to establish Tenant's compliance with the foregoing requirements.

          5.3 CROSS-COLLATERAL. The Pledged Owner's Shares shall also secure Tenant's or Tenant's Affiliates obligations under each of the leases for the Other Leased Properties. Notwithstanding the foregoing, the Pledged Owner's Shares shall not secure any obligations of O.A.G.C., LLC, a Georgia limited liability company ("Olde Atlanta"), under that certain Lease (the "Olde Atlanta Lease") dated as of February 11, 1997, by and between Landlord and Olde Atlanta, nor shall any security for Olde Atlanta's performance under the Olde Atlanta Lease secure the performance of Tenant under this Lease.

          5.4 LANDLORD'S LIEN. To the fullest extent permitted by applicable law, Landlord is granted a lien and security interest on all of Tenant's personal property now or hereafter located on the Property, and such lien and security interest shall remain attached to Tenant's personal property until payment in full of all Rent and satisfaction of all of Tenant's obligations hereunder; provided, however, Landlord shall subordinate its lien and security interest only to that of any third party lender or seller which finances Tenant's personal property, the terms and conditions of such subordination to be satisfactory to Landlord in its reasonable discretion. Tenant shall, upon the request of Landlord, execute such financing statements or other documents or instruments reasonably requested by Landlord to perfect the lien and security interests herein granted.

          5.5 TERMINATION PAYMENT. On the day following the Expiration Date (unless the Expiration Date is December 31, 2032), Tenant shall pay to Landlord the Termination Payment, if any, provided the maximum Termination Payment shall equal the amounts in the Security Fund (as defined in the Pledge Agreement) then held by Landlord and shall be payable solely from the proceeds thereof. For purposes of calculating the Termination Payment, the shares of Common Stock of GTA shall have a value deemed to equal the closing share price of common stock of GTA on the Expiration Date.

                                  ARTICLE 6
                                 IMPOSITIONS

          6.1 PAYMENT OF IMPOSITIONS. Subject to Section 6.3 and Section 17.9, Tenant will pay, or cause to be paid, all Impositions before any fine, penalty, interest or cost may be added for non-payment, such payments to be made directly to the taxing authorities where feasible. All payments of Impositions shall be subject to Tenant's right of contest pursuant to the provisions of Section 6.3 or Article 14. Upon request, Tenant shall promptly furnish to Landlord copies of official receipts, if available, or other satisfactory proof evidencing such payments, such as cancelled checks.

          6.2 INFORMATION AND REPORTING. Landlord shall give prompt notice to Tenant of all Impositions payable by Tenant hereunder of which Landlord at any time has actual knowledge, but Landlord's failure to give any such notice shall in no way diminish Tenant's obligations hereunder to pay such Impositions. Landlord and Tenant shall, upon reasonable request of the other, provide such data as is maintained by the party to whom the request is made with respect to the Property as may be necessary to prepare any required returns and reports. In the event any applicable governmental authorities classify any property covered by this Lease as personal property, Tenant shall file all personal property tax returns in such jurisdictions where it must legally so file. Each party, to the extent it possesses the same, will provide the other party, upon reasonable request, with cost and depreciation records necessary for filing returns for any property so classified as personal property.

          6.3 PRORATIONS. Impositions imposed in respect of the tax-fiscal period during which the Lease commences or terminates shall be adjusted and prorated between Landlord and Tenant, whether or not such Imposition is imposed before or after such commencement or termination, and Tenant's obligation to pay its prorated share thereof shall survive such termination. If any Imposition may, at the option of the taxpayer, lawfully be paid in installments (whether or not interest shall accrue on the unpaid balance of such Imposition), Tenant may elect to pay in installments, in which event Tenant shall pay all installments (and any accrued interest on the unpaid balance of the Imposition) that are due during the Term hereof before any fine, penalty, premium, further interest or cost may be added thereto.

          6.4 REFUNDS. If any refund shall be due from any taxing authority in respect of any Imposition paid by Tenant, the same shall be paid over to or retained by Tenant if no Event of Default shall have occurred hereunder and be continuing. Any such funds retained by Landlord due to an Event of Default shall be applied as provided in Article 17.

          6.5 UTILITY CHARGES. Tenant shall pay or cause to be paid prior to delinquency charges for all utilities and services, including, without limitation, electricity, telephone, trash disposal, gas, oil, water, sewer, communication and all other utilities used in the Property during the Term.

          6.6 ASSESSMENT DISTRICTS. Landlord shall not voluntarily consent to or agree in writing to (i) any special assessment or (ii) the inclusion of any material portion of the Leased Property into a special assessment district or other taxing jurisdiction unless Tenant shall have consented thereto, which consent shall not be unreasonably withheld or unless Landlord agrees to pay the cost thereof.

                                  ARTICLE 7
                                TENANT WAIVERS

          7.1 NO TERMINATION, ABATEMENT, ETC. Subject to Article 21 and except as otherwise specifically provided in this Lease, and except for those causes resulting from the willful misconduct or gross negligence of Landlord or any person whose claim arose under Landlord, (i) Tenant, to the extent permitted by law, shall remain bound by this Lease in accordance with its terms and shall neither take any action without the consent of Landlord to modify, surrender or terminate the same, nor be entitled to any abatement, deduction, deferment or reduction of Rent, or set-off against the Rent by reason of, and (ii) the respective obligations of Landlord and Tenant shall not be otherwise affected by reason of:

          (a) any damage to, or destruction of, any Property or any portion thereof from whatever cause or any taking of the Property or any portion thereof;

          (b) the lawful or unlawful prohibition of, or restriction upon, Tenant's use of the Property, or any portion thereof, the interference with such use by any Person, or by reason of eviction by paramount title;

          (c) any claim which Tenant has or might have against Landlord or by reason of any default or breach of any warranty by Landlord under this Lease or any other agreement between Landlord and Tenant, or to which Landlord and Tenant are parties;

          (d) any bankruptcy, insolvency, reorganization, composition, readjustment, liquidation, dissolution, winding up or other proceedings affecting Landlord or any assignee or transferee of Landlord; or

          (e) for any other cause whether similar or dissimilar to any of the foregoing other than a discharge of Tenant from any such obligations as a matter of law.

          Tenant hereby specifically waives all rights, arising from any occurrence whatsoever, which may now or hereafter be conferred upon it by law
(i) to modify, surrender or terminate this Lease or quit or surrender the Property or any portion thereof, or (ii) to entitle Tenant to any abatement, reduction, suspension or deferment of the Rent or other sums payable by Tenant hereunder, except as otherwise specifically provided in this Lease. The obligations of Landlord and Tenant hereunder shall be separate and independent covenants and agreements and the Rent and all other sums payable by Tenant hereunder shall continue to be payable in all events unless the obligations to pay the same shall be terminated pursuant to the express provisions of this Lease or by termination of this Lease other than by reason of an Event of Default.

          7.2 CONDITION OF THE PROPERTY. Tenant acknowledges receipt and delivery of possession of the Property and that Tenant has examined and otherwise has knowledge of the condition of the Property prior to the execution and delivery of this Lease and has found the same to be in good order and repair and satisfactory for its purposes hereunder. Regardless, however of any inspection made by Tenant of the Property and whether or not any patent or latent defect or condition was revealed or discovered thereby, Tenant is leasing the Property "as is" in its present condition. Tenant waives and releases any claim or cause of action against Landlord with respect to the condition of the Property including any defects or adverse conditions latent or patent, matured or unmatured, known or unknown by Tenant or Landlord as of the date hereof. TENANT ACKNOWLEDGES THAT LANDLORD (WHETHER ACTING AS LANDLORD HEREUNDER OR IN ANY OTHER CAPACITY) HAS NOT MADE AND WILL NOT MAKE, NOR SHALL LANDLORD BE DEEMED TO HAVE MADE, ANY WARRANTY OR REPRESENTATION, EXPRESS OR IMPLIED, WITH RESPECT TO THE PROPERTY, INCLUDING ANY WARRANTY OR REPRESENTATION AS TO (i) ITS FITNESS, DESIGN OR CONDITION FOR ANY PARTICULAR USE OR PURPOSE, (ii) THE QUALITY OF THE MATERIAL OR WORKMANSHIP THEREIN, (iii) THE EXISTENCE OF ANY DEFECT, LATENT OR PATENT,
(iv) LANDLORD'S TITLE THERETO, (v) VALUE, (vi) COMPLIANCE WITH SPECIFICATIONS, (vii) LOCATION, (viii) USE, (ix) CONDITION, (x) MERCHANTABILITY, (xi) QUALITY, (xii) DESCRIPTION, (xiii) DURABILITY, (xiv) OPERATION, (xv) THE EXISTENCE OF ANY HAZARDOUS MATERIAL OR (xvi) COMPLIANCE OF THE PROPERTY WITH ANY LAW (INCLUDING ENVIRONMENTAL LAWS) OR LEGAL REQUIREMENTS. TENANT ACKNOWLEDGES THAT THE PROPERTY IS OF ITS SELECTION AND TO ITS SPECIFICATIONS AND THAT THE PROPERTY HAS BEEN INSPECTED BY TENANT AND IS SATISFACTORY TO IT. IN THE EVENT OF ANY DEFECT OR DEFICIENCY IN THE PROPERTY OF ANY NATURE, WHETHER LATENT OR PATENT, AS BETWEEN LANDLORD AND TENANT, LANDLORD SHALL NOT HAVE ANY RESPONSIBILITY OR LIABILITY WITH RESPECT THERETO OR FOR ANY INCIDENTAL OR CONSEQUENTIAL DAMAGES (INCLUDING STRICT LIABILITY IN TORT). THE PROVISIONS OF THIS SECTION 7.2 HAVE BEEN NEGOTIATED AND REVIEWED BY TENANT'S LEGAL COUNSEL, AND ARE INTENDED TO BE A COMPLETE EXCLUSION AND NEGATION OF ANY WARRANTIES BY LANDLORD, EXPRESS OR IMPLIED, WITH RESPECT TO THE

PROPERTY, ARISING PURSUANT TO THE UNIFORM COMMERCIAL CODE OR ANY OTHER LAW NOW OR HEREAFTER IN EFFECT OR ARISING OTHERWISE.

          Tenant represents to Landlord that Tenant has examined the title to the Property prior to the execution and delivery of this Lease and has found the same to be satisfactory for the purposes contemplated hereby. Tenant acknowledges that (A) Tenant or an Affiliate of Tenant has previously operated the Property and has knowledge of its condition which is superior to that of Landlord, (B) fee simple title, except where the Property is held under a ground lease, (both legal and equitable) is in Landlord and that Tenant has only the leasehold right of possession and use of the Property as provided herein, (C) to Tenant's knowledge the Improvements conform to all material Legal Requirements and all material Insurance Requirements, (D) all easements necessary or appropriate for the use or operation of the Property have been obtained, (E) all contractors and subcontractors retained by Tenant who have performed work on or supplied materials to the Property have been fully paid, and all materials to the Property have been fully paid for, (F) the Improvements constructed by Tenant or any Affiliate of Tenant have been completed in all material respects in a workmanlike manner of first class quality, and (G) all equipment necessary or appropriate for the use or operation of the Property has been installed and is presently operative in all material respects.

                                  ARTICLE 8
                   OWNERSHIP OF TANGIBLE PERSONAL PROPERTY

          8.1 PROPERTY. Tenant acknowledges that (i) the Property has been transferred to Landlord and leased to Tenant, (ii) the Property is the property of Landlord and (iii) that Tenant has only the right to the use of such Property during the Term of and upon the terms and conditions of this Lease.

          8.2 TENANT'S PERSONAL PROPERTY. Tenant shall maintain all of the Property, whether initially included in the Lease or thereafter acquired by Landlord or Tenant, in good condition and repair, normal wear and tear excepted. Upon the loss, destruction or obsolescence of any Tangible Personal Property, Tenant shall replace such property with replacements of the same type and quality as initially in place, which such property will be owned by Tenant except to the extent acquired with funds from the Capital Replacement Fund ("Tenant's Personal Property"). Upon the expiration or sooner termination of this Lease, the Tenant's Personal Property shall transfer to Landlord without requirement of any bill of sale or assignment; provided Landlord, at its election, may require Tenant to execute such documentation as Landlord may require to evidence such transfer. Tenant shall not remove any Tangible Personal Property from the Property upon termination of the Lease. If any of such Tangible Personal Property is stored away from the Property, Tenant will provide Landlord with proper access to the storage facility.

          8.3 TENANT'S OBLIGATIONS. Tenant shall provide and maintain, or cause to be provided and maintained, during the entire term of the Lease, all Tangible Personal Property, as well as merchandise for sale to the public, and food and beverage, as shall be necessary in order to operate the Property in compliance with (a) all applicable Legal Requirements, (b) customary practices in the golf industry, (c) past practices of the Transferor, and (d) such other reasonable requirements imposed by Landlord from time to time.

          8.4 LANDLORD'S WAIVERS. Any lessor of Tenant's Personal Property may, upon notice to Landlord and during reasonable hours, enter the Property and take possession of any of Tenant's Personal Property without liability for trespass or conversion upon a default by Tenant, provided that such lessor provide Landlord with the opportunity to cure the defaults of Tenant on terms and conditions satisfactory to such lessor and Landlord.

                                  ARTICLE 9
                               USE OF PROPERTY

          9.1 USE. After the Commencement Date and during the Term, Tenant shall use or cause to be used the Property and the improvements thereon for its Primary Intended Use. Tenant shall not use the Property or any portion thereof for any other use without the prior written consent of Landlord, in Landlord's absolute discretion. No use shall be made or permitted to be made of the Property, and no acts shall be done, which will cause the cancellation of any insurance policy covering the Property or any part thereof, nor shall Tenant sell or otherwise provide to patrons, or permit to be kept, used or sold in or about the Property any article which may be prohibited by law or by the standard form of fire insurance policies, or any other insurance policies required to be carried hereunder, or fire underwriters regulations. Tenant shall, at its sole cost, comply with all of the requirements pertaining to the Property or other improvements of any insurance board, association, organization or company necessary for the maintenance of insurance, as herein provided, covering the Property and Tenant's Personal Property.

          9.2 SPECIFIC PROHIBITED USES. Tenant shall not use or occupy or permit the Property to be used or occupied, nor do or permit anything to be done in or on the Property, in a manner which would (i) violate or fail to comply with any law, rule or regulation or Legal Requirement, (ii) subject to
Article 12, cause structural injury to any of the Improvements or (iii) constitute a public or private nuisance or waste. Tenant shall not allow any Hazardous Material to be located in, on or under the Property, or any adjacent property, or incorporated in the Property or any improvements thereon except in compliance with applicable law (including any Environmental
Laws). Tenant shall not allow the Property to be used as a landfill or a waste disposal site, or a manufacturing, distribution or disposal facility for any Hazardous Materials. Tenant shall neither suffer nor permit the Property or any portion thereof, including Tenant's Personal Property, to be used in such a manner as (i) might reasonably tend to impair Landlord's title thereto or to any portion thereof, or (ii) may reasonably make possible a claim or claims of adverse usage or adverse possession by the public, as such, or of implied dedication of the Property or any portion thereof, or (iii) is in material violation of any applicable Environmental Law.

          9.3 MEMBERSHIP SALES. Tenant shall not sell and/or classify or reclassify memberships, or set initiation fees, dues and other charges or materially increase or decrease the number of memberships available at the Property, except as follows:

          (a) in accordance with Transferor's past practice, as reasonably approved by Landlord, or

          (b) membership plans and fees proposed by Tenant and approved by Landlord, in Landlord's reasonable discretion.

          9.4 LANDLORD TO GRANT EASEMENTS, ETC. Landlord shall, from time to time so long as no Event of Default has occurred and is continuing, at the request of Tenant and at Tenant's cost and expense (but subject to the approval of Landlord, which approval shall not be unreasonably withheld or delayed): (i) grant easements and other rights in the nature of easements;
(ii) release existing easements or other rights in the nature of easements which are for the benefit of the Property; (iii) dedicate or transfer unimproved portions of the Property for road, highway or other public purposes; (iv) execute petitions to have the Property annexed to any municipal corporation or utility district; (v) execute amendments to any covenants and restrictions affecting the Property; and (vi) execute and deliver to any person any instrument appropriate to confirm or effect such grants, releases, dedications and transfers (to the extent of its interest in the Property), but only upon delivery to Landlord of an Officer's Certificate (which Officer's Certificate, if contested by Landlord, shall not be binding on Landlord) stating that such grant, release, dedication, transfer, petition or amendment is not detrimental to the proper conduct of the business of Tenant on the Property and does not reduce its value or usefulness for the Primary Intended Use. Landlord shall not grant, release, dedicate or execute any of the foregoing items in this Section 9.4 without obtaining Tenant's approval, which approval shall not be unreasonably withheld or delayed.

          9.5 TENANT'S ADDITIONAL COVENANTS. Tenant shall (a) join the Advisory Association and cooperate in the activities of such association; (b) at its election, engage in reasonable cross-marketing endeavors with the members of the Advisory Association; and (c) at its election, provide signage on the

Property which references that the Property is owned by Landlord, which signage may include an appropriate logo selected by Landlord. In addition, it is the intent of the parties that Tenant be a single-purpose entity with no business operations except for those related solely to the operation of the Property for its Primary Intended Use and other property of Landlord which may be leased to Tenant. Tenant shall, therefore, not engage in or undertake any activities other than those respecting the operation of the Property for its Primary Intended Use, including leasing, managing, and operating golf courses in accordance with this Lease.

          9.6 VALUATION OF REMAINDER INTEREST IN LEASE. Tenant hereby represents that, at the end of the Term, including all Extended Terms, it expects that the Land and each of the Improvements will have a fair market value (determined without regard to any increase or decrease for inflation or deflation during the Term) equal to at least twenty percent (20%) of the fair market value of the Land and each of the Improvements at the Commencement Date. Tenant further represents that, at the end of the Term, including all Extended Terms, it expects that the Land and each of the Improvements will have a remaining useful life equal to at least twenty percent (20%) of its expected useful life at the Commencement Date.

                                  ARTICLE 10
                             HAZARDOUS MATERIALS

          Except as set forth in the environmental report dated September, 1997, prepared by Law Engineering, Tenant hereby represents, warrants, and covenants to Landlord as follows:

          10.1 OPERATIONS. Except as set forth in the Agreement, the Property is presently operated in compliance in all material respects with all Environmental Laws.

          10.2 REMEDIATION. Except as set forth in the Agreement, and to the best knowledge of Tenant, there are no Environmental Laws requiring any material remediation, cleanup, repairs or construction (other than normal maintenance) with respect to the Property.

          10.3 VIOLATIONS; ORDERS. Except as set forth in the Agreement, and to the best knowledge of Tenant, (a) no notices of any violation or alleged violation of any Environmental Laws relating to the Property or its uses have been received by either Tenant, or, to the best knowledge of Tenant, by any prior owner, operator or occupant of the Property, and (b) there are no writs, injunctions, decrees, orders or judgments outstanding, or any actions, suits, claims, proceedings or investigations pending or threatened, relating to the ownership, use, maintenance or operation of the Property.

          10.4 PERMITS. Except as set forth in the Agreement, all material permits and licenses required under any Environmental Laws in respect of the operations of the Property have been obtained or are in the process of being obtained, and Tenant shall be in compliance, in all material respects, with the terms and conditions of such permits and licenses.

          10.5 REPORTS. All material reports of environmental surveys, audits, investigations and assessments relating to the Property in the possession or control of Tenant, Transferor or their Affiliates are set forth or described in the Agreement.

          10.6 REMEDIATION. If Tenant becomes aware of the presence of any Hazardous Material in a quantity sufficient to require remediation or reporting under any Environmental Law in, on or under the Property or if Tenant, Landlord, or the Property becomes subject to any order of any federal, state or local agency to investigate, remove, remediate, repair, close, detoxify, decontaminate or otherwise clean up the Property, Tenant shall, at its sole expense, but subject to the last sentence of Section 10.7, carry out and complete any required investigation, removal, remediation, repair, closure, detoxification, decontamination or other cleanup of the Property. If Tenant fails to implement and diligently pursue any such repair, closure, detoxification, decontamination or other cleanup of the Property in a timely manner, Landlord shall have the right, but not the obligation, to carry out such action and to recover its costs and expenses therefor from Tenant as Additional Charges.

          10.7 TENANT'S INDEMNIFICATION OF LANDLORD. Tenant shall pay, protect, indemnify, save, hold harmless and defend Landlord, the Company, Affiliates of the Company and Landlord (including, without limitation, their respective officers, directors and controlling persons), and any Facility Mortgagee from and against all liabilities, obligations, claims, damages (including punitive or consequential damages), penalties, causes of action, demands, judgments, costs and expenses (including reasonable attorneys' fees and expenses), to the extent permitted by law, imposed upon or incurred by or asserted against Landlord or the Property by reason of any Environmental Law (irrespective of whether there has occurred any violation of any Environmental Law) in respect of the Property howsoever arising, without regard to fault on the part of Tenant, including (a) liability for response costs and for costs of removal and remedial action incurred by the United States Government, any state or local governmental unit to any other Person, or damages from injury to or destruction or loss of natural resources, including the reasonable costs of assessing such injury, destruction or loss, incurred pursuant to any Environmental Law, (b) liability for costs and expenses of abatement, investigation, removal, remediation, correction or clean-up, fines, damages, response costs or penalties which arise from the provisions of any

Environmental Law, (c) liability for personal injury or property damage arising under any statutory or common-law tort theory, including damages assessed for the maintenance of a public or private nuisance or for carrying on of a dangerous activity, or (d) by reason of a breach of a representation or warranty in Sections 10.1 through 10.5 of this Lease. Notwithstanding the foregoing or any other provision of this Lease (including, without limitation, Section 7.2, Section 10.9 and Article 23), Tenant shall not be liable, or otherwise be required to indemnify Landlord or the Company or any Affiliates of the Company for (i) any matters or events that arise after the Commencement Date that are not caused by any act or omission on the part of Tenant, or (ii) any matters or events that arise after the Commencement Date that are directly caused by a breach by Landlord of the terms of this Lease.

          10.8 SURVIVAL OF INDEMNIFICATION OBLIGATIONS. Tenant's obligations and/or liability under this Article 10 arising during the Term hereof shall survive any termination of this Lease.

          10.9 ENVIRONMENTAL VIOLATIONS AT EXPIRATION OR TERMINATION OF LEASE. Notwithstanding any other provision of this Lease (except the last sentence of Section 10.7), if, at a time when the Term would otherwise terminate or expire, a violation of any Environmental Law has been asserted by Landlord and has not been resolved in a manner reasonably satisfactory to Landlord, or has been acknowledged by Tenant to exist or has been found to exist at the Property or has been asserted by any governmental authority and Tenant's failure to have completed all action required to correct, abate or remediate such a violation of any Environmental Law materially impairs the leasability of the Property upon the expiration of the Term, then, at the option of Landlord, the Term shall be automatically extended with respect to the Property beyond the date of termination or expiration and this Lease shall remain in full force and effect under the same terms and conditions beyond such date with respect to the Property until the earlier to occur of
(i) the completion of all remedial action in accordance with applicable Environmental Laws or (ii) 12 months beyond such expiration or termination date; PROVIDED, that Tenant may, upon any such extension of the Term, terminate the Term by paying to Landlord such amount as is necessary in the reasonable judgment of Landlord to complete or perform such remedial action.

                                  ARTICLE 11
                            MAINTENANCE AND REPAIR

          11.1 TENANT'S OBLIGATIONS. Tenant, at its expense, will operate and maintain the Property in good order, repair and appearance (whether or not the need for such repairs occurs as a result of Tenant's use, any prior use, the elements or the age of the Property or any portion thereof) and in accordance with any applicable Legal Requirements, and, except as otherwise provided in Article 15, with reasonable promptness, make all necessary and appropriate repairs thereto of every kind and nature, whether interior or exterior, structural or non-structural, ordinary or extraordinary, foreseen or unforeseen or arising by reason of a condition existing prior to the Commencement Date (concealed or otherwise). Tenant shall operate and maintain the Property in accordance with the operation and maintenance practices of the Property at the Commencement Date and otherwise in a manner comparable to other comparable golf course facilities in the vicinity of the Property. Landlord may consult with the Advisory Association from time to time with respect to Tenant's compliance with its maintenance and operation obligations under this Section 11.1, and Landlord and representatives of Advisory Association shall have the right from time to time to enter the Property for the purpose of inspecting the Property. If Landlord, in consultation with the Advisory Association, determines that Tenant has failed to comply with its maintenance and operation obligations under this Section 11.1, Landlord shall provide written notice to Tenant setting forth a list of remedial work and/or steps to be performed by Tenant. Tenant shall promptly and diligently perform such remedial work and/or steps as recommended by Landlord, provided if Tenant objects to one or more of the remedial obligations proposed by Landlord, then the matter shall be submitted to the dispute resolution procedure set forth in Section 12.7. Tenant will not take or omit to take any action the taking or omission of which could reasonably be expected to impair the value or the usefulness of the Property or any part thereof for its Primary Intended Use.

          11.2 WAIVER OF STATUTORY OBLIGATIONS. Landlord shall not under any circumstances be required to build or rebuild any improvements on the Property, or to make any repairs, replacements, alterations, restorations or renewals of any nature or description to the Property, whether ordinary or extraordinary, structural or non-structural, foreseen or unforeseen, or to make any expenditure whatsoever with respect thereto, in connection with this Lease, or to maintain the Property in any way. Tenant hereby waives, to the extent permitted by law, the right to make repairs at the expense of Landlord pursuant to any law in effect at the time of the execution of this Lease or hereafter enacted.

          11.3 MECHANIC'S LIENS. Nothing contained in this Lease and no action or inaction by Landlord shall be construed as (i) constituting the consent or request of Landlord expressed or implied, to any contractor, subcontractor, laborer, materialman or vendor to or for the performance of any labor or services or the furnishing of any materials or other property for the construction, alteration, addition, repair or demolition of or to the Property or any part thereof; or (ii) giving Tenant any right, power or permission to contract for or permit the performance of any labor or services or the furnishing of any materials or other property, in either case, in such fashion as would permit the making of any claim against Landlord in respect thereof or to make any agreement that may create, or in any way be the basis for, any right, title, interest, lien, claim or other encumbrance upon the estate of Landlord in the Property, or any portion thereof.

          11.4 SURRENDER OF PROPERTY. Unless the Lease shall have been terminated pursuant to the provisions of Article 15, Tenant shall, upon the expiration or prior termination of the Term, vacate and surrender the Property to Landlord in the condition in which the Property was originally received from Landlord, except as repaired, rebuilt, restored, altered or added to as permitted or required by the provisions of this Lease and except for ordinary wear and tear (subject to the obligation of Tenant to maintain the Property in good order and repair during the entire Term of the Lease).

          11.5 BUNKER REPAIRS. During the Initial Term, Tenant shall have the right to cause repairs to be made to bunkers on the Property (the "Bunker Repairs"), which Bunker Repairs shall be completed to the satisfaction of Landlord. So long as the Net Operating Income for the immediately preceding fiscal year was equal to or greater than 113.5% of Base Rent (as increased for the payment of the Bunker Repair Funds) and the Percentage Rent, then Landlord shall provide Tenant with funds (the "Bunker Repair Funds") necessary to complete the Bunker Repairs, in an amount not to exceed One Hundred Thousand Dollars ($100,000). Payment of the Bunker Repair Funds shall be made within thirty (30) days of Landlord's receipt and approval of paid invoices for the same.

                                  ARTICLE 12
       TENANT IMPROVEMENTS; SUBMITTAL OF BUDGETS; FINANCIAL STATEMENTS

          12.1 TENANT'S RIGHT TO CONSTRUCT. Subject to the prior written approval of Landlord in its reasonable discretion, during the Lease Term Tenant may make alterations, additions, changes and/or improvements to the Property (individually, a "Tenant Improvement," and collectively, "Tenant Improvements"). Any such Tenant Improvement shall be made at Tenant's sole expense and shall become the property of Landlord upon termination of this Lease. Unless made on an emergency basis to prevent injury to Person or property, Tenant will submit plans and specifications for any Tenant Improvements, in the form necessary for any required building permits, to Landlord for Landlord's prior written approval, such approval not to be unreasonably withheld or delayed.

          Upon approval by Landlord:

          (a) Tenant shall diligently seek all governmental approvals and any other necessary private approvals (E.G., ground lessor, mortgagee, etc.) relating to the construction of any Tenant Improvement; and

          (b) once Tenant begins the construction of any Tenant Improvement, Tenant shall diligently prosecute any such Tenant Improvement to completion in accordance with applicable insurance requirements and the laws, rules and regulations of all governmental bodies or agencies having jurisdiction over the Property; and

          (c) Tenant shall not suffer or permit any mechanics' liens or any other claims or demands arising from the work of construction of any Tenant Improvement to be enforced against the Property or any part thereof, and Tenant agrees to hold Landlord and the Property free and harmless from all liability from any such liens, claims or demands, together with all costs and expenses in connection therewith; and

          (d)    all work shall be performed in a good and workmanlike manner.

          12.2 SCOPE OF RIGHT. Subject to Section 12.1, at Tenant's cost and expense, Tenant shall have the right to:

          (a) seek any governmental approvals, including building permits, licenses, conditional use permits and any certificates of need that Tenant requires to construct any Tenant Improvement;

          (b) erect upon the Property such Tenant Improvements as Tenant deems desirable; and

          (c) engage in any other lawful activities that Tenant determines are necessary or desirable for the development of the Property in accordance with its Primary Intended Use.

          12.3 COOPERATION OF LANDLORD. Landlord shall cooperate with Tenant and take such actions, including the execution and delivery to Tenant of any applications or other documents, reasonably requested by Tenant in order to obtain any governmental approvals sought by Tenant to construct any Tenant Improvement approved by Landlord in accordance with Section 12.1 of this Lease within ten (10) Business Days following the later of (a) the date Landlord receives Tenant's request, or (b) the date of delivery of any such application or document to Landlord, so long as the taking of such action, including the execution of said applications or documents, shall be without cost to Landlord (or if there is a cost to Landlord, such cost shall be reimbursed by Tenant), and will not cause Landlord to be in violation of any law, ordinance or regulation.

          Landlord shall have the right at any time and from time to time to post and maintain upon the Property such notices as may be necessary to protect Landlord's interest from mechanics' liens, materialmen's liens or liens of a similar nature.

          12.4 CAPITAL REPLACEMENT FUND. Solely from the payment of additional rent received pursuant to Section 4.9 of this Lease, Landlord shall be obligated to accrue the Capital Replacement Reserve. The Capital Replacement Reserve shall accrue quarterly based on the Officer's Certificate and shall be placed in the Capital Replacement Fund. Amounts in the Capital Replacement Fund from time to time shall be deemed to accrue interest at a money market rate as reasonably determined by Landlord and such interest shall be credited to the Capital Replacement Fund. Upon the written request by Tenant to Landlord stating the specific use to be made and subject to the reasonable approval of Landlord, the Capital Replacement Fund shall be made available to Tenant for Capital Expenditures; PROVIDED, HOWEVER, no portion of amounts credited to the Capital Replacement Fund shall be used to purchase property to the extent that doing so would cause Landlord to recognize income other than "rents from real property" as defined in Section 856(d) of the Code. Tenant shall have no rights with respect to any amounts in the Capital Replacement Fund except as provided herein. Subject to Landlord's approval of the Capital Expenditures, Landlord shall make available to Tenant amounts from the Capital Replacement Fund under the following conditions:

          (a)    No Event of Default exists and is continuing;

          (b) Tenant presents paid qualifying receipts for reimbursement, or qualifying invoices for direct payment to the vendor;

          (c) Such expenditures are included in the Capital Budget submitted to and approved by Landlord in accordance with Section 12.7; and

          (d) If from time to time Tenant shall expend monies beyond the balance in the Capital Replacement Fund, then Tenant shall be afforded the opportunity to present such paid invoices for reimbursement at later dates when the Tenant's reserve balance shall be replenished to a level that can support such expenditure.

          12.5 RIGHTS IN TENANT IMPROVEMENTS. All Tenant Improvements shall be the property of Landlord. However, Tenant shall be entitled to all federal and state income tax benefits associated with any Tenant Improvement during the Lease Term exclusive of any Capital Expenditures paid for from amounts credited to the Capital Replacement Fund, as to which Landlord shall be entitled all income tax benefits.

          12.6 LANDLORD'S RIGHT TO AUDIT CALCULATION OF GROSS GOLF REVENUE. Landlord, at its own expense except as provided hereinbelow, shall have the right from time to time directly or though its accountants to audit the information set forth in the Officer's Certificate referred to in Section 4.4 and in connection with such audits to examine Tenant's book and records with respect thereto (including supporting data, sales tax returns and Tenant's work papers). If any such audit discloses a deficiency in the payment of Percentage Rent, Tenant shall forthwith pay to Landlord the amount of the deficiency as finally agreed or determined, together with interest at the Overdue Rate from the date when said payment should have been made to the date of payment thereof; PROVIDED, HOWEVER, that as to any audit that is commenced more than twelve (12) months after the date Gross Golf Revenue for any Fiscal Year is reported by Tenant to Landlord in the Officer's Certificate, the deficiency, if any, with respect to such Gross Golf Revenue shall bear interest as permitted herein only from the date such determination of deficiency is made unless such deficiency is the result of gross negligence or willful misconduct on the part of Tenant. If any such audit discloses that the Gross Golf Revenue actually received by Tenant for any Fiscal Year exceeds the Gross Golf Revenue reported by Tenant in the Officer's Certificate by more than two percent (2%), then Tenant shall pay all reasonable costs of such audit and examination; provided Tenant shall have the right to submit the audit determination to arbitration in accordance with the procedures set forth in Article 28. Landlord shall also have the right to review and audit from time to time Tenant's business operations including all books, records and financial statements of Tenant. Tenant shall promptly provide to Landlord copies of all such books, records, financial statements or any other documentation of Tenant's business operations reasonably requested by Landlord.

          12.7 ANNUAL BUDGET. Not later than forty-five (45) days prior to the commencement of each Fiscal Year, Tenant shall prepare and submit to Landlord an operating budget (the "Operating Budget") and a capital budget (the "Capital Budget") prepared in accordance with the requirements of this
Section 12.7. The Operating Budget and the Capital Budget (together, the "Annual Budget") shall be prepared in a form approved by Landlord for use throughout the Lease Term and show by quarter and for the year as a whole the following:

          (a) Tenant's reasonable estimate of Gross Golf Revenue (including membership dues, daily use fees and other sources of Gross Golf Revenue) and other revenue for the forthcoming Fiscal Year itemized on schedules on a quarterly basis as approved by Landlord and Tenant, together with assumptions, in narrative form, forming the basis of such schedules.

          (b) An estimate of any amounts Landlord will be requested to provide for Capital Expenditures during the next four Fiscal Years, subject to the limitations set forth in Section 12.4.

          (c)    A cash flow projection.

          (d) A narrative description of any anticipated significant events, including, if requested by Landlord, a narrative description of any category of operating expenses that decrease or increase by five percent (5%) or more from the prior year's expenses.

          (e) Tenant's reasonable estimate for each Fiscal Quarter of the Percentage Rent to be paid for such quarter.

          Landlord shall have thirty (30) days after the date on which it receives the Annual Budget to review, approve or disapprove the Annual Budget. If the parties are not able to reach agreement on the Annual Budget for any Fiscal Year during Landlord's thirty (30) day review period, the parties shall attempt in good faith during the subsequent thirty (30) day period to resolve any disputes, which attempts shall include, if requested by either party, at least one (1) meeting of executive-level officers of Landlord and Tenant and one
(1) meeting with the directors of the Advisory Association. In the event the parties are still not able to reach agreement on the Annual Budget for any particular Fiscal Year after complying with the foregoing requirements of this
Section 12.7, the parties shall adopt such portions of the Operating Budget and the Capital Budget as they may have agreed upon, and any matters not agreed upon shall be referred to a dispute resolution committee composed of three (3) members of the Advisory Association unaffiliated with Tenant and two (2) members of the board of directors of the Company. Such committee shall be responsible for resolving any such disagreement and the parties agree that the determination of such dispute resolution committee shall be binding on the parties. Pending the results of such resolution or the earlier agreement of the parties, (i) if the Operating Budget has not been agreed upon, the Property will be operated in a manner consistent with the prior year's Operating Budget until a new Operating Budget is adopted, and (ii) if the Capital Budget has not been agreed upon, no Capital Expenditures shall be made unless the same are set forth in a previously approved Capital Budget or are specifically required by Landlord or are otherwise required to comply with Legal Requirements or Insurance Requirements. Tenant shall operate the Property in a manner reasonably consistent with the Annual Budget.

          12.8   FINANCIAL STATEMENTS.

          (a) Tenant shall utilize, or cause to be utilized, an accounting system for the Property in accordance with its usual and customary practice, and in accordance with GAAP, that will accurately record all data necessary to compute Percentage Rent, and Tenant shall retain for at least five (5) years after the expiration of each Fiscal Year, reasonably adequate records conforming to such accounting system showing all data necessary to compute Percentage Rent. The books of account and all other records relating to or reflecting the operation of the Property shall be kept either at the Property or at Tenant's offices in Libertyville, Illinois. Such books and records shall be available to Landlord and its representatives for examination, audit, inspection and transcription.

          (b) Tenant shall furnish to Landlord within thirty (30) days of the end of each Fiscal Quarter (i) unaudited financial statements for the Fiscal Quarter and year to date, together with the same information for the comparable prior Fiscal Quarter and year to date, including the following: results of operations and a balance sheet. If Landlord requests, Tenant shall provide reviewed financial statements for such Fiscal Quarter; provided, however, such review (except as provided for in clause (ii)) shall be at Landlord's expense. Each quarterly report shall also include a narrative explaining any deviation in any major revenue or expense category or operating expenses (by category) of more than ten percent (10%) from the amounts set forth on the Annual Budget, together with, if appropriate a revised Annual Budget, which budget shall be subject to Landlord's review and approval as provided in Section 12.7. Each quarterly report shall also forecast any projected Percentage Rent payable for the following Fiscal Quarter.

          (c) For each Fiscal Year, Tenant shall deliver to Landlord within sixty (60) days of the end of such Fiscal Year financial statements prepared in accordance with GAAP and audited by an independent accounting firm approved by Landlord, in its reasonable discretion. Notwithstanding the foregoing, Landlord shall only require audited financial statements of Gross Golf Revenue if Tenant's financial statements are not required to be separately stated by the Securities and Exchange Commission.

          (d) If requested by Landlord, Tenant will make available to Landlord and the Company and their respective lenders, underwriters, counsel, accountants and advisors such additional information and financial statements with respect to Tenant and the Property as Landlord may reasonably request without any additional cost to Tenant, and Tenant agrees to reasonably cooperate with Landlord and the Company in effecting public or private debt or equity financings by the Landlord or the Company, without any additional cost to Tenant, modifications to this Lease or the requirement of additional collateral from Tenant.

                                     ARTICLE 13
                    LIENS, ENCROACHMENTS AND OTHER TITLE MATTERS

          13.1 LIENS. Subject to the provisions of Article 14 relating to permitted contests, Tenant will not directly or indirectly create or allow to remain, and will promptly discharge at its expense any lien, encumbrance, attachment, title retention agreement or claim upon the Property or any attachment, levy, claim or encumbrance emanating from Tenant's actions or negligence, not including, however:

          (a)    this Lease;

          (b) the matters, if any, that existed as of the Commencement Date, as set forth on the title policy received by Landlord;

          (c) restrictions, liens and other encumbrances which are consented to in writing by Landlord, or any easements granted pursuant to the provisions of Section 9.4 of this Lease;

          (d) liens for those taxes of Landlord which Tenant is not required to pay hereunder;

          (e)    subleases or licenses permitted by Article 23;

          (f) liens for Impositions or for sums resulting from noncompliance with Legal Requirements so long as (1) the same are not yet payable or are payable without the addition of any fine or penalty or (2) such liens are in the process of being contested as permitted by Article 14;

          (g) liens of mechanics, laborers, materialmen, suppliers or vendors for sums either disputed (PROVIDED THAT such liens are in the process of being contested as permitted by Article 14) or not yet due; and

          (h) any liens which are the responsibility of Landlord pursuant to the provisions of Article 25.

          13.2 ENCROACHMENTS AND OTHER TITLE MATTERS. Subject to Article 21 and excepting any matters granted or created by Landlord after the Commencement Date, if any of the Improvements shall, at any time, encroach upon any property, street or right-of-way adjacent to the Property, or shall violate the agreements or conditions contained in any lawful restrictive covenant or other agreement affecting the Property, or any part thereof, or shall impair the rights of others under any easement or right-of-way to which the Property is subject, or the use of the Property is impaired, limited or interfered with by reason of the exercise of the right of surface entry or any other rights under a lease or reservation of any oil, gas, water or other minerals, then promptly upon request of Landlord or at the behest of any person affected by any such encroachment, violation or impairment, Tenant, at its sole cost and expense (subject to its right to contest the existence of any such encroachment, violation or impairment), shall protect, indemnify, save harmless and defend Landlord, the Company and Affiliates of the Company from and against all losses, liabilities, obligations, claims, damages, penalties, causes of action, costs and expenses (including reasonable attorneys' fees and expenses) based on or arising by reason of any such encroachment, violation or impairment and in such case, in the event of an adverse final determination, either (i) obtain valid and effective waivers or settlements of all claims, liabilities and damages resulting from each such encroachment, violation or impairment, whether the same shall affect Landlord or Tenant; or (ii) make such changes in the Improvements, and take such other actions, as Tenant in the good faith exercise of its judgment deems reasonably practicable, to remove such encroachment, and to end such violation or impairment, including, if necessary, the alteration of any of the Improvements, and in any event take all such actions as may be necessary in order to be able to continue the operation of the Improvements for the Primary Intended Use substantially in the manner and to the extent the Improvements were operated prior to the assertion of such violation or encroachment. Tenant's obligation under this Section 13.2 shall be in addition to and shall in no way discharge or diminish any obligation of any insurer under any policy of title or other insurance and Tenant shall be entitled to a credit for any sums recovered by Landlord under any such policy of title or other insurance.

                                  ARTICLE 14
                              PERMITTED CONTESTS

          14.1 AUTHORIZATION. Tenant, on its own or on Landlord's behalf (or in Landlord's name) but at Tenant's expense, may contest, by appropriate legal proceedings conducted in good faith and with due diligence, the amount, validity or application, in whole or in part, of any Imposition or any Legal Requirement or Insurance Requirement, or any lien, attachment, levy, encumbrance, charge or claim not otherwise permitted by Section 13.1; provided, however, that nothing in this Section 14.1 shall limit the right of Landlord to contest the amount, validity or application, in whole or in part, of any Imposition, Legal Requirement, Insurance Requirement, or any lien, attachment, levy, encumbrance, charge or claim with respect to the Property (and Tenant shall reasonably cooperate with Landlord with respect to such contest), and, FURTHER PROVIDED
THAT:

          (a) in the case of an unpaid Imposition, lien, attachment, levy, encumbrance, charge or claim, the commencement and continuation of such proceedings shall suspend the collection thereof from Landlord and from the Property, and neither the Property nor any Rent therefrom nor any part thereof or interest therein would be in any danger of being sold, forfeited, attached or lost pending the outcome of such proceedings;

          (b) in the case of a Legal Requirement, Landlord would not be subject to criminal or material civil liability for failure to comply therewith pending the outcome of such proceedings. Nothing in this Section 14.1(b), however, shall permit Tenant to delay compliance with any requirement of an Environmental Law to the extent such non-compliance poses an immediate threat of injury to any Person or to the public health or safety or of material damage to any real or personal property;

          (c) in the case of a Legal Requirement and/or an Imposition, lien, encumbrance or charge, Tenant shall give such reasonable security, if any, as may be demanded by Landlord to insure ultimate payment of the same and to prevent any sale or forfeiture of the affected Property or the Rent by reason of such non-payment or noncompliance, PROVIDED, HOWEVER, the provisions of this Article 14 shall not be construed to permit Tenant to contest the payment of Rent (except as to contests concerning the method of computation or the basis of levy of any Imposition or the basis for the assertion of any other claim) or any other sums payable by Tenant to Landlord hereunder;

          (d) no such contest shall interfere in any material respect with the use or occupancy of the Property;

          (e) in the case of an Insurance Requirement, the coverage required by Article 15 shall be maintained; and

          (f) if such contest be finally resolved against Landlord or Tenant, Tenant shall, as Additional Charges due hereunder, promptly pay the amount required to be paid, together with all interest and penalties accrued thereon, or comply with the applicable Legal Requirement or Insurance Requirement.

          14.2 INDEMNIFICATION OF LANDLORD. Landlord, at Tenant's expense, shall execute and deliver to Tenant such authorizations and other documents as may reasonably be required in any such contest, and, if reasonably requested by Tenant or if Landlord so desires, Landlord shall join as a party therein.
Tenant shall indemnify and save Landlord harmless against any liability, cost or expense of any kind that may be imposed upon Landlord in connection with any such contest and any loss resulting therefrom.

                                     ARTICLE 15
                                     INSURANCE

          15.1 GENERAL INSURANCE REQUIREMENTS. During the Lease Term, Tenant shall at all times keep the Property, and all property located in or on the Property, including all Tenant's Personal Property and any Tenant Improvements, insured with the kinds and amounts of insurance described below. This insurance shall be written by companies authorized to do insurance business in the State, and shall otherwise meet the requirements set forth in Section 15.5 of this Lease. The policies must name Landlord as an additional insured or loss payee, as applicable. Losses shall be payable to Landlord and/or Tenant as provided in this Article 15. In addition, the policies shall name as a loss payee any Facility Mortgagee by way of a standard form of mortgagee's loss payable endorsement. Any loss adjustment shall require the written consent of Landlord, Tenant, and each Facility Mortgagee, if any. Evidence of insurance shall be deposited with Landlord and, if requested, with any Facility Mortgagee(s). The policies on the Property, including the Improvements, Fixtures, Tangible and Intangible Personal Property and any Tenant Improvements, shall insure against the following risks:

          (a) ALL RISK. Loss or damage by all risks or perils including, but not limited to, fire, vandalism, malicious mischief and extended coverages, including sprinkler leakage, in an amount not less than 100% of the then Full Replacement Cost thereof covering all structures built on the Property and all Tangible Personal Property; and further provided the Tangible Personal Property may be insured at its fair market value.

          (b) LIABILITY. Claims for personal injury or property damage under a policy of comprehensive general public liability insurance with amounts not less than five million dollars ($5,000,000) per occurrence and in the aggregate.

          (c) FLOOD. Flood insurance (when the Property is located in whole or in material part a designated flood plain area) in an amount similar to the amount insured by comparable golf course properties in the area. Notwithstanding the foregoing, Tenant shall not be required to participate in the National Flood Insurance Program or otherwise obtain flood insurance to the extent not available at commercially reasonable rates; provided Tenant shall give Landlord written notice thereof prior to cancelling or not obtaining any flood insurance. Tenant may opt to insure the structures only, and not the Land, subject to the approval of Landlord, in Landlord's reasonable discretion.

          (d) WORKER'S COMPENSATION. Adequate worker's compensation insurance coverage for all Persons employed by Tenant on the Property in accordance with the requirements of applicable federal, state and local laws. Tenant shall have the option to self-insure up to five thousand dollars ($5,000) of the amount of insurance required in the event State law permits such self-insurance, subject to the approval of Landlord, in Landlord's sole and absolute discretion.

          15.2 OTHER INSURANCE. Such other insurance on or in connection with any of the Property as Landlord or any Facility Mortgagee may reasonably require, which at the time is usual and commonly obtained in connection with properties similar in type of building size and use to the Property and located in the geographic area where the Property is located.

          15.3 REPLACEMENT COST. In the event either party believes that the Full Replacement Cost of the insured property has increased or decreased at any time during the Lease Term, it shall have the right to have such Full Replacement Cost redetermined by the Impartial Appraiser. The party desiring to have the Full Replacement Cost so redetermined shall forthwith, on receipt of such determination by such Impartial Appraiser, give written notice thereof to the other party hereto. The determination of such Impartial Appraiser shall be final and binding on the parties hereto, and Tenant shall forthwith increase, or may decrease, the amount of the insurance carried pursuant to this Section 15.3, as the case may be, to the amount so determined by the Impartial Appraiser.
Each party shall pay one-half of the fee, if any, of the Impartial Appraiser.

          15.4 WAIVER OF SUBROGATION. All insurance policies carried by either party covering the Property including contents, fire and casualty insurance, shall expressly waive any right of subrogation on the part of the insurer against the other party (including any Facility Mortgagee). The parties hereto agree that their policies will include such waiver clause or endorsement so long as the same are obtainable without extra cost, and in the event of such an extra charge the other party, at its election, may pay the same, but shall not be obligated to do so.

          15.5 FORM SATISFACTORY, ETC. All of the policies of insurance referred to in this Article 15 shall be written in a form reasonably satisfactory to Landlord and by insurance companies rated not less than XV by A.M. Best's Insurance Guide. Tenant shall pay all premiums for the policies of insurance referred to in Sections 15.1 and 15.2 and shall deliver certificates thereof to Landlord prior to their effective date (and with respect to any renewal policy, at least ten (10) days prior to the expiration of the existing policy). In the event Tenant fails to satisfy its obligations under this
Article 15, Landlord shall be entitled, but shall have no obligation, to effect such insurance and pay the premiums therefore, which premiums shall be repayable to Landlord upon written demand as Additional Charges. Each insurer issuing policies pursuant to this Article 15 shall agree, by endorsement on the policy or policies issued by it, or by independent instrument furnished to Landlord, that it will give to Landlord thirty (30) days' written notice before the policy or policies in question shall be altered, allowed to expire or cancelled. Each such policy shall also provide that any loss otherwise payable thereunder shall be payable notwithstanding (i) any act or omission of Landlord or Tenant which might, absent such provision, result in a forfeiture of all or a part of such insurance payment, (ii) the occupation or use of the Property for purposes more hazardous than those permitted by the provisions of such policy, (iii) any foreclosure or other action or proceeding taken by any Facility Mortgagee pursuant to any provision of a mortgage, note, assignment or other document evidencing or securing a loan upon the happening of an event of default therein or (iv) any change in title to or ownership of the Property.

          15.6 CHANGE IN LIMITS. In the event that Landlord shall at any time reasonably determine on the basis of prudent industry practice that the liability insurance carried by Tenant pursuant to Sections 15.1 and 15.2 is either excessive or insufficient, the parties shall endeavor to agree on the proper and reasonable limits for such insurance to be carried; and such insurance shall thereafter be carried with the limits thus agreed on until further changed pursuant to the provisions of this Article 15; PROVIDED, HOWEVER, that the deductibles for such insurance or the amount of such insurance which is self-retained by Tenant shall be as reasonably determined by Tenant so long as Tenant can reasonably demonstrate its ability to satisfy such deductible or amount of such self-retained insurance.

          15.7 BLANKET POLICY. Notwithstanding anything to the contrary contained in this Article 15, Tenant's obligations to carry the insurance provided for herein may be brought within the coverage of a so-called blanket policy or policies of insurance carried and maintained by Tenant; PROVIDED, HOWEVER, that the coverage afforded Landlord will not be reduced or diminished or otherwise be different from that which would exist under a separate policy meeting all other requirements of this Lease by reason of the use of such blanket policy of insurance, and provided further that the requirements of this
Article 15 are otherwise satisfied. The amount of this total insurance allocated to each of the Leased Properties, which amount shall be not less than the amounts required pursuant to Sections 15.1 and 15.2, shall be specified either (i) in each such "blanket" or umbrella policy or (ii) in a written statement, which Tenant shall deliver to Landlord and Facility Mortgagee, from the insurer thereunder. A certificate of each such "blanket" or umbrella policy shall promptly be delivered to Landlord and Facility Mortgagee.

          15.8 INSURANCE PROCEEDS. All proceeds of insurance payable by reason of any loss or damage to the Property, or any portion thereof, and insured under any policy of insurance required by this Article 15 shall (i) if greater than $100,000, be paid to Landlord and held by Landlord and (ii) if less than such amount, be paid to Tenant and held by Tenant. All such proceeds shall be held in trust and shall be made available for reconstruction or repair, as the case may be, of any damage to or destruction of the Property, or any portion thereof.

          15.9 DISBURSEMENT OF PROCEEDS. Any proceeds held by Landlord or Tenant shall be paid out by Landlord or Tenant from time to time for the reasonable costs of such reconstruction or repair; PROVIDED, HOWEVER, that Landlord shall disburse proceeds subject to the following requirements:

          (a) prior to commencement of restoration, (i) the architects, contracts, contractors, plans and specifications for the restoration shall have been approved by Landlord, which approval shall not be unreasonably withheld or delayed and (ii) appropriate waivers of mechanics' and materialmen's liens shall have been filed;

          (b) Tenant shall have obtained and delivered to Landlord copies of all necessary governmental and private approvals necessary to complete the reconstruction or repair, including building permits, licenses, conditional use permits and certificates of need;

          (c) at the time of any disbursement, subject to Article 14, no mechanics' or materialmen's liens shall have been filed against any of the Property and remain undischarged, unless a satisfactory bond shall have been posted in accordance with the laws of the State;

          (d) disbursements shall be made from time to time in an amount not exceeding the cost of the work completed since the last disbursement, upon receipt of (i) satisfactory evidence of the stage of completion, the estimated total cost of completion and performance of the work to date in a good and workmanlike manner in accordance with the contracts, plans and specifications, (ii) waivers of liens, (iii) a satisfactory bring down of title insurance and (iv) other evidence of cost and payment so that Landlord and Facility Mortgagee can verify that the amounts disbursed from time to time are represented by work that is completed, in place and free and clear of mechanics' and materialmen's lien claims;

          (e) each request for disbursement shall be accompanied by a certificate of Tenant, signed by a senior member or officer of Tenant, describing the work for which payment is requested, stating the cost incurred in connection therewith, stating that Tenant has not previously received payment for such work and, upon completion of the work, also stating that the work has been fully completed and complies with the applicable requirements of this Lease;

          (f) to the extent actually held by Landlord and not a Facility Mortgagee, (1) the proceeds shall be held in a separate account and shall not be commingled with Landlord's other funds, and (2) interest shall accrue on funds so held at the money market rate of interest and such interest shall constitute part of the proceeds; and

          (g) such other reasonable conditions as Landlord or Facility Mortgagee may reasonably impose, including, without limitation, payment by Tenant of reasonable costs of administration imposed by or on behalf of Facility Mortgagee should the proceeds be held by Facility Mortgagee.

          15.10 EXCESS PROCEEDS, DEFICIENCY OF PROCEEDS. Any excess proceeds of insurance remaining after the completion of the restoration or reconstruction of the Property (or in the event neither Landlord nor Tenant is required to or elects to repair and restore) shall be paid to Landlord and deposited in the Capital Replacement Fund except for any portion specifically applicable to Tenant's merchandise and inventory. All salvage resulting from any risk covered by insurance shall belong to Landlord.

          If the costs of restoration or reconstruction exceeds the amount of proceeds received by Landlord or Tenant from insurance, Tenant shall pay for such excess cost of restoration or reconstruction, except that Tenant may petition Landlord for withdrawal from the Capital Replacement Fund to cover some or all of such excess, subject to the approval of Landlord in Landlord's sole and absolute discretion.

          15.11  RECONSTRUCTION COVERED BY INSURANCE.

            (a) DESTRUCTION RENDERING PROPERTY UNSUITABLE FOR ITS PRIMARY USE. If during the term the Property is totally or partially destroyed from a risk covered by the insurance described in Article 15 and the Property thereby is rendered Unsuitable For Its Primary Intended Use as reasonably determined by Landlord, Tenant shall, at its election, either (i) diligently restore the Property to substantially the same condition as existed immediately before the damage or destruction, or (ii) terminate the Lease as provided in Section 21.2 and assign all of its rights to any insurance proceeds required under this Lease to Landlord.

            (b) DESTRUCTION NOT RENDERING PROPERTY UNSUITABLE FOR ITS PRIMARY USE. If during the term, the Property is totally or partially destroyed from a risk covered by the insurance described in Article 15, but the Real Property is not thereby rendered Unsuitable For Its Primary Intended Use, Tenant shall diligently restore the Property to substantially the same condition as existed immediately before the damage or destruction; PROVIDED, HOWEVER, Tenant shall not be required to restore certain Tangible Personal Property and/or any Tenant Improvements if failure to do so does not adversely affect the amount of Rent payable hereunder or the Primary Intended Use in substantially the same manner immediately prior to such damage or destruction. Such damage or destruction shall not terminate this Lease; PROVIDED FURTHER, HOWEVER, if Tenant cannot within eighteen

     (18) months obtain all necessary governmental approvals, including building permits, licenses, conditional use permits and any certificates of need, after diligent efforts to do so in order to be able to perform all required repair and restoration work and to operate the Property for its Primary Intended Use in substantially the same manner immediately prior to such damage or destruction, Tenant may terminate the Lease.

          15.12 RECONSTRUCTION NOT COVERED BY INSURANCE. If during the Term, the Property is totally or materially destroyed from a risk not covered by the insurance described in Article 15, whether or not such damage or destruction renders the Property Unsuitable For Its Primary Intended Use, Tenant shall restore the Property to substantially the same condition as existed immediately before the damage or destruction. Tenant shall have the right to use proceeds from the Capital Replacement Fund to perform such work, subject to the conditions set forth in Section 12.4 hereof.

          15.13 NO ABATEMENT OF RENT. This Lease shall remain in full force and effect and Tenant's obligation to make rental payments and to pay all other charges required by this Lease shall remain unabated during the period required for repair and restoration.

          15.14 WAIVER. Tenant hereby waives any statutory rights of termination which may arise by reason of any damage or destruction of the Property which Landlord or Tenant is obligated to restore or may restore under any of the provisions of this Lease.

          15.15 DAMAGE NEAR END OF TERM. Notwithstanding any other provision to the contrary in this Article 15, if damage to or destruction of the Property occurs during the last twenty-four (24) months of the Lease Term, and if such damage or destruction cannot reasonably be expected by Landlord to be fully repaired or restored prior to the date that is twelve (12) months prior to the end of the then-applicable Term, then either Landlord or Tenant shall have the right to terminate the Lease on thirty (30) days' prior notice to the other by giving notice thereof within sixty (60) days after the date of such damage or destruction. Upon any such termination, Landlord shall be entitled to retain all insurance proceeds, grossed up by Tenant to account for the deductible or any self-insured retention. If Landlord shall give Tenant a notice under this
Section 15.15 that it seeks to terminate this Lease at a time when Tenant has a remaining Extended Term, then such termination notice shall be of no effect if Tenant shall exercise its rights to extend the Term not later than the earlier of the time required by Section 3.2 or thirty (30) days after Landlord's notice given under this Section 15.15.

                                     ARTICLE 16
                                    CONDEMNATION

          16.1 TOTAL TAKING. If at any time during the Term the Property is totally and permanently taken by Condemnation, this Lease shall terminate on the Date of Taking and Tenant shall promptly pay all outstanding rent and other charges through the date of termination.

          16.2 PARTIAL TAKING. If a portion of the Property is taken by Condemnation, this Lease shall remain in effect if the Property is not thereby rendered Unsuitable For Its Primary Intended Use, but if the Property is thereby rendered Unsuitable For Its Primary Intended Use, this Lease shall terminate on the Date of Taking.

          16.3 RESTORATION. If there is a partial taking of the Property and this Lease remains in full force and effect pursuant to Section 16.2, Landlord at its cost shall accomplish all necessary restoration up to but not exceeding the amount of the Award payable to Landlord, as provided herein. If Tenant receives an Award under Section 16.4, Tenant shall repair or restore any Tenant Improvements up to but not exceeding the amount of the Award payable to Tenant therefor.

          16.4 AWARD-DISTRIBUTION. The entire Award shall belong to and be paid to Landlord, except that, subject to the rights of the Facility Mortgagee, Tenant shall be entitled to receive from the Award, if and to the extent such Award specifically includes such items, a sum attributable to the value, if any, of: (i) the loss of Tenant's business during the remaining term, (ii) any Tenant Improvements and (iii) the leasehold interest of Tenant under this Lease.

          16.5 TEMPORARY TAKING. The taking of the Property, or any part thereof, by military or other public authority shall constitute a taking by Condemnation only when the use and occupancy by the taking authority has continued for longer than six (6) months. During any such six (6) month period, which shall be a temporary taking, all the provisions of this Lease shall remain in full force and effect with no abatement of rent payable by Tenant hereunder. In the event of any such temporary taking, the entire amount of any such Award made for such temporary taking allocable to the Lease Term, whether paid by way of damages, rent or otherwise, shall be paid to Tenant.

                                     ARTICLE 17
                                 EVENTS OF DEFAULT

          17.1 EVENTS OF DEFAULT. If any one or more of the following events (individually, an "Event of Default") shall occur:

          (a) if Tenant shall fail to make payment of the Rent payable by Tenant under this Lease when the same becomes due and payable and such failure is not cured by Tenant within a period of ten (10) days after receipt by Tenant of notice thereof from Landlord; PROVIDED, HOWEVER, Tenant is only entitled to three (3) such notices per twelve (12) month period and that such notice shall be in lieu of and not in addition to any notice required under applicable law;

          (b) if Tenant shall fail to observe or perform any material term, covenant or condition of this Lease and such failure is not cured by Tenant within a period of thirty (30) days after receipt by Tenant of notice thereof from Landlord, unless such failure cannot with due diligence be cured within a period of thirty (30) days, in which case such failure shall not be deemed to continue if Tenant proceeds promptly and with due diligence to cure the failure and diligently completes the curing thereof within one hundred twenty (120) days of receipt of notice from Landlord of the default; PROVIDED, HOWEVER, that such notice shall be in lieu of and not in addition to any notice required under applicable law; PROVIDED FURTHER, HOWEVER, that the cure period shall not extend beyond thirty
     (30) days as otherwise provided by this Section 17.1(b) if the facts or circumstances giving rise to the default are creating a further harm to Landlord or the Property and Landlord makes a good faith determination that Tenant is not undertaking remedial steps that Landlord would cause to be taken if this Lease were then to terminate;

          (c)    if Tenant shall:

                 (i) admit in writing its inability to pay its debts as they become due,

                 (ii) file a petition in bankruptcy or a petition to take advantage of any insolvency act,

                 (iii) make an assignment for the benefit of its creditors,

                 (iv)  be unable to pay its debts as they mature,

                 (v) consent to the appointment of a receiver of itself or of the whole or any substantial part of its property, or

                 (vi) file a petition or answer seeking reorganization or arrangement under the Federal bankruptcy laws or any other applicable law or statute of the United States of America or any state thereof;

          (d) if Tenant shall, on a petition in bankruptcy filed against it, be adjudicated as bankrupt or a court of competent jurisdiction shall enter an order or decree appointing, without the consent of Tenant, a receiver of Tenant or of the whole or substantially all of its property, or approving a petition filed against it seeking reorganization or arrangement of Tenant under the federal bankruptcy laws or any other applicable law or statute of the United States of America or any state thereof, and such judgment, order or decree shall not be vacated or set aside or stayed within sixty
     (60) days from the date of the entry thereof;

          (e) if Tenant shall be liquidated or dissolved, or shall begin proceedings toward such liquidation or dissolution;

          (f) if the estate or interest of Tenant in the Property or any part thereof shall be levied upon or attached in any proceeding and the same shall not be vacated or discharged within the later of ninety
     (90) days after commencement thereof or thirty (30) days after receipt by Tenant of notice thereof from Landlord (unless Tenant shall be contesting such lien or attachment in accordance with Article 14); PROVIDED, HOWEVER, that such notice shall be in lieu of and not in addition to any notice required under applicable law;

          (g) if, except as a result of damage, destruction or a partial or complete Condemnation or other Unavoidable Delays, Tenant voluntarily ceases operations on the Property;

          (h) any representation or warranty made by Tenant herein or in any certificate, demand or request made pursuant hereto proves to be incorrect, now or hereafter, in any material respect; or

          (i) an "Event of Default" (as defined in such lease) by Tenant or any Affiliate of Tenant in any other lease by and between such party and Landlord or any Affiliate of Landlord, or an "Event of Default" under the Pledge Agreement;

          THEN, Tenant shall be declared to have breached this Lease. Landlord may terminate this Lease by giving Tenant not less than ten (10) days' notice (or no notice for clauses (c), (d), (e), (f) and (g)) of such termination and upon the expiration of the time fixed in such notice, the Term shall terminate and all rights of Tenant under this Lease shall cease. Landlord shall have all rights at law and in equity available to Landlord as a result of Tenant's breach of this Lease.

          17.2 PAYMENT OF COSTS. Tenant shall, to the extent permitted by law, pay as Additional Charges all costs and expenses incurred by or on behalf of Landlord, including reasonable attorneys' fees and expenses, as a result of any Event of Default hereunder.

          17.3 CERTAIN REMEDIES. If an Event of Default shall have occurred and be continuing, whether or not this Lease has been terminated pursuant to
Section 17.1, Tenant shall, to the extent permitted by law, if required by Landlord to do so, immediately surrender to Landlord the Property pursuant to the provisions of Section 17.1 and quit the same and Landlord may enter upon and repossess the Property by reasonable force, summary proceedings, ejectment or otherwise, and may remove Tenant and all other Persons and any and all Tenant's Personal Property from the Property subject to any requirement of law.

          17.4 DAMAGES. None of the following events shall relieve Tenant of its liability and obligations hereunder, all of which shall survive any such termination, repossession or reletting: (a) the termination of this Lease pursuant to Section 17.1, (b) the repossession of the Property, (c) the failure of Landlord, notwithstanding reasonable good faith efforts, to relet the Property, (d) the reletting of all or any portion thereof, nor (e) the failure of Landlord to collect or receive any rentals due upon any such reletting. In the event of any such termination, Tenant shall forthwith pay to Landlord all Rent due and payable with respect to the Property to, and including, the date of such termination. Thereafter, Tenant shall forthwith pay to Landlord, at Landlord's option, as and for liquidated and agreed current damages for Tenant's default, and not as a penalty, either:

          (a)    the sum of:

                 (i) the worth at the time of award of the unpaid Rent which had been earned at the time of termination,

                 (ii) the worth at the time of award of the amount by which the unpaid Rent which would have been earned after termination until the time of award exceeds the amount of such unpaid Rent that Tenant proves could have been reasonably avoided,

                 (iii) the worth at the time of award of the amount by which the unpaid Rent for the balance of the Term after the time of award exceeds the amount of such unpaid Rent that Tenant proves could be reasonably avoided, and

                 (iv) any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant's failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom.

          In making the above determinations, the "worth at the time of the award" in subsections (i) and (iii) shall be determined by the court having jurisdiction thereof including interest at the Overdue Rate and the "worth at the time of the award" in subsection (iii) shall be determined by the court having jurisdiction thereof using a discount rate equal to the discount rate of the Federal Reserve Bank of San Francisco at the time of the award plus one percent (1%) and the Percentage Rent shall be deemed to be the same as for the then-current Fiscal Year or, if not determinable, the immediately preceding Fiscal Year, for the remainder of the Term, or such other amount as either party shall prove reasonably could have been earned during the remainder of the Term or any portion thereof; or

          (b) without termination of Tenant's right to possession of the Property, each installment of said Rent and other sums payable by Tenant to Landlord under the Lease as the same becomes due and payable, which Rent and other sums shall bear interest at the Overdue Rate from the date when due until paid, and Landlord may enforce, by action or otherwise, any other term or covenant of this Lease.

          17.5 ADDITIONAL REMEDIES. Landlord has all other remedies that may be available under applicable law.

          17.6 APPOINTMENT OF RECEIVER. Upon the occurrence of an Event of Default, and upon filing of a suit or other commencement of judicial proceedings to enforce the rights of Landlord hereunder, Landlord shall be entitled, as a matter or right, to the appointment of a receiver or receivers acceptable to Landlord of the Property and of the revenues, earnings, income, products and profits thereof, pending such proceedings, with such powers as the court making such appointment shall confer.

          17.7 WAIVER. If this Lease is terminated pursuant to Section 17.1, Tenant waives, to the extent permitted by applicable law (a) any right of redemption, re-entry or repossession and (b) any right to a trial by jury.

          17.8 APPLICATION OF FUNDS. Any payments received by Landlord under any of the provisions of this Lease during the existence or continuance of any Event of Default (and such payment is made to Landlord rather than Tenant due to the existence of an Event of Default) shall be applied to Tenant's obligations in the order which Landlord may determine or as may be prescribed by the laws of the State.

          17.9 IMPOUNDS. Landlord shall have the right during the continuance of an Event of Default to require Tenant to pay to Landlord an additional monthly sum (each an "Impound Payment") sufficient to pay the Impound Charges (as hereinafter defined) as they become due. As used herein, "Impound Charges" shall mean real estate taxes on the Property or payments in lieu thereof and premiums on any insurance required by this Lease. Landlord shall determine the amount of the Impound Charges and of each Impound Payment. The Impound Payments shall be held in a separate account and shall not be commingled with other funds of Landlord and interest thereon shall be held for the account of Tenant. Landlord shall apply the Impound Payments to the payment of the Impound Charges in such order or priority as Landlord shall determine or as required by law. If at any time the Impound Payments theretofore paid to Landlord shall be insufficient for the payment of the Impound Charges, Tenant, within ten (10) days after Landlord's demand therefor, shall pay the amount of the deficiency to Landlord.

                                     ARTICLE 18
                     LANDLORD'S RIGHT TO CURE TENANT'S DEFAULT

          If Tenant shall fail to make any payment or to perform any act required to be made or performed under this Lease, and to cure the same within the relevant time periods provided in Article 17, Landlord, after notice to and demand upon Tenant, and without waiving or releasing any obligation or default, may (but shall be under no obligation to) at any time thereafter make such payment or perform such act for the account and at the expense of Tenant. Landlord may, to the extent permitted by law, enter upon the Property for such purpose and take all such action thereon as, in Landlord's opinion, may be necessary or appropriate therefor. No such entry shall be deemed an eviction of Tenant. All sums so paid by Landlord and all costs and expenses (including reasonable attorneys' fees and expenses, to the extent permitted by law) so incurred, together with a late charge thereon at the Overdue Rate from the date on which such sums or expenses are paid or incurred by Landlord, shall be paid by Tenant to Landlord on demand. The obligations of Tenant and rights of Landlord contained in this Article 18 shall survive the expiration or earlier termination of this Lease.

                                     ARTICLE 19
                                 LEGAL REQUIREMENTS

          Subject to Article 14 regarding permitted contests, Tenant, at its expense, shall promptly (a) comply with all Legal Requirements and Insurance Requirements in respect of the use, operation, maintenance, repair and restoration of the Property, whether or not compliance therewith shall require structural changes in any of the Improvements or interfere with the use and enjoyment of the Property; and (b) procure, maintain and comply with all licenses and other authorizations required for any use of the Property then being made, and for the proper erection, installation, operation and maintenance of the Property or any party thereof.

                                     ARTICLE 20
                                    HOLDING OVER

          If Tenant shall for any reason remain in possession of the Property after the expiration of the Term or earlier termination of the Term hereof, such possession shall be deemed to be a tenant at sufferance during which time Tenant shall pay as rental each month, 125% of the aggregate of (i) the aggregate Base Rent and monthly portion of the Percentage Rent payable with respect to that month in the last Fiscal Year; (ii) all Additional Charges accruing during the month; and (iii) all other sums, if any, payable by Tenant pursuant to the provisions of this Lease with respect to the Property. During such period of month-to-month tenancy, Tenant shall be obligated to perform and observe all of the terms, covenants and conditions of this Lease, but shall have no rights hereunder other than the right, to the extent given by law to month-to-month tenancies, to continue its occupancy and use of the Property. Nothing contained herein shall constitute the consent, express or implied, of Landlord to the holding over of Tenant after the expiration or earlier termination of this Lease.

                                     ARTICLE 21
                                    RISK OF LOSS

          During the Lease Term, the risk of loss or of decrease in the enjoyment and beneficial use of the Property as a consequence of the damage or destruction thereof by fire, flood, the elements, casualties, thefts, riots, wars or otherwise, or in consequence of foreclosures, attachments, levies or executions (other than by Landlord and those claiming from, through or under Landlord) is assumed by Tenant. In the absence of gross negligence, willful misconduct or breach of this Lease by Landlord pursuant to Section 28.2, Landlord shall in no event be answerable or accountable therefor nor shall any of the events mentioned in this Article 21 entitle Tenant to any abatement of Rent.

                                     ARTICLE 22
                                  INDEMNIFICATION

          22.1 TENANT'S INDEMNIFICATION OF LANDLORD. Except as otherwise provided in Section 10.7 and notwithstanding the existence of any insurance provided for in Article 15, and without regard to the policy limits of any such insurance, Tenant will protect, indemnify, save harmless and defend Landlord, the Company and Affiliates of the Company from and against all liabilities, obligations, claims, actual or consequential damages, penalties, causes of action, costs and expenses

(including reasonable attorneys' fees and expenses), to the extent permitted by law, imposed upon or incurred by or asserted against Landlord, the Company or Affiliates of the Company by reason of:

          (a) any accident, injury to or death of persons or loss of or damage to property occurring on or about the Property or adjoining property, including, but not limited to, any accident, injury to or death of Person or loss of or damage to property resulting from golf balls, golf clubs, golf shoes, lawn mowers or other equipment, pesticides, fertilizers or other substances, golf carts, tractors or other motorized vehicles present on or adjacent to the Property;

          (b) any use, misuse, non-use, condition, maintenance or repair of the Property;

          (c) any Impositions (which are the obligations of Tenant to pay pursuant to the applicable provisions of this Lease);

          (d) any failure on the part of Tenant to perform or comply with any of the terms of this Lease;

          (e) any so-called "dram shop" liability associated with the sale and/or consumption of alcohol at the Property;

          (f) the non-performance of any of the terms and provisions of any and all existing and future subleases of the Property to be performed by the landlord (Tenant) thereunder;

          (g) the negligence or alleged negligence of Landlord with respect to the Property; or

          (h) any liability Landlord may incur or suffer as a result of any permitted contest by Tenant pursuant to Article 14.

          22.2 LANDLORD'S INDEMNIFICATION OF TENANT. Landlord shall protect, indemnify, save harmless and defend Tenant from and against all liabilities, obligations, claims, actual or consequential damages, penalties, causes of action, costs and expenses (including reasonable attorneys' fees) imposed upon or incurred by or asserted against Tenant as a result of Landlord's active, gross negligence or willful misconduct.

          22.3 MECHANICS OF INDEMNIFICATION. As soon as reasonably practicable after receipt by the indemnified party of notice of any liability or claim incurred by or asserted against the indemnified party that is subject to indemnification under this Article 22, the indemnified party shall give notice thereof to the indemnifying party. The indemnified party may at its option demand indemnity under this Article 22 as soon as a claim has been threatened by a third party, regardless of whether an actual loss has been suffered, so long as the indemnified party shall in good faith determine that such claim is not frivolous and that the indemnified party may be liable for, or otherwise incur, a loss as a result thereof and shall give notice of such determination to the indemnifying party. The indemnified party shall permit the indemnifying party, at its option and expense, to assume the defense of any such claim by counsel selected by the indemnifying party and reasonably satisfactory to the indemnified party, and to settle or otherwise dispose of the same; PROVIDED, HOWEVER, that the indemnified party may at all times participate in such defense at its expense, and PROVIDED FURTHER, HOWEVER, that the indemnifying party shall not, in defense of any such claim, except with the prior written consent of the indemnified party, consent to the entry of any judgment or to enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff in question to the indemnified party and its affiliates a release of all liabilities in respect of such claims, or that does not result only in the payment of money damages by the indemnifying party. If the indemnifying party shall fail to undertake such defense within thirty (30) days after such notice, or within such shorter time as may be reasonable under the circumstances, then the indemnified party shall have the right to undertake the defense, compromise or settlement of such liability or claim on behalf of and for the account of the indemnifying party.

          22.4 SURVIVAL OF INDEMNIFICATION OBLIGATIONS; AVAILABLE INSURANCE PROCEEDS. Tenant's or Landlord's liability for a breach of the provisions of this Article 22 arising during the term hereof shall survive any termination of this Lease. Notwithstanding anything herein to the contrary, each party agrees to look first to the available proceeds from any insurance it carries in connection with the Property prior to seeking indemnification or otherwise seeking to recover any amounts to compensate a party for its damages and then to seek indemnification only to the extent of any loss not covered by their available insurance proceeds.

                                     ARTICLE 23
                             SUBLETTING AND ASSIGNMENT

          23.1 PROHIBITION AGAINST ASSIGNMENT. Tenant shall not, without the prior written consent of Landlord, which consent Landlord may withhold in its sole discretion, assign, mortgage, pledge, hypothecate, encumber or otherwise transfer (except to an Affiliate of Tenant or a Permitted Assignee) the Lease or any interest therein, all or any part of the Property, whether voluntarily, involuntarily or by operation of law. For purposes of this Article 23, a Change in Control of the Tenant shall constitute an assignment of this Lease.

          23.2   SUBLEASES.

            (a) PERMITTED SUBLEASES. Tenant shall not, without the prior written consent of Landlord, which consent Landlord may withhold in its sole discretion, further sublease or license portions of the Property to third parties, including concessionaires or licensees. Without limiting the foregoing, Tenant's proposed sublease or any of the following transfers shall require Landlord's prior written consent, which consent Landlord may withhold in its sole discretion:

                 (i)     sublease or license to operate golf courses;

                 (ii) sublease or license to operate golf professionals' shops;

                 (iii)   sublease or license to operate golf driving ranges;

                 (iv) sublease or license to provide golf lessons by other than a resident professional;

                 (v)     sublease or license to operate restaurants;

                 (vi)    sublease or license to operate bars;

                 (vii)   sublease or license to operate spa or health clubs; and

                 (viii) sublease or license to operate any other portions (but not the entirety) of the Property customarily associated with or incidental to the operation of the golf course.

            (b) TERMS OF SUBLEASE. Each sublease with respect to the Property shall be subject and subordinate to the provisions of this Lease. No sublease made as permitted by this Section 23.2 shall affect or reduce any of the obligations of Tenant hereunder, and all such obligations shall continue in full force and effect as if no sublease had been made. No sublease shall impose any additional obligations on Landlord under this Lease.

            (c) COPIES. Tenant shall, not less than sixty (60) days prior to any proposed assignment or sublease, deliver to Landlord written notice of its intent to assign or sublease, which notice shall identify the intended assignee or sublessee by name and address, shall specify the effective date of the intended assignment or sublease, and shall be accompanied by an exact copy of the proposed assignment or sublease. Tenant shall provide Landlord with such additional information or documents reasonably requested by Landlord with respect to the proposed transaction and the proposed assignee or subtenant, and an opportunity to meet and interview the proposed assignee or subtenant, if requested.

            (d) ASSIGNMENT OF RIGHTS IN SUBLEASES. As security for performance of its obligations under this Lease, Tenant hereby grants, conveys and assigns to Landlord all right, title and interest of Tenant in and to all subleases now in existence or hereinafter entered into for any or all of the Property, and all extensions, modifications and renewals thereof and all rents, issues and profits therefrom. Landlord hereby grants to Tenant a license to collect and enjoy all rents and other sums of money payable under any sublease of any of the Property; provided, however, that Landlord shall have the absolute right at any time after the occurrence and continuance of an Event of Default upon notice to Tenant and any subtenants to revoke said license and to collect such rents and sums of money and to retain the same. Tenant shall not (i) consent to, cause or allow any material modification or alteration of any of the terms, conditions or covenants of any of the subleases or the termination thereof, without the prior written approval of Landlord nor (ii) accept any rents (other than customary security deposits) more than ninety (90) days in advance of the accrual thereof nor permit anything to be done, the doing of which, nor omit or refrain from doing anything, the omission of which, will or could be a breach of or default in the terms of any of the subleases.

            (e) LICENSES, ETC. For purposes of this Section 23.2, subleases shall be deemed to include any licenses, concession arrangements, management contracts (except to an Affiliate of the Lessee) or other arrangements relating to the possession or use of all or any part of the Property.

          23.3 TRANSFERS. No assignment or sublease shall in any way impair the continuing primary liability of Tenant hereunder, as a principal and not as a surety or guarantor, and no consent to any assignment or sublease in a particular instance shall be deemed to be a waiver of the prohibition set forth in Section 23.1. Any assignment shall be solely of Tenant's entire interest in this Lease. Any assignment or other transfer of all or any portion of Tenant's interest in the Lease in contravention of the terms of this Lease shall be voidable at Landlord's option. Anything in this Lease to the contrary notwithstanding, Tenant shall not sublet all or any portion of the Property or enter into any other agreement which has the effect of reducing the Percentage Rent payable to Landlord hereunder.

          23.4 REIT LIMITATIONS. Anything contained in this Lease to the contrary notwithstanding, Tenant shall not (i) sublet or assign or enter into other arrangements such that the amounts to be paid by the sublessee or assignee thereunder would be based, in whole or in part, on the income or profits derived by the business activities of the sublessee or assignee; (ii) sublet or assign the Property or this Lease to any person that Landlord owns, directly or indirectly (by applying constructive ownership rules set forth in Section 856(d)(5) of the Code), a 10% or greater interest; or (iii) sublet or assign the Property or this Lease in any other manner or otherwise derive any income which could cause any portion of the amounts received by Landlord pursuant to this Lease or any sublease to fail to qualify as "rents from real property" within the meaning of Section 856(d) of the Code, or which could cause any other income received by Landlord to fail to qualify as income described in Section 856(c)(2) of the Code. The requirements of this Section 23.4 shall likewise apply to any further subleasing by any subtenant.

          23.5 RIGHT OF FIRST OFFER OF LANDLORD TO ACQUIRE LEASEHOLD. In addition to Landlord's rights in Section 23.1, Landlord or its designee shall have, for a period of sixty (60) days following receipt of the written notice of Tenant's intent to assign its interest in the Lease to a third party unaffiliated with Tenant (and in which management of the Tenant shall have no continuing management or ownership interest), the right to elect to purchase the leasehold interest on the terms and conditions at which Tenant proposes to sell or assign its interest. If Landlord or its designee elects not to purchase such interest of Tenant, then Tenant shall be free to sell its interest to a third party, subject to Landlord's prior written consent as provided in Section 23.1. However, if (i) the price at which Tenant intends to sell its interest is reduced by five percent (5%) or more, or (ii) the assignment to the third party is not completed within one hundred eighty (180) days of Landlord's receipt of written notice of Tenant's intention to assign its interest in the Lease, then Tenant shall again offer Landlord the right to acquire its interest; provided, however, that in the case of a change in price, Landlord shall have only fifteen
(15) days to accept such revised offer.

          23.6   BANKRUPTCY LIMITATIONS.

          (a) Tenant acknowledges that this Lease is a lease of nonresidential real property and therefore agrees that Tenant, as the debtor in possession, or the trustee for Tenant (collectively, the "Trustee") in any proceeding under Title 11 of the United States Bankruptcy Code relating to Bankruptcy, as amended (the "Bankruptcy Code"), shall not seek or request any extension of time to assume or reject this Lease or to perform any obligations of this Lease which arise from or after the order of relief.

          (b) If the Trustee proposes to assume or to assign this Lease or sublet the Property (or any portion thereof) to any Person which shall have made a bona fide offer to accept an assignment of this Lease or a subletting on terms acceptable to the Trustee, the Trustee shall give Landlord, and lessors and mortgagees of Landlord of which Tenant has notice, written notice setting forth the name and address of such person and the terms and conditions of such offer, no later than twenty (20) days after receipt of such offer, but in any event no later than ten (10) days prior to the date on which the Trustee makes application to the bankruptcy court for authority and approval to enter into such assumption and assignment or subletting. Landlord shall have the prior right and option, to be exercised by written notice to the Trustee given at any time prior to the effective date of such proposed assignment or subletting, to receive and assignment of this Lease or subletting of the Property to Landlord or Landlord's designee upon the same terms and conditions and for the same consideration, if any, as the bona fide offer made by such person, less any brokerage commissions which may be payable out of the consideration to be paid by such person for the assignment or subletting of this Lease.

          (c) The Trustee shall have the right to assume Tenant's rights and obligations under this Lease only if the Trustee: (a) promptly cures any Event of Default then existing or provides adequate assurance that the Trustee will promptly compensate Landlord for any actual pecuniary loss incurred by Landlord as a result of Tenant's default under this Lease; and (c) provides adequate assurance of future performance under this Lease. Adequate assurance of future performance by the proposed assignee shall include, as a minimum, that: (i) any proposed assignee of this Lease shall provide to Landlord an audited financial statement, dated no later than six (6) months prior to the effective date of such proposed assignment or sublease, with no material change therein as of the effective date, which financial statement shall show the proposed assignee to have a net worth reasonably satisfactory to Landlord or, in the alternative, the proposed assignee shall provide a guarantor of such proposed assignee's obligations under this Lease, which guarantor shall provide an audited financial statement meeting the requirements of (i) above and shall execute and deliver to Landlord a guaranty agreement in form and substance acceptable to Landlord; and
(ii) any proposed assignee shall grant to Landlord a security interest in favor of Landlord in all furniture, fixtures, and other personal property to be used by such proposed assignee in the Property. All payments required of Tenant under this Lease, whether or not expressly denominated as such in this Lease, shall constitute rent for the purposes of Title 11 of the Bankruptcy Code.

          (d) The parties agree that for the purposes of the Bankruptcy code relating to (a) the obligation of the Trustee to provide adequate assurance that the Trustee will "promptly" cure defaults and compensate Landlord for actual pecuniary loss, the word "promptly" shall mean that cure of defaults and compensation will occur no later than sixty (60) days following the filing of any motion or application to assume this Lease; and (b) the obligation of the Trustee to compensate or to provide adequate assurance that the Trustee will promptly compensate Landlord for "actual pecuniary loss", (the term "actual pecuniary loss" shall mean, in addition to any other provisions contained herein relating to Landlord's damages upon default obligations of Tenant to pay money under this Lease and all attorneys' fees and related costs of Landlord incurred in connection with any default of Tenant in connection with Tenant's bankruptcy proceedings).

          (e) Any person or entity to which this Lease is assigned pursuant to the provisions of the Bankruptcy Code shall be deemed, without further act or deed, to have assumed all of the obligations arising under this Lease and each of the conditions and provisions hereof on and after the date of such assignment. Any such assignee shall, upon the request of Landlord, forthwith execute and deliver to Landlord an instrument, in form and substance acceptable to Landlord, confirming such assumption.

          23.7 MANAGEMENT AGREEMENT. Tenant shall not enter into any management agreement that provides for the management and operation of the entire Property by an unaffiliated third party without the prior written consent of Landlord.

                                     ARTICLE 24
                    OFFICER'S CERTIFICATES AND OTHER STATEMENTS

          24.1 OFFICER'S CERTIFICATES. At any time, and from time to time upon Tenant's receipt of not less than ten (10) days' prior written request by Landlord, Tenant will furnish to Landlord an Officer's Certificate certifying that:

          (a) this Lease is unmodified and in full force and effect (or that this Lease is in full force and effect as modified and setting forth the modifications);

          (b)    the dates to which the Rent has been paid;

          (c) whether or not to the best knowledge of Tenant, Landlord is in default in the performance of any covenant, agreement or condition contained in this Lease and, if so, specifying each such default of which Tenant may have knowledge;

          (d) that, except as otherwise specified, there are no proceedings pending or, to the knowledge of the signatory, threatened, against Tenant before or by any court or administrative agency which, if adversely decided, would materially and adversely affect the financial condition and operations of Tenant; and

          (e) responding to such other questions or statements of fact as Landlord shall reasonably request.

          Tenant's failure to deliver such Officer's Certificate within such time shall constitute an acknowledgement by Tenant that this Lease is unmodified and in full force and effect except as may be represented to the contrary by Landlord, Landlord is not in default in the performance of any covenant, agreement or condition contained in this Lease and the other matters set forth in such request, if any, are true and correct. Any such Officer's Certificate furnished pursuant to this Section 24.1 may be relied upon by Landlord and any prospective lender or purchaser.

          24.2 ENVIRONMENTAL STATEMENTS. Immediately upon Tenant's learning, or having reasonable cause to believe, that any Hazardous Material in a quantity sufficient to require remediation or reporting under applicable law is located in, on or under the Property or any adjacent property, Tenant shall notify Landlord in writing of (a) the existence of any such Hazardous Material; (b) any enforcement, cleanup, removal, or other governmental or regulatory action instituted, completed or threatened; (c) any claim made or threatened by any Person against Tenant or the Property relating to damage, contribution, cost recovery, compensation, loss, or injury resulting from or claimed to result from any Hazardous Material; and (d) any reports made to any federal, state or local environmental agency arising out of or in connection with any Hazardous Material in or removed from the Property, including any complaints, notices, warnings or asserted violations in connection therewith.

                                     ARTICLE 25
                                 LANDLORD MORTGAGES

          25.1 LANDLORD MAY GRANT LIENS. Subject to Section 25.2, without the consent of Tenant, Landlord may, from time to time, directly or indirectly, create or otherwise cause to exist any Landlord's Encumbrance upon the Property, or any portion thereof or interest therein, whether to secure any borrowing or other means of financing or refinancing. This Lease is and at all times shall be subject and subordinate to any ground or underlying leases, mortgages, trust deeds or like encumbrances, which may now or hereafter affect the Property and to all renewals, modifications, consolidations, replacements and extensions of any such lease, mortgage, trust deed or like encumbrance. This clause shall be self-operative and no further instrument of subordination shall be required by any ground or underlying lessor or by any mortgagee or beneficiary, affecting any lease or the Property. In confirmation of such subordination, Tenant shall execute promptly any certificate that Landlord may request for such purposes.

          25.2 TENANT'S NON-DISTURBANCE RIGHTS. So long as Tenant shall pay all Rent as the same becomes due and shall fully comply with all of the terms of this Lease and fully perform its obligations hereunder, none of Tenant's rights under this Lease shall be disturbed by the holder of any Landlord's Encumbrance which is created or otherwise comes into existence after the Commencement Date.

          25.3 FACILITY MORTGAGE PROTECTION. Tenant agrees that the holder of any Landlord Encumbrance shall have no duty, liability or obligation to perform any of the obligations of Landlord under this Lease, but that in the event of Landlord's default with respect to any such obligation, Tenant will give any such holder whose name and address have been furnished Tenant in writing for such purpose notice of Landlord's default and allow such holder thirty (30) days following receipt of such notice for the cure of said default before invoking any remedies Tenant may have by reason thereof.

                                     ARTICLE 26
                                SALE OF FEE INTEREST

          26.1 RIGHT OF FIRST OFFER TO PURCHASE. If Landlord intends to sell the Property during the Lease Term, and provided no Event of Default then exists, Tenant shall have a right of first offer to purchase the Property ("Tenant's Right of First Offer to Purchase") on the terms and conditions at which Landlord proposes to sell the Property to a third party. Landlord shall give Tenant written notice of its intent to sell and shall indicate the terms and conditions (including the sale price) upon which Landlord intends to sell the Property to a third party. Tenant shall thereafter have sixty (60) days to elect in writing to purchase the Property and execute a Purchase and Sale Agreement with respect thereto and shall have an additional fifty (50) days to close on the acquisition of the Property on the terms and conditions set forth in the notice provided by Landlord to Tenant; provided that prior to the execution of a binding purchase and sale agreement, Landlord shall retain the right to elect not to sell the Property. If Tenant does not elect to purchase the Property, then Landlord shall be free to sell the Property to a third party. However, if the price at which Landlord intends to sell the Property to a third party is less than 95% of the price set forth in the notice provided by Landlord to Tenant, then Landlord shall again offer Tenant the right to acquire the Property upon the same terms and conditions, provided that Tenant shall have only thirty (30) days thereafter to complete the acquisition at such price, terms and conditions.

          26.2 CONVEYANCE BY LANDLORD. If Landlord shall convey the Property in accordance with the terms hereof other than as security for a debt, Landlord shall, upon the written assumption by the transferee of the Property of all liabilities and obligations of the Lease be released from all future liabilities and obligations under this Lease arising or accruing from and after the date of such conveyance or other transfer as to the Property. All such future liabilities and obligations shall thereupon be binding upon the new owner.

                                      ARTICLE 27
                                     ARBITRATION

          27.1 ARBITRATION. In each case specified in this Lease in which it shall become necessary to resort to arbitration, such arbitration shall be determined as provided in this Section 27.1. The party desiring such arbitration shall give notice to that effect to the other party, and an arbitrator shall be selected by mutual agreement of the parties, or if they cannot agree within thirty (30) days of such notice, by appointment made by the American Arbitration Association ("AAA") from among the members of its panels who are qualified and who have experience in resolving matters of a nature similar to the matter to be resolved by arbitration.

          27.2 ARBITRATION PROCEDURES. In any arbitration commenced pursuant to Section 27.1 a single arbitrator shall be designated and shall resolve the dispute. The arbitrator's decision shall be binding on all parties and shall not be subject to further review or appeal except as otherwise allowed by applicable law. Upon the failure of either party (the "non-complying party") to comply with his decision, the arbitrator shall be empowered, at the request of the other party, to order such compliance by the non-complying party and to supervise or arrange for the supervision of the non-complying party. To the maximum extent practicable, the arbitrator and the parties, and the AAA if applicable, shall take any action necessary to insure that the arbitration shall be concluded within ninety (90) days of the filing of such dispute. The fees and expenses of the arbitrator shall be shared equally by Landlord and Tenant except as otherwise specified above in this Section 27.2. Unless otherwise agreed in writing by the parties or required by the arbitrator or AAA, if applicable, arbitration proceedings hereunder shall be conducted in the State. Notwithstanding formal rules of evidence, each party may submit such evidence as each party deems appropriate to support its position and the arbitrator shall have access to and right to examine all books and records of Landlord and Tenant regarding the Property during the arbitration.

                                     ARTICLE 28
                                   MISCELLANEOUS

          28.1 LANDLORD'S RIGHT TO INSPECT. Tenant shall permit Landlord and its authorized representatives to inspect the Property during usual business hours subject to any security, health, safety or confidentiality requirements of Tenant or any governmental agency or insurance requirement relating to the Property, or imposed by law or applicable regulations. Landlord shall indemnify Tenant for all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against Tenant by reason of Landlord's inspection pursuant to this Section 28.1.

          28.2 BREACH BY LANDLORD. It shall be a breach of this Lease if Landlord shall fail to observe or perform any material term, covenant or condition of this Lease on its part to be performed and such failure shall continue for a period of thirty (30) days after notice thereof from Tenant, unless such failure cannot with due diligence be cured within a period of thirty
(30) days, in which case such failure shall not be deemed to continue if Landlord, within said thirty (30)-day period, proceeds promptly and with due diligence to cure the failure and diligently completes the curing thereof. The time within which Landlord shall be obligated to cure any such failure shall also be subject to extension of time due to the occurrence of any Unavoidable Delay. In no event shall any breach by Landlord permit Tenant to terminate this Lease or permit Tenant to offset any Rent due and owing hereunder or otherwise excuse Tenant from any of its obligations hereunder.

          28.3 COMPETITION BETWEEN LANDLORD AND TENANT. Landlord and Tenant agree that neither party shall be restricted as to other relationships and competition. Affiliates of Tenant shall be allowed to own, lease and/or manage other golf courses that are not affiliated with Landlord, provided that such other ownership, leasing or management arrangements are disclosed to Landlord in writing. Landlord may acquire or own golf courses that may be geographically proximate to one or more golf courses that Tenant or Affiliates of Tenant may own, manage or lease.

          28.4 NO WAIVER. No failure by Landlord or Tenant to insist upon the strict performance of any term hereof or to exercise any right, power or remedy consequent upon a breach thereof, and no acceptance of full or partial payment of Rent during the continuance of any such breach, shall constitute a waiver of any such breach or of any such term. To the extent permitted by law, no waiver of any breach shall affect or alter this Lease, which shall continue in full force and effect with respect to any other then existing or subsequent breach.

          28.5 REMEDIES CUMULATIVE. To the extent permitted by law, each legal, equitable or contractual rights, power and remedy of Landlord or Tenant now or hereafter provided either in this Lease or by statute or otherwise shall be cumulative and concurrent and shall be in addition to every other right, power and remedy. The exercise or beginning of the exercise by Landlord or Tenant of any one or more of such rights, powers and remedies shall not preclude the simultaneous or subsequent exercise by Landlord or Tenant of any or all of such other rights, powers and remedies.

          28.6 ACCEPTANCE OF SURRENDER. No surrender to Landlord of this Lease or of the Property or any part thereof, or of any interest therein, shall be valid or effective unless agreed to and accepted in writing by Landlord and no act by Landlord or any representative or agent of Landlord, other than such a written acceptance by Landlord, shall constitute an acceptance of any such surrender.

          28.7 NO MERGER OF TITLE. There shall be no merger of this Lease or of the leasehold estate created hereby by reason of the fact that the same Person may acquire, own or hold, directly or indirectly, (a) this Lease or the leasehold estate created hereby or any interest in this Lease or such leasehold estate and (b) the fee estate in the Property.

          28.8 QUIET ENJOYMENT. So long as Tenant shall pay all Rent as the same becomes due and shall fully comply with all of the terms of this Lease and fully perform its obligations hereunder, Tenant shall peaceably and quietly have, hold and enjoy the Property for the Term hereof, free of any claim or other action by Landlord or anyone claiming by, through or under Landlord, but subject to all liens and encumbrances of record as of the date hereof or any Landlord's Encumbrances.

          28.9 NOTICES. All notices, demands, requests, consents, approvals and other communications hereunder shall be in writing and delivered or mailed (by registered or certified mail, return receipt requested and postage prepaid), addressed to the respective parties, as set forth below:

If to Landlord:  Golf Trust of America, L.P.
                 14 N. Adger's Wharf
                 Charleston, South Carolina  29401
                 Attn: W. Bradley Blair, II
                 David J. Dick
                 Scott D. Peters

If to Tenant:    E.W.G.C., LLC
                 c/o The Crescent Company
                 1580 S. Milwaukee Avenue, Suite 208
                 Libertyville, Illinois  60048

With a copy to:  David Grossberg
                 Sachnoff & Weaver
                 30 S. Wacker Drive, 28th Floor
                 Chicago, Illinois  60606-7484


          28.10 SURVIVAL OF CLAIMS. Anything contained in this Lease to the contrary notwithstanding, all claims against, and liabilities of, Tenant or Landlord arising prior to any date of termination of this Lease shall survive such termination.

          28.11 INVALIDITY OF TERMS OR PROVISIONS. If any term or provision of this Lease or any application thereof shall be invalid or unenforceable, the remainder of this Lease and any other application of such term or provision shall not be affected thereby.

          28.12 PROHIBITION AGAINST USURY. If any late charges provided for in any provision of this Lease are based upon a rate in excess of the maximum rate permitted by applicable law, the parties agree that such charges shall be fixed at the maximum permissible rate.

          28.13 AMENDMENTS TO LEASE. Neither this Lease nor any provision hereof may be changed, waived, discharged or terminated except by an instrument in writing and in recordable form signed by Landlord and Tenant.

          28.14 SUCCESSORS AND ASSIGNS. All the terms and provisions of this Lease shall be binding upon and inure to the benefit of the parties hereto. All permitted assignees or sublessees shall be subject to the terms and provisions of this Lease.

          28.15 TITLES. The headings in this Lease are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

          28.16 GOVERNING LAW. This Lease shall be governed by and construed in accordance with the laws of the State (but not including its conflict of laws rules).

          28.17 MEMORANDUM OF LEASE. Landlord and Tenant shall, promptly upon the request of either, enter into a short form memorandum of this Lease, in form and substance satisfactory to Landlord and suitable for recording under the State, in which reference to this Lease, and all options contained herein, shall be made. Tenant shall pay all costs and expenses of recording such Memorandum of Lease.

          28.18 ATTORNEYS' FEES. In the event of any dispute between the parties hereto involving the covenants or conditions contained in this Lease or arising out of the subject matter of this Lease, the prevailing party shall be entitled to recover against the other party reasonable attorneys' fees and court costs.

          28.19 NON-RECOURSE AS TO LANDLORD. Anything contained herein to the contrary notwithstanding, any claim based on or in respect of any liability of Landlord under this Lease shall be enforced only against the Property and not against any other assets, properties or funds of (a) Landlord, (b) any director, officer, general partner, limited partner, employee or agent of Landlord, or any general partner of Landlord, any of their respective general partners or stockholders (or any legal representative, heir, estate, successor or assign of any thereof), (c) any predecessor or successor partnership or corporation (or other entity) of Landlord, or any of their respective general partners, either directly or through either Landlord or their respective general partners or any predecessor or successor partnership or corporation or their stockholders, officers, directors, employees or agents (or other entity), or (d) any other Person affiliated with any of the foregoing, or any director, officer, employee or agent of any thereof.

          28.20 NO RELATIONSHIP. Landlord shall in no event be construed for any purpose to be a partner, joint venturer or associate of Tenant or of any subtenant, operator, concessionaire or licensee of Tenant with respect to the Property or any of the Other Leased Properties or otherwise in the conduct of their respective businesses.

          28.21 RELETTING. If Tenant does not exercise its option to extend or further extend the Term under Section 3.2 or if an Event of Default occurs, then Landlord shall have the right during the remainder of the Term then in effect to advertise the availability of the Property for sale or reletting and to show the Property to prospective purchasers or tenants or their agents at such reasonable times as Landlord may elect.

LANDLORD:           GOLF TRUST OF AMERICA, L.P.,
                    a Delaware limited partnership

                    By:  GTA GP, Inc., a Maryland
                         corporation, General Partner



                         By: /s/ W. Bradley Blair, II
                             --------------------------------------
                             W. Bradley Blair, II
                             Its: CEO and President

TENANT:             E.W.G.C., LLC,
                    a Georgia limited liability company


                    By: Eagle Watch Golf Club Limited Partnership,
                        an Illinois limited partnership, its sole member

                        By:  The Crescent Company,
                             its General Partner


                             By: /s/ E. Neal Trogdon
                                 ---------------------------------
                                 E. Neal Trogdon
                                 Its: President